Filed Pursuant to Rule 424B5
Registration File No.: 333-139130
333-139130-02
PROSPECTUS SUPPLEMENT
(To prospectus dated July 22, 2008)
$348,953,000
Merrill Auto Trust Securitization 2008-1
Issuing Entity
ML Asset Backed Corporation
Depositor

Merrill Lynch Bank USA Sponsor	U.S. Bank National Association Master Servicer	CenterOne Financial Services LLC Receivables Servicer
The issuing entity is offering the following securities:

		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes
	Class A-1	A-2a	A-2b	A-3a	A-3b	A-4a	A-4b	Class B	Class C
	Notes	Notes	Notes	Notes	Notes	Notes	Notes	Notes	Notes	Total

Principal Amount	$67,900,000	$58,200,000	$24,000,000	$50,400,000	$46,000,000	$32,880,000	$30,000,000	$23,384,000	$16,189,000	$348,953,000

Interest Rate	2.91653%	4.27000%	LIBOR plus 1.15000%	5.50000%	LIBOR plus 1.90000%	6.15000%	LIBOR plus 2.20000%	6.75000%	7.11000%

Final Scheduled Payment Date	August 17, 2009	December 15, 2010	December 15, 2010	March 15, 2012	March 15, 2012	April 15, 2015	April 15, 2015	April 15, 2015	April 15, 2015

Price to Public(1)	100.00000%	99.99467%	100.00000%	99.98821%	100.00000%	99.97959%	100.0000%	90.34652%	81.82324%	$343,737,240

Underwriting Discount	0.10000%	0.12500%	0.12500%	0.17000%	0.17000%	0.24000%	0.24000%	0.33000%	0.40500%	$628,115

Proceeds to Depositor	99.90000%	99.86967%	99.87500%	99.81821%	99.83000%	99.73959%	99.76000%	90.01652%	81.41824%	$343,109,125	(2)

(1)	Plus accrued interest, if any, from July 25, 2008.

(2)	Before deducting other expenses estimated at $900,000.

Before you purchase any of these securities, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-13 of this prospectus supplement and on page 8 of the prospectus.
These securities are issued by the issuing entity. The securities are obligations of the issuing entity only and not of ML Asset Backed Corporation, the sponsor, the master servicer, the receivables servicer, the administrator, the swap counterparty or any of their respective affiliates.
•	The issuing entity is a Delaware statutory trust formed to issue the securities described in this prospectus supplement.

•	The notes are secured by the assets of the issuing entity, which consist primarily of motor vehicle installment sale contracts all of which are secured by Mitsubishi Motors automobiles, light-duty trucks and sport utility vehicles.

•	The issuing entity will pay interest and principal on the securities on the 15th day of each month, or if the 15th is not a business day, the next business day commencing in August 2008.

•	The issuing entity will pay principal in accordance with the payment priorities described in this prospectus supplement.

•	The issuing entity will enter into interest rate swaps to hedge its floating interest rate obligations on the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes.

•	Credit enhancement will consist of overcollateralization, a reserve account with an initial deposit of $899,371 and, for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order.

•	No application will be made for the notes to be listed on any securities exchange or any other trading or quotation system.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.
JPMorgan
Wachovia Securities

The date of this prospectus supplement is July 22, 2008.

ii

READING THESE DOCUMENTS
     We provide information on the securities in two documents that offer varying levels of detail:
1.	Prospectus — provides general information, some of which may not apply to the securities.

2.	Prospectus Supplement — provides a summary of the specific terms of the securities.
     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S.” If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.
     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page ii in this document and on page ii in the prospectus to locate the referenced sections.
     The Glossary of Terms on page S-74 of this prospectus supplement and the Glossary of Terms on page 83 in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.
     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information.
     We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.
     In this prospectus supplement, the terms “we,” “us” and “our” refer to ML Asset Backed Corporation.
     All dealers effecting transactions in the notes within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligation of dealers to deliver the prospectus and prospectus supplement when acting as underwriter or when selling their unsold allotments or subscriptions.
iii

[THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY OF TERMS OF THE SECURITIES
     The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.
Issuing Entity
Merrill Auto Trust Securitization 2008-1, a Delaware statutory trust, will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of receivables and to establish a reserve account. The receivables are retail installment sale contracts secured by automobiles, light-duty trucks and sports utility vehicles, all of which are Mitsubishi Motors vehicles. The issuing entity will rely upon collections on the receivables to make payments on the securities. The issuing entity will be solely liable for the payment of the securities.
Offered Notes
The notes offered by this prospectus supplement consist of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3a Notes, Class A-3b Notes, Class A-4a Notes, Class A-4b Notes, Class B Notes and Class C Notes. The Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3a Notes, Class A-3b Notes, Class A-4a Notes and Class A-4b Notes are collectively referred to as the “Class A Notes.”
We refer to the Class A-2a Notes and the Class A-2b Notes as the “Class A-2 Notes.” We refer to the Class A-3a Notes and the Class A-3b Notes as the “Class A-3 Notes.” We refer to the Class A-4a Notes and the Class A-4b Notes as the “Class A-4 Notes.”
We refer to the notes that, as described on the cover page, bear interest at a floating rate, as the “floating rate notes” and the notes that bear interest at a fixed rate as the “fixed rate notes.”
Other Securities
The issuing entity will also issue asset backed certificates which will be subordinate to the notes. The certificates are not offered hereby and entitle their holders to residual distributions from the issuing entity.
Closing Date
We expect the issuing entity to issue the securities on or about July 25, 2008.
Cut-off Date
The cut-off date was the close of business on June 30, 2008. The statistical information regarding the receivables contained in this prospectus supplement was calculated as of the cut-off date.
Depositor
ML Asset Backed Corporation, a limited purpose Delaware corporation. The depositor is a wholly-owned subsidiary of Merrill Lynch & Co.
Sponsor
Merrill Lynch Bank USA, an affiliate of the depositor and Merrill Lynch & Co., will sell the receivables to the depositor. The receivables have been originated under the sponsor’s origination program described under

“The Sponsor—MLBUSA Flow Program” in this prospectus supplement.
Receivables Servicer
CenterOne Financial Services LLC services the receivables and performed certain activities on behalf of the sponsor in connection with the origination of the receivables. For a description of the receivables servicer, see “The Receivables Servicer” in this prospectus supplement.
Master Servicer and Securities Administrator
U.S. Bank National Association will act as master servicer and securities administrator on behalf of the issuing entity.
Indenture Trustee
Citibank, N.A., will act as trustee under the indenture pursuant to which the notes will be issued by the issuing entity.
Owner Trustee
U.S. Bank Trust National Association will act as trustee of the issuing entity.
Administrator
Merrill Lynch Bank USA will perform certain administrative functions on behalf of the issuing entity.
Payment Dates
On the 15th day of each month (or if the 15th day is not a business day, the next business day), the issuing entity will pay interest and principal on the securities. The first payment date will be August 15, 2008.
Record Dates
On each payment date, the issuing entity will pay interest and principal, if any, to the holders of the notes as of the related record date. The record dates for the notes will be the day immediately preceding the payment date. If definitive securities are issued for the notes, the record date will be the last day of the month immediately preceding the payment date.
Interest Rates
The issuing entity will pay interest on the notes at the respective fixed or floating per annum rates specified on the cover of this prospectus supplement.
Interest Accrual
Class A-1 and Floating Rate Notes
“Actual/360,” accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.
Class A-2a Notes, Class A-3a Notes, Class A-4a Notes, Class B Notes, Class C Notes
“30/360,” accrued from and including the 15th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the 15th day of the current month.
This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:
(1)	the outstanding principal balance;

(2)	the interest rate; and

(3)	(i) in the case of the Class A-1, Class A-2b, Class A-3b and Class A-4b Notes, the actual number of days in the accrual period divided by 360; and
(ii)	in the case of the Class A-2a, Class A-3a, Class A-4a, Class B and Class C Notes, 30 divided by 360 (or, in the case of the first payment date, 20 divided by 360).
Because the issuing entity will issue floating rate notes, the issuing entity will enter into corresponding interest rate swaps.
For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” in this prospectus supplement.
Priority of Distributions
On each payment date, the issuing entity will distribute available collections with respect to that payment date in the following order of priority:
(1)	Servicing Fees — the master servicing fee to the master servicer and the servicing fee, to the extent not retained from collections, to the receivables servicer;

(2)	Other Issuing Entity Fees and Expenses — the fees payable to the securities administrator and the administrator and any expenses or other additional amounts payable to the indenture trustee, the owner trustee, the securities administrator, the administrator and the master servicer; provided that amounts paid under this Item (2) that are not fees shall not exceed $100,000 during any twelve-month period;

(3)	Swap Payments — to the swap counterparty, the net amount due to it under the interest rate swaps, other than any swap termination amounts;

(4)	Class A Note Interest/ Priority Swap Termination Payments — accrued and unpaid interest due on the Class A Notes for payment ratably to the Class A Noteholders and any priority swap termination payments due to the swap counterparty on the interest rate swaps;

(5)	First Allocation of Principal — to the principal distribution account, an amount equal to the excess, if any, of (x) the aggregate principal amount of the Class A Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related collection period;

(6)	Class B Note Interest — accrued and unpaid interest due on the Class B Notes to the Class B Notes;

(7)	Second Allocation of Principal — to the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes and the Class B Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related collection period minus (2) any amount deposited into the principal distribution account pursuant to Item (5) above;

(8)	Class C Note Interest — accrued and unpaid interest due on the Class C Notes to the Class C Notes;

(9)	Reserve Account — the amount necessary to maintain the specified reserve account balance;

(10)	Regular Allocation of Principal — to the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes, Class B Notes and Class C Notes over (y) the excess, if any, of (A) the aggregate adjusted principal balance of the receivables as of the end of the related collection period, over (B) the target overcollateralization level with respect to such payment date, minus (2) any amounts deposited into the principal distribution account pursuant to Items (5) and (7) above;

(11)	Other Issuing Entity Expenses — to pay expenses or other amounts referred to in Item (2) above that were not paid due to the limitation set forth in that Item;

(12)	Subordinated Swap Termination Payments- to pay any swap termination payments due to the swap counterparty that were not paid under Item (4) above; and

(13)	Residual — any remaining funds to the certificateholders of the certificates issued by the issuing entity.
The adjusted principal balance of a receivable will be calculated on a monthly basis as follows:
•	for non-discount receivables (i.e., receivables with an interest rate at least equal to 7.75% per annum), its adjusted principal balance will be its principal balance; and

•	for discount receivables (i.e., receivables with an interest rate less than 7.75% per annum), its adjusted principal balance will be the present value of all scheduled payments on that receivable, discounted from the due date on a monthly basis at the rate of 7.75% per annum.
We use the concept of adjusted principal balance to determine the amount to be deposited into the principal distribution account as described above and to determine the overcollateralization calculations described in this prospectus supplement.
A “priority swap termination payment” means any swap termination payment payable by the issuing entity relating to (i) an early termination of an interest rate swap agreement following an “event of default” or “termination event” arising under the interest rate swap agreement for which the interest rate swap counterparty is not the “defaulting party” or sole “affected party” or (ii) an early termination of the interest rate swap agreement as a result of “tax events” or “illegality” under the interest rate swap agreement.
For a more detailed description of the priority of payments and the allocation of funds on each payment date, you should refer to “Application of Available Collections” in this prospectus supplement.
Principal Payments
The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date from the principal distribution account will generally be allocated among the notes, sequentially in the following order of priority:
(1)	to the Class A-1 Notes, until paid in full;

(2)	to the Class A-2 Notes, pro rata among the Class A-2a Notes and the Class A-2b Notes, until paid in full;

(3)	to the Class A-3 Notes, pro rata among the Class A-3a Notes and the Class A-3b Notes, until paid in full;

(4)	to the Class A-4 Notes, pro rata among the Class A-4a Notes and the Class A-4b Notes, until paid in full;

(5)	to the Class B Notes, until paid in full; and

(6)	to the Class C Notes, until paid in full.
In addition, if an event of default occurs, the rules for allocating payments on the notes will vary from those described above, as further described herein.
Final Scheduled Payment Dates
The issuing entity will be required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.
Events of Default
The occurrence of any one of the following events will be an event of default under the indenture:
•	a default for 35 days or more in the payment of any interest on any note of the controlling class when the same becomes due and payable;

•	a default in the payment of principal of or any installment of principal of any note when the same becomes due and payable;

•	a default in the observance or performance in any material respect of any material covenant or agreement of the issuing entity made in the indenture that materially and adversely affects the holders of the notes and the continuation of any such default for a period of 30 days after written notice thereof;

•	any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof; or

•	certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the issuing entity.
The controlling class will be the Class A Notes, until the Class A Notes are paid in full, then the Class B Notes until the Class B Notes are paid in full and then the Class C Notes.
Following the occurrence of:
•	an event of default caused by the failure to pay principal or interest on the notes or the occurrence of an event of insolvency or dissolution of the issuing entity that has resulted in an acceleration of the notes, prior to any liquidation of the receivables;

•	any other event of default that has resulted in an acceleration of the notes, prior to any liquidation of the receivables; or

•	any event of default that has resulted in an acceleration of the notes, following the liquidation of the receivables, then, in each such case, principal payments on the notes will be made in the order of priority as described under “Application of Available Collections—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” and “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default” in this prospectus supplement.

Credit Enhancement
The credit enhancement for the securities will be as follows:

Class A Notes	Subordination of the Class B Notes and the Class C Notes, reserve account and overcollateralization;

Class B Notes	Subordination of the Class C Notes, reserve account and overcollateralization; and

Class C Notes	Reserve account and overcollateralization.
Subordination of Principal and Interest
As long as the Class A Notes remain outstanding,
•	payments of interest on the Class B Notes and Class C Notes will be subordinated to payments of interest and, under certain circumstances, principal on the Class A Notes and to certain swap termination amounts due to the swap counterparty on the interest rate swaps, and

•	payments of principal on the Class B Notes and Class C Notes will be subordinated to payments of interest and principal on the Class A Notes, payments of interest on the Class B Notes and to certain swap termination amounts due to the swap counterparty on the interest rate swaps.
As long as the Class A Notes and the Class B Notes remain outstanding,
•	payments of interest on the Class C Notes will be subordinated to payments of interest and, under certain circumstances, principal on the Class A Notes and the Class B Notes and to certain swap termination amounts due to the swap counterparty on the interest rate swaps, and

•	payments of principal on the Class C Notes will be subordinated to payments of interest and principal on the Class A Notes and the Class B Notes, payments of interest on the Class C Notes and to certain swap termination amounts due to the swap counterparty on the interest rate swaps.
For a more detailed discussion of the subordination of the securities and the priority of payments, including changes to the priority after certain events of default, see “Description of the Notes—Payments of Interest,” and “—Payments of Principal,” in this prospectus supplement.
Reserve Account
On each payment date, the securities administrator will apply funds in the reserve account to make the payments set forth in clauses (1) through (8) under the section entitled “Priority of Distributions” above that are not covered by available collections for such payment date. In addition, if the principal balance of a class of notes is not paid in full on the related final scheduled payment date, the securities administrator will withdraw amounts from the reserve account (to the extent available after paying any classes with a higher payment priority) to pay that class in full.
On the closing date, the issuing entity will make an initial deposit of $899,371, representing 0.25% of the aggregate adjusted principal balance of the receivables as of the cut-off date, into the reserve account. Thereafter, on any payment date while the notes are outstanding, the reserve account will be required to have a balance equal to the specified reserve account balance. On each payment date, to the extent of available collections remaining after making required payments on the notes as set forth under “Priority of Distributions”, the issuing entity will make a deposit into the reserve account to fund and maintain the specified reserve account balance.
On each payment date, after all appropriate deposits to and withdrawals from the reserve account, any amounts on deposit in the reserve account in excess of the specified reserve account balance will be released as set forth in the sale and servicing agreement and will thereafter no longer be available to provide credit enhancement to the notes.
The “specified reserve account balance” means an amount equal to 0.25% of the aggregate adjusted principal balance of the receivables as of the cut-off date.
Overcollateralization
The overcollateralization amount is the amount, if any, by which the aggregate adjusted principal balance of the receivables exceeds the aggregate principal amount of the notes. Initially, the aggregate adjusted principal balance of the receivables will exceed the aggregate principal amount of the notes by an amount equal to approximately 3.00% of the aggregate adjusted principal balance of the receivables as of the cut-off date.
Item (10) of “Priority of Distributions” above is intended to result in the application of all remaining available collections to achieve and maintain the target overcollateralization level. This application is expected to result in the payment of more principal of the notes in certain months than the amount of amortization on the aggregate adjusted principal balance of the receivables in the related collection period.
The target overcollateralization level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be sufficient to absorb any or all actual losses on the receivables. The target overcollateralization level on each payment date will be an amount equal to the greater of (x) 5.50% of the aggregate adjusted principal balance of the receivables as of the end of the related collection period or (y) 2.00% of the aggregate adjusted principal balance of the receivables as of the cut-off date.
Optional Prepayment
The master servicer will have the option to purchase the outstanding receivables on any payment date on which the aggregate principal balance of the receivables as of the end of the related collection period has declined to 10% or less of the aggregate principal balance of the receivables as of the cut-off date. The master servicer may exercise its purchase option only if the purchase price is sufficient to pay the full amount of unpaid principal and accrued and unpaid interest (including interest on any past due interest, to the extent lawful) in respect of all the notes. Upon any such purchase, your notes will be prepaid in full.
Property of the Issuing Entity
The property of the issuing entity will primarily include:
•	the receivables and the collections on the receivables after the close of business on the cut-off date (other than the interest portion of any payments that were due on or prior to June 30, 2008);

•	security interests in the vehicles financed by the receivables;

•	certain bank accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

•	other rights under documents relating to the receivables.
Composition of the Receivables
The composition of the receivables as of the cut-off date is as follows:

• Aggregate Principal Balance	$391,005,553.01
• Number of Receivables	20,007
• Average Principal Balance	$19,543.44
(Range)	$153.75 - $47,143.37
• Average Original Amount Financed	$22,135.09
(Range)	$4,990.50 - $47,613.33
• Weighted Average Contract Rate	3.962%
(Range)	0.010% - 16.900%
• Weighted Average Original Term to Maturity	64 months
(Range)	24 months - 72 months
• Weighted Average Payments to Maturity	57 months
(Range)	1 month - 72 months
• Percentage of Aggregate Principal Balance of Receivables for — Mitsubishi Vehicles	100%

Non-Mitsubishi Vehicles	0%

• Non-Zero Weighted Average Credit Score	740

• Range of Credit Scores	524-881

• % missing FICOs	0.51%

• % New Vehicles	100%

• % Used Vehicles	0%

• Top 5 States	Texas: 13%
Florida: 9%
Illinois: 8%
California: 8%
Pennsylvania: 7%
Servicing of the Receivables
The issuing entity will pay the master servicer a master servicing fee for each payment date with respect to the previous month equal to 1/12 of 0.026% of the principal balance of the receivables at the beginning of the previous month. The master servicer will pay the fees of the indenture trustee out of its own funds.
The issuing entity will pay the receivables servicer a servicing fee for each payment date with respect to the previous month equal to 1/12 of 0.750% of the principal balance of the receivables at the beginning of the previous month. The administrator will also reimburse the receivables servicer for certain expenses.
The issuing entity will pay the administrator a fee for each payment date with respect to the previous month equal to 1/12 of 0.250% of the principal balance of the receivables at the beginning of the previous month.
The issuing entity will pay the securities administrator a fee for each payment date with respect to the previous month equal to 1/12 of 0.005% of the principal balance of the receivables at the beginning of the previous month.
The securities administrator will pay the fees of the owner trustee out of its own funds.
The receivables servicer and the administrator will also be entitled to certain supplemental fees and other compensation as described under “Application of Available Collections—Fees and Expenses of the Issuing Entity” in this prospectus supplement.

Removal of Receivables
Following the occurrence of specified uncured breaches of representations and warranties by the sponsor relating to the receivables or specified uncured breaches of servicing covenants, the sponsor may be obligated to repurchase one or more receivables. For a description of when repurchases may be required, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus supplement.
Interest Rate Swaps
The issuing entity will enter into interest rate swaps with Merrill Lynch Capital Services, Inc. as the swap counterparty with respect to each class of floating rate notes.
Under each interest rate swap, on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the issuing entity a floating interest rate of one-month LIBOR plus an applicable spread. For each swap, the notional amount will equal the outstanding principal amount of the applicable class of floating rate notes. See “Application of Available Collections—Interest Rate Swaps” in this prospectus supplement for additional information.
Ratings
It is a condition to the issuance of the securities that at least two nationally recognized rating agencies rate:
•	the Class A-1 Notes in their highest short-term rating category;

•	the Class A-2, Class A-3 and Class A-4 Notes in their highest long-term rating category;

•	the Class B Notes in at least the “A” category (or its equivalent); and

•	the Class C Notes in at least the “BBB” category (or its equivalent).
A rating is not a recommendation to purchase, hold or sell the related notes. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms and do not comment as to market price or suitability for a particular investor. Each rating is independently assigned by the assigning rating agency, and a rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of the notes.
Money Market Eligibility
The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund’s investment policies and objectives.
Minimum Denominations
$1,000 and integral multiples thereof.
Registration, Clearance and Settlement
Book-entry through DTC/Clearstream/ Euroclear.

CUSIP Numbers
Class A-1 Notes:	590168 AA8
Class A-2a Notes:	590168 AB6
Class A-2b Notes	590168 AC4
Class A-3a Notes:	590168 AD2
Class A-3b Notes	590168 AE0
Class A-4a Notes:	590168 AF7

Class A-4b Notes	590168 AG5
Class B Notes:	590168 AH3
Class C Notes:	590168 AJ9
Tax Status
Opinions of Counsel
Sidley Austin llp will deliver its opinion that for federal income tax purposes:
•	the Class A Notes and Class B Notes will, and the Class C Notes should, be characterized as debt; and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
Investor Representations
The issuing entity agrees, and you agree by your purchase, to treat the notes as indebtedness for federal income tax purposes.
Employee Benefit Plan Considerations
The Class A Notes and Class B Notes will generally be eligible for purchase by employee benefit plans, subject to the considerations discussed under “Employee Benefit Plan Considerations” in this prospectus supplement and the prospectus.
The Class C Notes may not be purchased by or on behalf of, or with plan assets of any benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.
Investor Information — Mailing Address and Telephone Number
The mailing address of the principal executive offices of ML Asset Backed Corporation is 250 Vesey Street — 12th Floor, New York, New York 10080. Its telephone number is (212) 449-0336.
[THE REMAINDER OF THIS PAGE HAS BEEN
INTENTIONALLY LEFT BLANK]

TRANSACTION ILLUSTRATION

(1)	Not being offered by this prospectus supplement.

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE COLLECTIONS*

AVAILABLE COLLECTIONS**
1st
MASTER SERVICER AND RECEIVABLES SERVICER
(Current and overdue servicing fees and master servicing fees)
2nd
OTHER ISSUING ENTITY FEES AND EXPENSES
(Limited, for expenses other than fees, to $100,000 during each 12 month period)
3rd
SWAP COUNTERPARTY
(Swap payments other than termination payments)
4th
CLASS A NOTEHOLDERS/SWAP COUNTERPARTY
(Interest due to Class A Noteholders and priority swap termination payments due to the swap counterparty)
5th
PRINCIPAL DISTRIBUTION ACCOUNT
(First Allocation of Principal, if any)
6th
CLASS B NOTEHOLDERS
(Interest due to the Class B Noteholdes)
7th
PRINCIPAL DISTRIBUTION ACCOUNT
(Second Allocation of Principal, if any)
8th
CLASS C NOTEHOLDERS
(Interest due to the Class C Noteholders)
9th
RESERVE ACCOUNT
(to maintain the specified reserve account balance)
10th
PRINCIPAL DISTRIBUTION ACCOUNT
(Regular Principal Distribution Amount)
11th
OTHER TRUST EXPENSES
(to the extent not paid under Item (2))
12th
SWAP COUNTERPARTY
(any termination payments due to the swap counterparty not paid under Item (4))
13th
HOLDERS OF CERTIFICATES
(any remaining amounts)
Principal Distributions from the Principal Distribution Account
Class A-1 Noteholders
(until paid in full)
Class A-2 Noteholders
(until paid in full)
Class A-3 Noteholders
(until paid in full)
Class A-4 Noteholders
(until paid in full)
Class B Noteholders
(until paid in full)
Class C Noteholders
(until paid in full)

*	This flow chart provides only a simplified overview of the monthly flow of funds prior to any acceleration of the notes or the occurrence of any event of default. The priority of payments of principal and interest on the notes will be different after acceleration of the notes following an event of default. See “Application of Available Collections” in this prospectus supplement.

**	On each payment date, the securities administration will use funds in the reserve account to make the payments set forth in items (1) through (8) above that are not covered by available collections. See “Application of Available Collections” in this prospectus supplement.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any of the notes as well as the risk factors set forth in the prospectus.

You May Have Difficulty Selling Your Notes or Obtaining Your Desired Price	The secondary market for asset-backed securities is experiencing significantly reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your notes. The notes will not be listed on any securities exchange or any other trading or quotation system. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. Recently, there have been very few buyers of asset-backed securities and thus there has been a lack of liquidity. Periods of illiquidity in the asset-backed securities market have existed in the past and there may be a similar lack of liquidity in the future. It cannot be determined when or to what extent the current period of reduced liquidity will ease. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

Class B Notes and Class C Notes Are Subject to Progressively Greater Risk Because They Are Subordinated	The Class B Notes bear a greater credit risk than the Class A Notes because payments of principal of the Class B Notes are subordinated as described herein to payments of principal of the Class A Notes.

The Class C Notes bear a greater credit risk than the Class A Notes and the Class B Notes because payments of principal of the Class C Notes are subordinated as described herein to payments of principal of the Class A Notes and the Class B Notes.

Also, after an event of default under the indenture, the payment priorities change so that the Class B Notes and the Class C Notes will become more subordinated to the Class A Notes. You may incur losses on your notes because of the subordination described in this prospectus supplement.

Prepayments and Losses on Your Securities May Result From an Event of Default under the Indenture	An event of default under the indenture may result in

•    losses on your notes if the receivables are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes; and
•    your notes being repaid earlier than scheduled, which may reduce your anticipated yield on your notes and require you to reinvest your principal at a lower rate of return.

See “Description of the Notes—Certain Provisions of the Indenture” and “Application of Available Collections—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement and “The Indenture” in the prospectus.

You May Suffer Losses Because You Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	Because the issuing entity has pledged its property under the indenture to secure payment on the notes, the securities administrator under the indenture may, and at the direction of the holders of a majority of the principal amount of the controlling class of notes will, take one or more of the other actions specified in the indenture relating to the property of the issuing entity, including a sale of the receivables. In exercising any rights or remedies under the indenture, the holders of a majority of the principal amount of the controlling class of notes may be expected to act solely in their own interests. The controlling class will be the Class A Notes until they are paid in full; thereafter, the Class B Notes until they are paid in full; and thereafter, the Class C Notes.

Furthermore, the holders of a majority of the principal amount of the notes, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the notes, under certain circumstances, have the right to waive Events of Servicing Termination or to terminate the master servicer as the master servicer of the receivables without consideration of the effect that the waiver or termination would have on the holders of more subordinate classes of notes and the certificates. The principal amount of the Class A Notes is expected to constitute a majority of the principal amount of the notes until the Class A Notes are paid in full. Consequently, the holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive Events of Servicing Termination or to remove the master servicer until the Class A Notes have been paid in full. Similarly, the holders of Class C Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive any such events or to remove the master servicer until the Class A Notes and the Class B Notes have been paid in full. See “Description of the Notes—Certain Provisions of the Indenture,” “Description of the Transfer and Servicing Agreements—Rights Upon Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in this prospectus supplement.

Failure by the Swap Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes	If the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. In addition, the obligations of the swap counterparty under the interest rate swaps are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your notes.

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the issuing entity for the net amount due, if any, to the swap counterparty under the interest rate swaps. Except in the case of swap termination payments as discussed below, amounts owed to the swap counterparty will be senior to payments on all classes of notes. These payments to the swap counterparty could cause a shortage of funds available on any payment date, in which case you may experience delays or reductions in interest and principal payments on your notes.

In addition, if an interest rate swap terminates as a result of a default by, or other circumstances with respect to the issuing entity, a termination payment may be due to the swap counterparty. Termination payments to the swap counterparty that are priority swap termination payments would be made by the issuing entity out of funds that would otherwise be available to make payments on the notes and would be senior to payments of principal and equal in priority to payments of interest on the Class A Notes. The amount of the termination payment will be based on the market value of the interest rate swap at the time of termination. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes. In that event, you may experience delays or reductions in interest and principal payments on your notes.

The issuing entity will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, in a situation like any of those described above which affects the swaps, the impact would be to reduce the amounts available for distribution to holders of all notes, including the fixed rate notes, not just holders of floating rate notes.

Geographic Concentration May Result in More Risk	The records of the receivables servicer indicate that the billing addresses of the obligors of the receivables, as of the cut-off date, were in the following states:
to You

Percentage of
Aggregate
Principal Balance
Texas	13%

Florida	9%

Illinois	8%

California	8%

Pennsylvania	7%

New York	6%

No other state, by those billing addresses, constituted more than 5% of the aggregate principal balance of the receivables as of the cut-off date. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the issuing entity.

The Return on Your Notes Could be Reduced by Shortfalls Due to the Servicemembers Civil Relief Act	The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to a borrower who enters active military service and to a borrower in reserve status who is called to active duty after the origination of his receivable. The military operations in Iraq and Afghanistan have included the activation to active duty of persons in reserve military status, and may include further calls to active duty.

If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, neither the issuing entity, the sponsor or any servicer or other person will be required to cover such amounts. Any resulting shortfalls in interest or principal payments on the receivables will reduce the amount available to make payments on your notes.

The Failure to Make Principal Payments on the Notes Will Generally Not Result in an Event of Default	The amount of principal required to be paid to noteholders prior to the final scheduled payment date for a class of notes generally will be limited to amounts available for those purposes. Therefore, the failure to repay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for the class of notes.

Risk of Loss or Delay in Payment May Result from Delays in the Transfer of Servicing Due to the Servicing Fee and Receivables Servicer’s Servicing Fee Structure	Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the receivables servicer may be considered insufficient by potential replacement servicers if the related servicing is required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to this reduction in servicing fee, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or receivables servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The Information Relating To Static Pools May Not Reflect Actual Experience	There can be no assurance that the delinquency or loss experience information presented in this prospectus supplement with respect to the sponsor’s prior securitized pool and vintage originations will reflect actual experience with respect to the receivables acquired by the issuing entity.

Risks Relating to Manufacturer Concentration with Respect to the Financed Vehicles	All of the financed vehicles were manufactured and sold under the Mitsubishi Motors brand. For that reason, investors in the notes will have greater exposure to any factors that could specifically affect the values of Mitsubishi Motors vehicles relative to other vehicles generally. If, for any reason, the relative attractiveness of Mitsubishi Motors vehicles to car owners declines or the value of Mitsubishi Motors vehicles declines relative to that of comparable vehicles of other manufacturers, the willingness of obligors to make payments on the receivables could be lessened and the amount of any potential recoveries in respect of defaulted receivables would likely be adversely affected. As a result, losses on the notes could be more likely than would be the case with an otherwise similar pool of receivables secured by a more diversified group of vehicles. Among the events that could cause the adverse consequences described in this risk factor would be any significant adverse financial or business events relating to Mitsubishi Motors or its affiliates or if Mitsubishi Motors were for any reason to cease manufacturing one or more models of motor vehicles or cease selling one or more models of motor vehicles in the United States. Neither the sponsor nor any other party to the transaction documents can provide any assurance or guidance as to the business plans or prospects of Mitsubishi Motors and its affiliates.

THE ISSUING ENTITY
Limited Purpose and Limited Assets
     Merrill Auto Trust Securitization 2008-1 is a statutory trust formed under the laws of the State of Delaware by an amended and restated trust agreement to be dated as of June 30, 2008, between the depositor and U.S. Bank Trust National Association, as owner trustee. The issuing entity will not engage in any activity other than:
•	acquiring, holding and managing the assets of the issuing entity, including the receivables, and the proceeds of those assets;

•	issuing the securities;

•	making payments on the securities; and

•	engaging in other activities that are necessary or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.
     The issuing entity will not acquire any assets other than property described below and certain related assets.
     In addition to the notes offered hereby, the issuing entity will also issue asset backed certificates which will be subordinate to the notes. The certificates will be issued under the trust agreement. The certificates are not offered hereby and entitle their holders to residual distributions from the issuing entity. Initially, the certificates will be retained by an affiliate of the depositor.
     The issuing entity will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the issuing entity to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of June 30, 2008, among the issuing entity, the master servicer and the depositor and to establish the reserve account. The issuing entity will enter into one or more interest rate swap agreements with the swap counterparty on the closing date.
     The issuing entity property will also include:
•	all monies received on the receivables after the close of business on June 30, 2008 (the “Cut-off Date”), other than the interest portion of any payments that were due on or prior to June 30, 2008;

•	security interests in the financed vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

•	the depositor’s rights to certain documents and instruments relating to the receivables;

•	those amounts that from time to time may be held in the accounts maintained for the issuing entity; and

•	any proceeds of the above items.

     The reserve account will be established with and maintained by the securities administrator and pledged to the indenture trustee to secure payments on the notes.
     If the protection provided to the noteholders by subordination, funds in the reserve account and intended overcollateralization is insufficient, the issuing entity will have to look solely to the payments contractually due from the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables in order to make payments on the notes. In that event, various factors, such as the issuing entity not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the receivables servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the issuing entity can distribute to the noteholders. See “Application of Available Collections—Priority of Payments” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the prospectus.
     The obligations of the issuing entity will not be guaranteed by, and you will have no recourse for those obligations against, the sponsor, the depositor, the master servicer, the receivables servicer, the administrator, the owner trustee, the indenture trustee, or securities administrator, any of their respective affiliates or any other person.
Capitalization of the Trust
     The following table illustrates the capitalization of the issuing entity as of the closing date, as if the issuance and sale of the notes and the certificates (which represent the amount of overcollateralization benefiting the notes) had taken place on that date:

Class A-1 Notes	$67,900,000
Class A-2a Notes	58,200,000
Class A-2b Notes	24,000,000
Class A-3a Notes	50,400,000
Class A-3b Notes	46,000,000
Class A-4a Notes	32,880,000
Class A-4b Notes	30,000,000
Class B Notes	23,384,000
Class C Notes	16,189,000
Reserve Account	899,371
Overcollateralization/Certificates	10,795,302

Total	$360,647,673

The Owner Trustee
     U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee under the Amended and Restated Trust Agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp. U.S. Bancorp, with total assets exceeding $242 billion as of March 31, 2008, is the parent company of U.S. Bank, the sixth largest commercial bank in the United States. As of March 31, 2008, U.S. Bancorp served approximately 14.9 million customers, operated 2,522 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank Trust has provided owner trustee services since the year 2000. As of March 31, 2008, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. As of March 31, 2008, U.S. Bank Trust was acting as owner trustee on 60 issuances of auto loan backed securities.
     For a description of the roles and responsibilities of the owner trustee, see “Description of the Receivables Transfer and Servicing Agreements — Certain Matters Regarding the Trustee” in the accompanying prospectus.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

THE RECEIVABLES POOL
     The issuing entity will own a pool of receivables consisting of retail installment sale contracts secured by security interests in the automobiles, light-duty trucks and sports utility vehicles financed by those contracts, all of which are Mitsubishi Motors vehicles. The pool will consist of the receivables acquired by the sponsor prior to the closing date under the MLBUSA Flow Program, which the sponsor will in turn sell to the depositor. The depositor will simultaneously sell those receivables to the issuing entity on the closing date. The receivables will include payments on the receivables that are made after the Cut-off Date, other than the interest portion of any payments that were due prior to June 30, 2008.
     No selection procedures believed by the depositor to be adverse to the noteholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than July 2014. No receivable:
•	will have been identified on the computer files of the receivables servicer as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date.

•	will have a payment more than 60 days past due as of the Cut-off Date, calculated in accordance with the servicer’s customary procedures.

•	is secured by a financed vehicle that has been repossessed.

•	is a balloon loan or a balloon refinance loan.

•	was originated with respect to a used vehicle or through the refinancing of a previously originated loan.
Each receivable
•	has a remaining principal balance, as of the Cut-off Date, of at least $100.

•	has an original term equal or greater than 24 months and less than or equal to 72 months.

•	has a remaining term greater than or equal to one month.

•	is a simple interest receivable.

•	is a subvened receivable.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     The composition of the receivables as of the Cut-off Date is as follows:

Aggregate Pool
Aggregate Principal Balance	$391,005,553.01
Number of Receivables	20,007
Average Principal Balance	$19,543.44
Range of Principal Balances	$153.75 – 47,143.37
Weighted Average Contract Rate	3.962%
Range of Average Contract Rates	0.010% - 16.900%
Weighted Average Original Term to Maturity (months)	64 months
Weighted Average Payments To Maturity (months)	57 months
Weighted Average Payments Made (months)	8 months
Non-Zero Weighted Average FICO Score	740
Range of FICO Scores	524 – 881
% missing FICOs	0.51%
% New Vehicles	100%
% Used Vehicles	0.00%
Percentage of Aggregate Principal Balance of Receivables for Mitsubishi Vehicles	100%
Percentage of Aggregate Principal Balance of Receivables for Non-Mitsubishi Vehicles	0.00%
Top 5 States	Texas: 13%
Florida: 9%
Illinois: 8%
California: 8%
Pennsylvania: 7%
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

Delinquency Experience Regarding The Receivables
     The following table sets forth the delinquency experience regarding the receivables. A receivable is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next monthly due date. The period of delinquency is based on the number of days payments are contractually past due. As of the Cut-off Date, none of the receivables were 60 or more days delinquent and 61 receivables with an aggregate outstanding principal balance of $1,357,564.41 representing 0.35% of the total aggregate principal balance of the receivables were between 30 and 59 days delinquent.

			Percent of
		Aggregate	Aggregate
	Number of	Principal	Principal
Historical Delinquency Status	Receivables	Balance	Balance(1)
Never delinquent for 30 days or more	19,690	$384,358,138.64	98.30%
Delinquent at least once for 30-59 days but never for 60 days or more	278	5,856,665.44	1.50
Delinquent at least once for 60-89 days but never for 90 days or more	31	636,494.03	0.16
Delinquent at least once for 90 days or more	8	154,254.90	0.04

Total	20,007	$391,005,553.01	100.00%

(1)	May not add to 100.00% due to rounding.

     The geographical distribution and distribution by principal balance, contract rate, original term to maturity, remaining term to maturity, and credit score of the receivables, in each case as of the Cut-off Date, are set forth in the following tables.
Geographic Distribution of the Receivables as of the Cut-off Date

			Percentage				Percentage
			of				of
			Aggregate				Aggregate
	Number	Aggregate	Principal		Number	Aggregate	Principal
	of	Principal	Balance		of	Principal	Balance
Location (1)	Receivables	Balance	(2)	Location (1)	Receivables	Balance	(2)
Alabama	217	$4,558,861.87	1.17%	Montana	29	$546,203.52	0.14%
Alaska	12	280,481.42	0.07	Nebraska	111	2,241,879.11	0.57
Arizona	363	7,128,905.70	1.82	Nevada	181	3,690,991.34	0.94
Arkansas	252	5,269,496.41	1.35	New Hampshire	143	2,586,625.99	0.66
California	1,557	30,559,501.31	7.82	New Jersey	975	18,368,381.33	4.70
Colorado	217	4,208,682.67	1.08	New Mexico	107	2,220,636.06	0.57
Connecticut	230	4,415,418.46	1.13	New York	1,296	24,397,266.73	6.24
Delaware	81	1,456,404.94	0.37	North Carolina	464	9,018,392.05	2.31
District of Columbia	9	146,092.89	0.04	North Dakota	16	327,075.21	0.08
Florida	1,805	35,135,888.96	8.99	Ohio	875	17,660,847.90	4.52
Georgia	345	7,266,405.41	1.86	Oklahoma	173	3,526,913.16	0.90
Hawaii	12	217,781.59	0.06	Oregon	79	1,459,111.31	0.37
Idaho	26	499,169.93	0.13	Pennsylvania	1,381	25,494,350.69	6.52
Illinois	1,690	32,315,526.91	8.26	Rhode Island	61	1,067,576.80	0.27
Indiana	561	11,244,748.85	2.88	South Carolina	143	2,787,916.28	0.71
Iowa	139	2,612,277.66	0.67	South Dakota	63	1,244,884.94	0.32
Kansas	140	2,854,283.72	0.73	Tennessee	188	3,852,798.65	0.99
Kentucky	258	5,178,718.04	1.32	Texas	2,361	48,924,140.41	12.51
Louisiana	212	4,275,378.84	1.09	Utah	206	4,142,149.77	1.06
Maine	70	1,364,793.76	0.35	Vermont	45	804,041.77	0.21
Maryland	347	6,755,169.24	1.73	Virginia	386	7,316,092.24	1.87
Massachusetts	377	6,748,770.06	1.73	Washington	255	5,222,087.18	1.34
Michigan	179	3,514,150.80	0.90	West Virginia	144	2,809,256.22	0.72
Minnesota	248	4,645,102.92	1.19	Wisconsin	342	6,420,382.37	1.64
Mississippi	54	1,093,667.86	0.28	Wyoming	33	721,248.58	0.18
Missouri	547	10,380,938.16	2.65	Other	2	27,685.02	0.01

				Totals	20,007	$391,005,553.01	100.00%

(1)	Based on the location of the obligors at origination.

(2)	May not add to 100% due to rounding.

Distribution by Principal Balance of the Receivables as of the
Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
Range of Principal Balance ($)	Receivables	Principal Balance	Balance (1)
0.01 - 5,000.00	76	$278,538.04	0.07%
5,000.01 - 10,000.00	689	5,631,184.34	1.44
10,000.01 - 15,000.00	3,152	41,060,687.00	10.50
15,000.01 - 20,000.00	6,888	121,699,818.07	31.12
20,000.01 - 25,000.00	6,188	137,719,364.44	35.22
25,000.01 - 30,000.00	2,417	65,215,532.46	16.68
30,000.01 - 35,000.00	513	16,293,296.32	4.17
35,000.01 - 40,000.00	79	2,892,470.65	0.74
40,000.01 - 45,000.00	4	167,518.32	0.04
Greater than or equal to 45,000.01	1	47,143.37	0.01

Total	20,007	$391,005,553.01	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Contract Rate of the Receivables
as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
Contract Rate %	Receivables	Principal Balance	Balance (1)
0.001 - 0.500	2,667	$54,205,947.79	13.86%
0.501 - 1.000	2	38,975.15	0.01
1.501 - 2.000	1,584	27,469,572.11	7.03
2.501 - 3.000	2,459	51,291,358.54	13.12
3.501 - 4.000	2,800	48,610,479.30	12.43
4.501 - 5.000	5,141	101,755,017.54	26.02
5.001 - 5.500	1	16,831.53	0.00
5.501 - 6.000	5,007	100,478,747.86	25.70
6.501 - 7.000	105	1,992,126.79	0.51
7.001 - 7.500	1	24,097.35	0.01
7.501 - 8.000	40	797,049.11	0.20
8.001 - 8.500	1	22,635.28	0.01
8.501 - 9.000	29	687,279.68	0.18
9.501 - 10.000	37	865,085.54	0.22
10.501 - 11.000	89	1,826,264.10	0.47
11.501 - 12.000	35	733,530.03	0.19
12.501 - 13.000	1	22,410.44	0.01
13.501 - 14.000	1	19,643.43	0.01
14.501 - 15.000	6	126,822.75	0.03
16.501 - 17.000	1	21,678.69	0.01

Total:	20,007	$391,005,553.01	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Original Term to Maturity of the Receivables
as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
Original Term (in months)	Receivables	Principal Balance	Balance (1)
13 - 24	22	$169,370.58	0.04%
25 - 36	185	2,065,205.46	0.53
37 - 48	2,931	45,849,562.43	11.73
49 - 60	7,948	150,168,494.34	38.41
61 - 72	8,921	192,752,920.20	49.30

Total:	20,007	$391,005,553.01	100.00%

(1)	May not add to 100.00% due to rounding.
Distribution by Remaining Term to Maturity of the Receivables
as of the Cut-off Date

			Percentage of
			Aggregate
Remaining Term to	Number of	Aggregate	Principal
Maturity (in months)	Receivables	Principal Balance	Balance (1)
1 - 12	16	$48,167.92	0.01%
13 - 24	72	535,794.63	0.14
25 - 36	689	9,021,626.64	2.31
37 - 48	3,513	57,191,733.39	14.63
49 – 60	8,271	160,846,386.20	41.14
61 - 72	7,446	163,361,844.23	41.78

Total	20,007	$391,005,553.01	100.00%

(1)	May not add to 100.00% due to rounding.

FICO Score Distribution of the Receivables
as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
FICO	Receivables	Principal Balance	Balance (1)
Not available	100	$1,997,194.05	0.51%
501 - 540	9	193,877.64	0.05
541 - 580	49	1,057,528.17	0.27
581 - 620	205	4,695,201.41	1.20
621 - 660	1,292	27,392,132.56	7.01
661 - 700	3,952	83,290,380.55	21.30
701 - 740	4,199	83,612,470.69	21.38
741 - 780	3,815	73,259,571.14	18.74
781 - 820	4,125	76,071,435.76	19.46
Greater than or equal to 821	2,261	39,435,761.04	10.09

Totals	20,007	$391,005,553.01	100.00%

(1)	May not add to 100.00% due to rounding.

THE DEPOSITOR
     The depositor was incorporated in the State of Delaware on September 22, 1987. The depositor is a wholly-owned subsidiary of Merrill Lynch & Co. Inc. and an affiliate of, the sponsor, the swap counterparty and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. See “The Depositor” in the prospectus. The depositor has acted as depositor in three securitization transactions involving motor vehicle receivables in 2000, 2005, and 2007, respectively. No securitizations of the depositor have defaulted or experienced any early amortization triggering event.
THE SPONSOR
General
     Merrill Lynch Bank USA, or MLBUSA, is an indirect, wholly owned subsidiary of Merrill Lynch & Co. and is an affiliate of the depositor. As sponsor of the securitization transaction described in this prospectus supplement, MLBUSA will pool and sell to the depositor on the closing date substantially all of the outstanding receivables from the MLBUSA Flow Program (described below) that meet the eligibility criteria described in this prospectus supplement. The sale will occur pursuant to the receivables purchase agreement, dated as of June 30, 2008, between MLBUSA as seller, and the depositor. MLBUSA will also perform certain administrative functions described in this prospectus supplement on behalf of the issuing entity as administrator pursuant to the administration agreement, dated as of June 30, 2008, among MLBUSA as the administrator, the issuing entity, the securities administrator and the master servicer.
     MLBUSA is an industrial bank organized under the laws of the State of Utah; deposits are insured by the FDIC. The Bank is supervised and regulated by the FDIC and the Utah Department of Financial Institutions. MLBUSA accepts money market deposit accounts, transaction accounts and certificates of deposit that are principally used to fund consumer and commercial loans and to invest in securities at MLBUSA or its subsidiaries. As of June 27, 2008, MLBUSA had total assets of approximately $58 billion. Its principal executive offices are at 501 South Main, Salt Lake City, UT, 84111. Its telephone number is 801-526-8300.
MLBUSA’s Motor Vehicle Financing Program
     Since 2003 MLBUSA has been engaged in the origination and acquisition of auto loan receivables. It has purchased over $6.4 billion in auto receivables from captive and independent finance companies through whole loan purchases and 3 committed flow programs.
     MLBUSA has sponsored two prior securitization of motor vehicle loans. In June of 2005 and 2007, MLBUSA securitized a portion of its whole loan auto portfolio in the Merrill Auto Trust Securitization (MATS) 2005-1 and the Merrill Auto Trust Securitization (MATS) 2007-1 transactions. MATS 2005-1 involved the securitization of loans originated by a number of different originators (none of which is represented in the transaction described in this prospectus supplement). MATS 2005-1 and MATS 2007-1 resulted in the issuance of approximately $1.8 and $0.77 billion dollars, respectively, in asset-backed notes that were offered under the depositor’s registration statement.
MLBUSA Flow Program
     All of the receivables to be transferred to the issuing entity are retail installment contracts that were originated under the MLBUSA Flow Program.
     In July 2005, MLBUSA entered into an agreement with Mitsubishi Motors Credit of America Inc., or MMCA, giving MLBUSA the exclusive right to purchase, on a committed flow basis, retail installment contracts generated through MMCA’s relationship with Mitsubishi dealers (referred to herein as the “MLBUSA Flow Program”). On July 1, 2008, the parties to the MLBUSA Flow Program elected to terminate the program and replace it with a secured lending commitment from a subsidiary of MLBUSA.
     In the MLBUSA Flow Program, MMCA retained dealer and customer relationships while MLBUSA (i) maintained exclusive control over the credit policy, underwriting and pricing of the retail installment contract originations, (ii) purchased retail installment contracts originated solely through the established network of franchised Mitsubishi dealerships, and (iii) purchased only those contracts that were determined to meet the MLBUSA Flow Program credit guidelines. The retail installment contracts were generally purchased by MLBUSA within one business day of the dealer funding.
     CenterOne was selected by MLBUSA to manage the originations process on its behalf based on their captive operations background, their established systems and risk tools and their familiarity with dealership operations. A separate credit originations group dedicated to the MLBUSA Flow Program was established at CenterOne in July 2005 for that purpose and functioned in that role until termination of the program on July 1, 2008.
     MLBUSA utilized a credit/underwriting program for the MLBUSA Flow Program that was developed by MLBUSA with the assistance of CenterOne and its affiliate Monetrics. Development goals were to (i) limit approval rates in lower FICO populations while increasing approval rates in the highest FICO tier, (ii) achieve overall performance levels consistent with the FICO populations and other credit guidelines and (iii) introduce FICO tiering to facilitate pricing and improve dealer perception of the program.
     Since May 2003, including in connection with the MLBUSA Flow Program, CenterOne has used the Monetrics Decision Engine (“MDE”) for credit program management as well as automation of decisions. The MDE is an expert-based judgmental model used to rank risk and provide guidance on manual decisions. It divides all applications into seven FICO-score-based tiers for pricing and credit risk management. The MDE also uses risk elements to categorize the applications into different Monetrics profiles, which segregate applications and generate a judgmental score. Each profile evaluates different elements of the application and credit bureau information.
     For the MLBUSA Flow Program the application’s Monetrics Score was compared with a cut-off score. If the application did not trigger a referral through the MDE process, the credit granting decision was based on whether the Monetrics Score was higher or lower than the cut-off score. If the application triggered a referral, the application was then routed to a credit analyst for a judgmental review resulting in a manual approval or decline. Manual decision factors included verification of errors in Credit Bureau information, information obtained outside of the application through investigation, verification or documentation, or the overall evaluation of the application by the credit analyst. All overrides of the MDE decision were reviewed by the credit manager.
     Each dealer that originated contracts purchased through the MLBUSA Flow Program made representations and warranties with respect to the contracts and the security interests in the related motor vehicles either in a separate dealer agreement or as part of an assignment of a contract from the dealer to MMCA. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the contracts. Upon breach of any representation or warranty made by a dealer with respect to a contract, MMCA has a right of recourse against such dealer to require it to purchase such contract. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor. Through the MLBUSA Flow Program, MLBUSA has obtained all of the rights and remedies accorded MMCA with regard to the dealer’s assignment of the contracts.
THE RECEIVABLES SERVICER
     CenterOne Financial Services LLC (“CenterOne”) is a Delaware limited liability company and a subsidiary of JM Family Enterprises, Inc., a diversified automotive company focusing on vehicle distribution and processing, finance and insurance services, and third-party servicing. CenterOne and its affiliates have been providing motor vehicle loan, retail installment sale contracts and lease servicing for over 20 years. As of December 31, 2005, 2006 and 2007, CenterOne and its affiliates were servicing for third parties approximately 365,000, 261,000 and 160,000 motor vehicle receivables (loans, retail installment sale contracts and leases) with an aggregate outstanding balance of approximately $4.9 billion, $3.7 billion and $2.1 billion, respectively. The number and aggregate principal amount of serviced receivables varies as additional pools and receivables are added to the serviced portfolio and those receivables liquidate. CenterOne’s operations concentrate on six key areas: originations; loan, retail installment sale contract and lease servicing; collections; pro-active remarketing; vehicle remarketing and back-up servicing. CenterOne is a leader in providing third-party servicing solutions and has earned and currently maintains Standard & Poor’s STRONG servicer rating, the highest possible, as a consumer finance, automobile loan and lease servicer. The principal executive offices of CenterOne are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.
     CenterOne will service the receivables in accordance with the terms of the Servicing Agreement, dated as of June 30, 2008, among CenterOne, U.S. Bank National Association, as master servicer, and Merrill Lynch Bank USA, as administrator, as amended from time to time (the “receivables servicing agreement”). Pursuant to the terms of the receivables servicing agreement, CenterOne is required to manage, service, administer, and make collections on the receivables with reasonable care, using that degree of skill and attention that CenterOne and World Omni Financial Corp., its parent, exercises with respect to all comparable automobile receivables it services for itself and others, and in performing its duties will comply in all material respects with all requirements of applicable federal, state, and local laws and regulations. CenterOne’s duties under the receivables servicing agreement include collection and posting of all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment invoices to obligors, reporting tax information to obligors, accounting for collections and furnishing monthly and annual statements to the master servicer with respect to distributions and monthly data tapes containing information regarding the receivables. CenterOne generally will follow its customary standards, policies and procedures in performing its duties in servicing the receivables. In accordance with those standard procedures, CenterOne does not verify the continued existence of insurance coverage. CenterOne is permitted to delegate its servicing duties under the receivables servicing agreement, provided CenterOne remains primarily liable for those duties. CenterOne may not resign from its obligations and duties under the receivables servicing agreement unless the master servicer consents or CenterOne determines that its duties are no longer permissible under applicable law or regulations. In addition, CenterOne may be terminated as servicer by the master servicer after the occurrence of specified events of default under the receivables servicing agreement, but CenterOne will remain obligated to perform its obligations under the receivables servicing agreement until a successor servicer has been appointed.
     CenterOne currently has service centers located in Mobile, Alabama and St. Louis, Missouri. These centers handle collection activities, remarketing and operational accounting, dealer and customer inquiries, and front end and deficiency balance recovery collections. In the normal course of business, incoming calls from obligors are processed through a Voice Response Unit, which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those obligors that are unable to resolve their issues through the Voice Response Unit.
     Under the receivables servicing agreement, CenterOne is required to make reasonable efforts, consistent with its customary standards, policies and procedures, to collect all payments called for under the terms and provisions of the receivables as and when they become due and will follow such collection procedures as it follows with respect to comparable receivables that it services for itself and others. A receivable is considered delinquent for collection purposes if 10% or more of any due payment remains unpaid. In general, a delinquent account that has aged to seven days of delinquency is assigned to a risk group that determines the collection calling strategies and timelines applicable to that account. Risk groups are developed, based on the obligor’s behavioral score, to establish when the first call will be made or the first letter will be sent to that obligor. Accounts are also segregated into specialized call worklists based on legal requirements applicable to the accounts. These specialized worklists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Accounts that have aged to 30 days of delinquency are scored again on a late stage behavioral score card. Specialized manual account calling is initiated at later stages of delinquency status.
     In most cases, collection efforts are enhanced by the use of an automated dialing system. In other cases, calls to obligors are placed by CenterOne or by independent contractors retained by CenterOne. While CenterOne’s collection efforts are centralized, independent contractors handle all repossession assignments in localities across the United States. CenterOne will use reasonable efforts, consistent with its customary standards, policies and procedures, to repossess the vehicle securing any receivable as to which CenterOne determines eventual payment in full is unlikely. Independent repossession contractors utilized by CenterOne are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency is pursued by CenterOne or, if the deficiency remains uncollected for a period of six months, by an independent collection contractor retained by CenterOne. Deficiency balances are pursued to the extent the obligor is deemed to have sufficient assets or is currently employed for garnishment purposes, where permitted by state law. CenterOne is not obligated to pursue legal action against the obligors.
     CenterOne may grant extensions, rebates and adjustments on a receivable as it determines are appropriate to maximize collection, but it may not grant more than two one-month extensions in a 12-month period or six one-month extensions for any receivables, and no extensions may be granted beyond April 15, 2015. In addition, CenterOne may not change the annual percentage rate (except as required by applicable law), modify the amount financed or change the number of scheduled payments of any receivable. CenterOne may in its discretion waive any late payment charges or any other fees that may be collected in the ordinary course of servicing a receivable. CenterOne will not make any advances with respect to any delinquent receivable.
     During the preceding three years, CenterOne has modified its servicing policies and procedures to:
•	extend the date on which the servicer commences follow-up calls to dealers on title tracking from 120 days to 180 days after the date on which the applicable retail installment contract is originated;

•	revise the behavioral scoring model that is used to assign obligors to risk groups for collection purposes; and

•	conform certain procedures to reflect changes in the Fair Credit Reporting Act that resulted from the enactment of the Fair and Accurate Credit Transactions Act (the primary purpose of these changes was to assist consumers in preventing identity theft).
     Except as set forth above, CenterOne has not modified its servicing policies and procedures in any material respect during the preceding three years.
     Pursuant to the receivables servicing agreement, CenterOne will maintain possession of the receivables files delivered to it and will act with reasonable care, using the degree of skill and attention that it exercises with respect to receivables files relating to all comparable automotive receivables that CenterOne services for itself and others, and will conduct audits of the receivables files in accordance with its customary standards, policies and procedures. Titles are maintained in account number order in fire resistant cabinets in CenterOne’s file room or a storage facility chosen by CenterOne. Only authorized CenterOne associates, auditors and other representatives are permitted to access the title files.
     Except as specifically provided in the receivables servicing agreement, neither CenterOne nor any of its directors, officers, employees or agents will be liable for taking any action or for refraining from taking any action in connection with its performance of its duties as servicer, but will remain liable for any liability resulting from its failure to perform in accordance with the terms of the receivables servicing agreement in all material respects or by reason of willful misfeasance, bad faith or gross negligence. CenterOne shall have no responsibility for any failure, error or delay resulting from information prepared by others or others failing to provide required information. CenterOne is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the receivables servicing agreement that, in its opinion, may cause it to incur any expense or liability for which reimbursement is not available or that involves the assertion of an affirmative defense or counterclaim by the obligor.
THE MASTER SERVICER AND SECURITIES ADMINISTRATOR
     The information set forth in the following paragraphs has been provided by U.S. Bank National Association.
     U.S. Bank National Association (“U.S. Bank”) will act as master servicer pursuant to the sale and servicing agreement, and will act as securities administrator pursuant to the indenture. U.S. Bancorp, with total assets exceeding $242 billion as of March 31, 2008, is the parent company of U.S. Bank, the sixth largest commercial bank in the United States. As of March 31, 2008, U.S. Bancorp served approximately 14.9 million customers, operated 2,522 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The sale and servicing agreement will be administered from U.S. Bank’s corporate trust office located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, MN 55107-2292.
     U.S. Bank has provided corporate trust services since 1924. As of March 31, 2008, U.S. Bank was acting as trustee with respect to over 82,000 issuances of securities with an aggregate outstanding principal balance of over $2.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
     U.S. Bank’s procedures for performing its calculation duties as required by the sale and servicing agreement are set forth as follows:
     A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the noteholders and various other parties. All trigger events set forth in the sale and servicing agreement will be modeled without regard to probability of occurrence.

     Prior to the first distribution to the noteholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System output. The Supervisor will also review the content of the noteholder statements prior to the first payment date to ensure that all information required by the Documents is present and correct.
     The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the noteholders statement includes all items required to be reported by the Documents.
     On a monthly basis, an Analyst will obtain from the receivables servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the Cut-off Date or the most recent collection period. Once the loan data is confirmed with the receivables servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.
     To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the receivables servicer, U.S. Bank will do so based on information received from the sponsor or the receivables servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the receivables servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the receivables servicer.
     The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.
     In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates. However, the securities administrator acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each noteholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed noteholder statement prior to its distribution. As of January 1, 2006, all offices of the securities administrator were applying the procedures set forth above.
     The master servicer is responsible for managing, servicing, and administering the receivables and will engage the receivables servicer to perform these obligations. The master servicer is responsible for compiling the information received from the receivables servicer and preparing the monthly servicer reports and remittances. In addition, it is responsible for monitoring the performance of the receivables servicer under the terms of its servicing agreement. In preparing the monthly reports, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the receivables servicer. The master servicer will furnish, or cause to be furnished, the tax, accounting, and compliance reports required under the terms of the sale and servicing agreement. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the sale and servicing agreement. Upon the occurrence of certain servicer events of termination under the terms of the servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against the receivables servicer. In the past three years, the master servicer has not made material changes to its master servicing policies and procedures for auto loans. As of March 31, 2008, U.S. Bank was acting as master servicer for approximately two securitizations of auto loans with an aggregate outstanding principal balance of approximately $801,214,506.00.
     Under the indenture, the securities administrator’s material duties will be (i) to authenticate and deliver the notes; (ii) to maintain a note registrar; (iii) to calculate and make the required distributions to noteholders on each payment date; (iv) to prepare and make available to noteholders the monthly distribution reports and any other reports required to be delivered by the securities administrator; (v) send a notice to holders of a class of note when the remaining note principal balance of such class of notes is to be paid on a specified payment date; (vi) to perform certain tax administration services for the issuing entity and (vii) to communicate with investors and rating agencies with respect to the notes. In performing the obligations set forth in clauses (iii) and (iv) above, the securities administrator will be able to rely on the monthly loan information provided to it by the receivables servicer, and will perform all obligations set forth above solely to the extent described in the sale and servicing agreement. The securities administrator will make each monthly statement available to the noteholders via the securities administrator’s internet website at “http://www.usbank.com/abs. Noteholders with questions may direct them to the securities administrator’s bondholder services group at 800-934-6802.
     For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the prospectus.
THE INDENTURE TRUSTEE
     Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, will be named indenture trustee under the Indenture. The indenture trustee’s offices for notices under the Indenture are located at 388 Greenwich Street, 14th Floor, New York, New York 10013, and its telephone number is (800) 422-2066.
     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the sale and servicing agreement prior to the appointment of a successor, the indenture trustee will perform such obligations until a successor master servicer is appointed. Notwithstanding the foregoing, the indenture trustee will be permitted to, if it is unwilling to so act, or will be required to, if it is legally unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the sale and servicing agreement. If the indenture trustee resigns or is removed under the terms of the Indenture, a successor indenture trustee shall promptly be appointed by the issuing entity. If no such successor indenture trustee is appointed within a 90 day period, then a court of competent jurisdiction may be petitioned to appoint a successor indenture trustee.
     As compensation to the indenture trustee in respect of its obligations under the indenture, the indenture trustee’s annual fee will be paid by the master servicer pursuant to a separate agreement between the master servicer and the indenture trustee.
     The indenture trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the issuing entity against any loss, liability or expense set forth in the Indenture. The trustee’s duties are limited solely to its express obligations under the Indenture. See “Description of the Notes” in this prospectus supplement.
     The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2008, Citibank’s Agency and Trust group manages in excess of $4.5 trillion in fixed income and equity investments on behalf of approximately 2,800 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2008, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 100 various asset backed trusts supported by auto loans or leases.
AFFILIATIONS AND RELATED TRANSACTIONS
     The depositor is an affiliate of the sponsor and each of the depositor and the sponsor is a wholly owned subsidiary of Merrill Lynch & Co. Inc., and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, and the swap counterparty.
     There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between the sponsor or the depositor and the receivables servicer, the master servicer, the owner trustee, the indenture trustee or the swap counterparty.
STATIC POOL DATA
     Appendix A to this prospectus supplement sets forth in tabular format static pool information about
•	vintage originations relating to receivables in the MLBUSA Flow Program and

•	the prior pool of retail motor vehicle receivables that was securitized by the sponsor in the Merrill Auto Trust Securitization 2005-1 transaction and the Merrill Auto Trust Securitization 2007-1 transaction.
     Static pool information consists of cumulative credit losses, delinquency and prepayment data for the identified pools and summary information for the original characteristics of the pools. The characteristics of the securitized pool included in Appendix A vary from the characteristics of the receivables in this transaction. For example, none of the receivables in the Merrill Auto Trust Securitization 2005-1 securitized pool was originated through the sponsor’s MLBUSA Flow program but rather by other originators as identified in Appendix A. In addition, for both the vintage and securitization pools set forth in Appendix A, the performance of the pools has been affected by the social, economic and other conditions existing during the period covered by that performance data. As a result, there can be no assurance that the static pool data in Appendix A will correspond to or be an accurate predictor of the performance of this securitization transaction.
     Information in Appendix A relating to pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES
     The securities administrator will provide to you in each report that it will deliver to you a factor that you can use to compute your portion of the principal amount outstanding on your class of notes.
Computation of the Factor For Your Class of Notes
     The securities administrator will compute a separate factor for each class of notes. The factor for each class of notes will be a nine-digit decimal computed by the securities administrator as a fraction of the initial outstanding principal amount of such class of notes prior to each distribution with respect to that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date after giving effect to payments to be made on that payment date.
Your Portion of the Outstanding Amount of the Notes
     For each note you own, your portion of the principal amount outstanding on that class of notes is the product of —
•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the securities administrator in the manner described above.

The Factors Described Above Will Decline as the Issuing Entity Makes Payments on the Notes
     Each of the factors described above will initially be 1.000000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These principal amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the related originator and liquidations of the receivables.
MATURITY AND PREPAYMENT CONSIDERATIONS
     Additional information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Maturity and Prepayment Considerations” in the prospectus.
     Principal on the notes will generally be paid sequentially to each class based on its relative seniority. Thus no principal will be paid on the Class C Notes until each other class of notes is paid in full, and no principal will be paid on the Class B Notes until the Class A Notes are paid in full. No principal payments will be made on the Class A-2 Notes, Class A-3 Notes or Class A-4 Notes until the Class A-1 Notes are paid in full, no principal payments will be made on the Class A-3 Notes or Class A-4 Notes until the Class A-2 Notes are paid in full and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes are paid in full. See “Description of the Notes—Payments of Principal” in this prospectus supplement. If an Event of Default occurs, then these payment priorities will change somewhat. See “Application of Available Collections—Priority of Payments Following Event of Default Resulting in Acceleration of the Notes” and “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default” in this prospectus supplement.
     Since the rate of payment of principal of each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective final scheduled payment date.
     We Cannot Assure You That Your Notes Will Be Repaid on the Related Final Scheduled Payment Date. It is expected that final payment of each class of notes will occur on or prior to its final scheduled payment date. Failure to make final payment of any class of notes by its final scheduled payment date would constitute an Event of Default under the indenture. See “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default” in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to its final scheduled payment date. If sufficient funds are not available, final payment of any class of notes could occur later than that date.
     The Level of Prepayments of the Receivables and Required Purchases by the Sponsor are Unpredictable and May Affect Payments on the Notes. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the sponsor may be obligated to purchase receivables, directly or indirectly through the depositor, from the issuing entity. See "The Receivables Pool” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the notes. Higher rates of prepayments on receivables with higher interest rates may also decrease the amounts available to be deposited in the Reserve Account. The noteholders will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of payments in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the issuing entity than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time.
     Risks of slower or faster repayments. Noteholders should consider —
•	in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.
Illustration of the Effect of Prepayments on the Weighted Average Life of the Notes
     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.
     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.
     The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than its final scheduled payment date. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.
     The tables (collectively, the “ABS Tables") captioned “Percent of Initial Principal Amount at Various ABS Percentages” have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that —

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes are made on each payment date beginning on August 15, 2008 (and each payment date is assumed to be the 15th day of the applicable month), as described under “Application of Available Collections—Priority of Payments” in this prospectus supplement;

•	no event of default occurs;

•	the balance in the Reserve Account on each payment date is the specified reserve account balance described in the summary under “Reserve Account”;

•	the master servicer does not exercise its option to purchase the receivables as described under “Description of the Notes—Optional Prepayment” in this prospectus supplement;

•	the interest rates on the notes are and will at all times be equal to: (i) 2.96505%, with respect to the Class A-1 Notes; (ii) 4.37%, with respect to the Class A-2a Notes and the Class A-2b Notes; (iii) 5.12%, with respect to the Class A-3a Notes and the Class A-3b Notes; (iv) 5.98%, with respect to the Class A-4a Notes and the Class A-4b Notes; (v) 6.75%, with respect to the Class B Notes; (vi) 7.11%, with respect to the Class C Notes and are paid assuming a 30/360 interest accrual (except for the Class A-1 Notes which are paid assuming an actual/360 interest accrual);

•	the notes are issued on July 25, 2008 and will begin to accrue interest on that date;

•	no net swap payments are made to the issuing entity under the interest rate swaps;

•	the servicing fee rate is equal to 0.750% per annum;

•	the fees of the indenture trustee are equal to $0.00;

•	the fees of the owner trustee and securities administrator are equal to a total of 0.005% per annum;

•	the administration fee rate is equal to 0.250% per annum; and

•	the master servicing fee rate is equal to 0.026% per annum.
     The ABS Tables indicate the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.
     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average Contract Rate, weighted average original term to maturity and weighted average payments to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed Cut-off Date of June 30, 2008.

			Weighted Average	Weighted Average
	Aggregate Principal	Weighted Average	Original Term to	Payments to Maturity
Pool	Balance ($)	Contract Rate (%)	Maturity (In Months)	(In Months)
1	$4,980.72	10.900%	36	35
2	504,572.83	10.440	72	60
3	61,204.18	9.826	72	45
4	17,454.58	7.900	48	45
5	486,781.35	8.067	60	57
6	268,780.28	8.640	60	49
7	2,361,599.51	10.810	72	70
8	1,417,025.60	10.434	72	63
9	2,345,055.06	3.029	35	28
10	34,166,001.72	5.113	72	60
11	1,016,058.98	4.049	72	50
12	14,707,268.21	2.789	48	45
13	31,124,071.69	2.286	48	38
14	90,583,004.19	2.614	60	55
15	58,715,236.73	2.966	60	49
16	13,582.82	5.900	64	52
17	72,018,181.14	5.248	72	68
18	81,194,693.42	5.044	72	62
Total	$391,005,553.01

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average original and weighted average remaining terms to maturity of the receivables are as assumed. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

Percent of Initial Principal Amount at Various ABS Percentages

	Class A-1 Notes						Class A-2 Notes
Payment Date	0.00%	0.50%	0.80%	1.10%	1.40%	1.70%	0.00%	0.50%	0.80%	1.10%	1.40%	1.70%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100
August 15, 2008	90	87	86	84	81	79	100	100	100	100	100	100
September 15, 2008	81	76	72	68	64	60	100	100	100	100	100	100
October 15, 2008	73	64	59	53	47	40	100	100	100	100	100	100
November 15, 2008	64	52	45	38	30	21	100	100	100	100	100	100
December 15, 2008	55	41	32	23	13	3	100	100	100	100	100	100
January 15, 2009	45	29	19	8	0	0	100	100	100	100	98	89
February 15, 2009	36	18	6	0	0	0	100	100	100	96	86	76
March 15, 2009	27	7	0	0	0	0	100	100	96	85	75	63
April 15, 2009	18	0	0	0	0	0	100	97	86	75	63	51
May 15, 2009	9	0	0	0	0	0	100	89	77	65	52	38
June 15, 2009	*	0	0	0	0	0	100	81	68	55	41	26
July 15, 2009	0	0	0	0	0	0	94	73	59	45	30	14
August 15, 2009	0	0	0	0	0	0	87	65	50	35	20	3
September 15, 2009	0	0	0	0	0	0	80	57	42	26	9	0
October 15, 2009	0	0	0	0	0	0	73	49	33	16	0	0
November 15, 2009	0	0	0	0	0	0	66	41	24	7	0	0
December 15, 2009	0	0	0	0	0	0	59	33	16	0	0	0
January 15, 2010	0	0	0	0	0	0	52	25	7	0	0	0
February 15, 2010	0	0	0	0	0	0	45	17	0	0	0	0
March 15, 2010	0	0	0	0	0	0	38	9	0	0	0	0
April 15, 2010	0	0	0	0	0	0	31	1	0	0	0	0
May 15, 2010	0	0	0	0	0	0	24	0	0	0	0	0
June 15, 2010	0	0	0	0	0	0	16	0	0	0	0	0
July 15, 2010	0	0	0	0	0	0	9	0	0	0	0	0
August 15, 2010	0	0	0	0	0	0	2	0	0	0	0	0
September 15, 2010	0	0	0	0	0	0	0	0	0	0	0	0
October 15, 2010	0	0	0	0	0	0	0	0	0	0	0	0
November 15, 2010	0	0	0	0	0	0	0	0	0	0	0	0
December 15, 2010	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (1)	0.47	0.37	0.32	0.28	0.25	0.22	1.54	1.25	1.10	0.98	0.87	0.77

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

*	Indicates a number less than 0.5% but greater than 0.0%.
The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount at Various ABS Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0.00%	0.50%	0.80%	1.10%	1.40%	1.70%	0.00%	0.50%	0.80%	1.10%	1.40%	1.70%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100
August 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
September 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
October 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
November 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
December 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
January 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
February 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
March 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
April 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
May 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
June 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
July 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
August 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
September 15, 2009	100	100	100	100	100	93	100	100	100	100	100	100
October 15, 2009	100	100	100	100	99	83	100	100	100	100	100	100
November 15, 2009	100	100	100	100	90	74	100	100	100	100	100	100
December 15, 2009	100	100	100	98	82	65	100	100	100	100	100	100
January 15, 2010	100	100	100	90	73	56	100	100	100	100	100	100
February 15, 2010	100	100	99	83	65	47	100	100	100	100	100	100
March 15, 2010	100	100	92	75	57	39	100	100	100	100	100	100
April 15, 2010	100	100	85	68	50	30	100	100	100	100	100	100
May 15, 2010	100	94	78	60	42	22	100	100	100	100	100	100
June 15, 2010	100	88	71	53	34	14	100	100	100	100	100	100
July 15, 2010	100	81	64	46	27	6	100	100	100	100	100	100
August 15, 2010	100	75	57	39	20	0	100	100	100	100	100	97
September 15, 2010	95	68	51	32	12	0	100	100	100	100	100	86
October 15, 2010	89	62	44	26	5	0	100	100	100	100	100	75
November 15, 2010	83	55	38	19	0	0	100	100	100	100	97	64
December 15, 2010	76	49	31	12	0	0	100	100	100	100	87	53
January 15, 2011	70	42	25	5	0	0	100	100	100	100	77	43
February 15, 2011	63	36	18	0	0	0	100	100	100	98	67	34
March 15, 2011	57	30	12	0	0	0	100	100	100	89	57	24
April 15, 2011	51	24	6	0	0	0	100	100	100	79	48	16
May 15, 2011	44	17	0	0	0	0	100	100	99	70	39	7
June 15, 2011	37	11	0	0	0	0	100	100	89	61	31	0
July 15, 2011	31	4	0	0	0	0	100	100	80	52	22	0
August 15, 2011	24	0	0	0	0	0	100	97	71	43	15	0
September 15, 2011	17	0	0	0	0	0	100	87	61	35	7	0
October 15, 2011	11	0	0	0	0	0	100	78	53	27	0	0
November 15, 2011	5	0	0	0	0	0	100	69	45	20	0	0
December 15, 2011	0	0	0	0	0	0	97	61	37	13	0	0
January 15, 2012	0	0	0	0	0	0	88	52	30	6	0	0
February 15, 2012	0	0	0	0	0	0	78	44	22	0	0	0
March 15, 2012	0	0	0	0	0	0	68	35	15	0	0	0
April 15, 2012	0	0	0	0	0	0	58	27	7	0	0	0
May 15, 2012	0	0	0	0	0	0	48	19	*	0	0	0
June 15, 2012	0	0	0	0	0	0	39	11	0	0	0	0
July 15, 2012	0	0	0	0	0	0	29	3	0	0	0	0
August 15, 2012	0	0	0	0	0	0	19	0	0	0	0	0
September 15, 2012	0	0	0	0	0	0	12	0	0	0	0	0
October 15, 2012	0	0	0	0	0	0	4	0	0	0	0	0
November 15, 2012	0	0	0	0	0	0	0	0	0	0	0	0
December 15, 2012	0	0	0	0	0	0	0	0	0	0	0	0
January 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
February 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
March 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
April 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
May 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
June 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
July 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
August 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
September 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
October 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
November 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
December 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (1)	2.77	2.42	2.20	1.98	1.77	1.58	3.84	3.54	3.31	3.05	2.76	2.47

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

*	Indicates a number less than 0.5% but greater than 0.0%.
The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount at Various ABS Percentages

	Class B Notes						Class C Notes
Payment Date	0.00%	0.50%	0.80%	1.10%	1.40%	1.70%	0.00%	0.50%	0.80%	1.10%	1.40%	1.70%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100
August 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
September 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
October 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
November 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
December 15, 2008	100	100	100	100	100	100	100	100	100	100	100	100
January 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
February 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
March 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
April 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
May 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
June 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
July 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
August 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
September 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
October 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
November 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
December 15, 2009	100	100	100	100	100	100	100	100	100	100	100	100
January 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
February 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
March 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
April 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
May 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
June 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
July 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
August 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
September 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
October 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
November 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
December 15, 2010	100	100	100	100	100	100	100	100	100	100	100	100
January 15, 2011	100	100	100	100	100	100	100	100	100	100	100	100
February 15, 2011	100	100	100	100	100	100	100	100	100	100	100	100
March 15, 2011	100	100	100	100	100	100	100	100	100	100	100	100
April 15, 2011	100	100	100	100	100	100	100	100	100	100	100	100
May 15, 2011	100	100	100	100	100	100	100	100	100	100	100	100
June 15, 2011	100	100	100	100	100	98	100	100	100	100	100	100
July 15, 2011	100	100	100	100	100	77	100	100	100	100	100	100
August 15, 2011	100	100	100	100	100	57	100	100	100	100	100	100
September 15, 2011	100	100	100	100	100	39	100	100	100	100	100	100
October 15, 2011	100	100	100	100	100	22	100	100	100	100	100	100
November 15, 2011	100	100	100	100	82	7	100	100	100	100	100	100
December 15, 2011	100	100	100	100	65	0	100	100	100	100	100	89
January 15, 2012	100	100	100	100	49	0	100	100	100	100	100	69
February 15, 2012	100	100	100	98	34	0	100	100	100	100	100	51
March 15, 2012	100	100	100	81	19	0	100	100	100	100	100	34
April 15, 2012	100	100	100	64	5	0	100	100	100	100	100	19
May 15, 2012	100	100	100	48	0	0	100	100	100	100	90	6
June 15, 2012	100	100	83	33	0	0	100	100	100	100	73	0
July 15, 2012	100	100	65	19	0	0	100	100	100	100	57	0
August 15, 2012	100	88	47	5	0	0	100	100	100	100	42	0
September 15, 2012	100	71	33	0	0	0	100	100	100	90	30	0
October 15, 2012	100	55	20	0	0	0	100	100	100	75	18	0
November 15, 2012	90	39	6	0	0	0	100	100	100	60	8	0
December 15, 2012	69	22	0	0	0	0	100	100	90	45	0	0
January 15, 2013	48	6	0	0	0	0	100	100	71	31	0	0
February 15, 2013	26	0	0	0	0	0	100	86	53	18	0	0
March 15, 2013	12	0	0	0	0	0	100	71	41	10	0	0
April 15, 2013	0	0	0	0	0	0	97	56	29	1	0	0
May 15, 2013	0	0	0	0	0	0	77	41	18	0	0	0
June 15, 2013	0	0	0	0	0	0	57	26	6	0	0	0
July 15, 2013	0	0	0	0	0	0	36	11	0	0	0	0
August 15, 2013	0	0	0	0	0	0	19	0	0	0	0	0
September 15, 2013	0	0	0	0	0	0	2	0	0	0	0	0
October 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
November 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
December 15, 2013	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (1)	4.51	4.29	4.10	3.85	3.52	3.14	4.96	4.80	4.65	4.41	4.07	3.61

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES
     The issuing entity will issue the notes under an indenture to be dated as of June 30, 2008, among the issuing entity, the securities administrator and Citibank, N.A., as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the issuing entity issues the notes. We summarize below some of the important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements, and in some instances changes, the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under the headings “Certain Information Regarding the Securities” and “The Indenture” in the prospectus. We refer you to those sections.
Payments of Interest
     Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The issuing entity will make payments to the noteholders as of each Record Date.
     Calculation of Interest/Interest Accrual Periods. Interest will accrue and will be calculated on the various classes of notes as follows:
•	Actual/360. Interest on the Class A-1 Notes and the floating rate notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the classes of notes other than the Class A-1 Notes and the floating rate notes will accrue from and including the 15th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the 15th day of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest on Unpaid Interest. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate (to the extent lawful).
     LIBOR. The interest rates for the floating rate notes and the floating rate payments received by the issuing entity on the related interest rate swaps will be based on One-Month LIBOR plus an applicable spread. One-month LIBOR will be, with respect to any interest accrual period, the London interbank offered rate for deposits in U.S. dollars having a one month maturity which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined as the arithmetic mean of the rates at which deposits in U.S. dollars, having a one month maturity and in a principal amount of not less than U.S. $1,000,000, are offered by four major banks in the London interbank market at approximately 11:00 a.m., London Time, on such LIBOR Determination Date to prime banks in the London interbank market.

     Priority of Interest Payments. The issuing entity will pay interest on the notes of each class on each payment date with Available Collections and from amounts on deposit in the Reserve Account in accordance with the priority set forth under “Application of Available Collections—Priority of Payments” in this prospectus supplement. On each payment date, interest payments to holders of the Class B Notes will be made only after the interest accrued on each subclass of Class A Notes has been paid in full and certain credit support requirements have been met. Interest payments to holders of the Class C Notes will be made only after the interest accrued on the Class B Notes and each subclass of Class A Notes has been paid in full and certain credit support requirements have been met.
     Swap Termination Payments. Should any priority swap termination payments be due to the swap counterparty, those amounts will be paid ratably with the interest that is due on the corresponding class of notes. Thus, the subordination described above for the Class B and Class C Notes will include any such termination payments that may be due with respect to the interest rate swaps relating to the Class A Notes.
     The Issuing Entity Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due on the Class A Notes. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on all classes of Class A Notes on any payment date. In that event, the holders of each subclass of Class A Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on their Class A Notes. Each such subclass’ ratable share of the amount available to pay interest will be based on the amount of interest due on that subclass. If priority swap termination payments are also due in respect of the interest rate swaps, those termination amounts will also be paid ratably, and any shortfall will be allocated ratably with the interest due on each subclass of Class A Notes, including the fixed rate notes. In that event, each subclass’ and the swap counterparty’s ratable share will be based on the amount of interest due on that subclass and on the amount of the termination payment due to the swap counterparty in respect of the related interest rate swap.
     Event of Default. An Event of Default will occur if the full amount of interest due on the most senior class of notes outstanding is not paid within 35 days of the related payment date. While any of the Class A Notes remain outstanding, the failure to pay interest on the Class B Notes or the Class C Notes will not be an Event of Default. While any of the Class B Notes remain outstanding, the failure to pay interest on the Class C Notes will not be an Event of Default. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will further change upon the liquidation of the receivables following any such acceleration of the notes. See “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default” and “Application of Available Collections—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement and “The Indenture—Events of Default” in the prospectus.

Payments of Principal
     Priority and Amount of Payments to the Principal Distribution Account; Payments of Principal on the Notes. The issuing entity will generally make payments to the principal distribution account on each payment date in the amount and in the priority set forth under “Application of Available Collections—Priority of Payments” in this prospectus supplement.
     Principal payments will be made to the noteholders in an amount generally equal to the Regular Principal Allocation for each payment date to the extent funds are available under the priorities specified in this prospectus supplement.
     The “Regular Principal Allocation” means, with respect to any payment date, the excess, if any, of the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date over the excess, if any, of (a) the aggregate adjusted principal balance of the receivables at the end of the related Collection Period over (b) the target overcollateralization level with respect to such payment date; provided, however, that the Regular Principal Allocation shall not exceed the aggregate outstanding principal amount of the notes; and provided, further, that the Regular Principal Allocation on or after the final scheduled payment date of any class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of that class of notes to zero.
     On each payment date, the applicable portion of Available Collections will be deposited into the principal distribution account in accordance with the priorities set forth under “Application of Available Collections—Priority of Payments” in this prospectus supplement. Principal payments from amounts on deposit in the principal distribution account on each payment date will be allocated among the various classes of notes, sequentially, in the following order of priority:
(1)	to the principal amount of the Class A-1 Notes until such principal amount has been paid in full;

(2)	to the principal amount of the Class A-2 Notes, pro rata among the Class A-2a Notes and the Class A-2b Notes, until such principal amount has been paid in full;

(3)	to the principal amount of the Class A-3 Notes, pro rata among the Class A-3a Notes and the Class A-3b Notes, until such principal amount has been paid in full;

(4)	to the principal amount of the Class A-4 Notes, pro rata among the Class A-4a Notes and the Class A-4b Notes, until such principal amount has been paid in full;

(5)	to the principal amount of the Class B Notes until such principal amount has been paid in full; and

(6)	to the principal amount of the Class C Notes until such principal amount has been paid in full.
     The foregoing rules are subject to the exception that following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the notes (but prior to any liquidation of the receivables), principal payments on the notes will be made in the order of priority that applies in the case of such Event of Default, as described under “Application of Available Collections—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement. If the receivables are liquidated following an acceleration of the notes as a result of an Event of Default, principal payments on the notes will be made in the manner described in the first paragraph under “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default” herein.
     The principal balance of a class of notes, to the extent not previously paid, will be due on its final scheduled payment date set forth on the cover of this prospectus supplement with respect to the offered notes.
     Subordination of the Class B Notes and the Class C Notes. The rights of the Class B Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes to receive payments of principal so long as the Class A Notes are outstanding. The rights of the Class C Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes and the Class B Notes so long as any of those notes are outstanding.
     Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its final scheduled payment date. The failure to pay principal of a note is not an Event of Default until its final scheduled payment date. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will further change upon the liquidation of the receivables after such an acceleration. See “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default” below and “Application of Available Collections—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement.
     Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal amount of any class of notes to the extent not previously paid will be due on the final scheduled payment date of that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus.
Optional Prepayment
     The master servicer will have the right to purchase the receivables when the aggregate principal balance of the outstanding receivables is equal to or less than 10% of the aggregate principal balance of the receivables as of the Cut-off Date. Upon any such purchase by the master servicer, you will receive —
•	the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

•	interest on any past due interest at the rate of interest on your notes (to the extent lawful).
You will receive notice of the exercise of that option at least 10 days, but not more than 30 days, prior to the payment date on which such purchase will occur. The holder of the note is required to surrender the note to the securities administrator on such payment date.
Certain Provisions of the Indenture
     Events of Default. The occurrence of any one of the following events will be an event of default under the indenture (“Event of Default”):
(1)	a default for 35 days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are no longer outstanding, the Class B Notes or, if the Class B Notes are no longer outstanding, the Class C Notes when the same becomes due and payable;

(2)	a default in the payment of principal of or any installment of principal of any note when the same becomes due and payable;

(3)	a default in the observance or performance in any material respect of any other covenant or agreement of the issuing entity made in the indenture that materially and adversely affects the holders of the notes and the continuation of any such default for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the aggregate outstanding principal amount of the Controlling Class;

(4)	any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the aggregate outstanding principal amount of the Controlling Class; or

(5)	certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the issuing entity.
     The amount of principal required to be paid to noteholders under the indenture on any payment date will generally be limited to amounts available to be deposited in the principal distribution account; therefore, the failure to pay principal on a class of notes will generally not result in the occurrence of an Event of Default under the indenture until the applicable final scheduled payment date for that class of notes.

     The “Controlling Class” will be the Class A Notes until they are paid in full; thereafter, the Class B Notes until they are paid in full; and thereafter, the Class C Notes.
     Rights upon Event of Default. If an Event of Default occurs, then the indenture trustee may, and at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class shall, declare the notes to be immediately due and payable. Such declaration may be rescinded at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class at any time before a judgment or a decree for the payment of money by the issuing entity is obtained, if both of the following occur:
•	the issuer has paid or deposited with the securities administrator enough money to pay:
–	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred;

–	all sums paid by the indenture trustee and the securities administrator and the reasonable compensation, expenses and disbursements of the indenture trustee and the securities administrator and each of their agents and counsel, and the reasonable compensation, expenses and disbursements of the owner trustee and its agents and counsel; and
•	all Events of Default, other than the nonpayment of principal of the notes that has become due solely by acceleration, have been cured or waived.
     If an Event of Default has occurred, the indenture trustee or the securities administrator on its behalf may institute proceedings to realize upon the receivables, may exercise any other remedies of a secured party, including selling the receivables, or may elect to maintain possession of the receivables and continue to apply collections on the receivables. However, the securities administrator will be prohibited from selling the receivables following an Event of Default, other than an Event of Default listed in clause (1) or (2) under “—Events of Default” above, unless: (i) with respect to any Event of Default listed in clause (5) above,
(a)	the holders of the entire outstanding principal amount of the Controlling Class consent to such sale;

(b)	the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes at the date of such sale; or

(c)	the securities administrator determines, based solely on an analysis provided by an independent accounting firm (which shall not be at the expense of the securities administrator), that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable and the securities administrator obtains the consent of the holders of notes representing at least two-thirds of the aggregate outstanding principal amount of the Controlling Class; or

(ii)	with respect to any Event of Default listed in clause (3) or (4) above,
(a)	the holders of all the outstanding notes consent thereto; or

(b)	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding notes.
     Any proceeds received in connection with a sale of the receivables described in the prior paragraph remaining after the payment of the Aggregate Servicing Fee, the fees and any other amounts payable to the owner trustee, the indenture trustee, the securities administrator and the administrator and any Net Swap Payments (together with interest on any overdue Net Swap Payments) shall be applied in the following order of priority:
(i)	ratably on the Class A Notes to the extent of interest due thereon and any priority swap termination payments due to the Swap Counterparty on the interest rate swaps and then, sequentially, to the principal of the Class A-1 Notes until paid in full, then concurrently and pro rata to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until paid in full,

(ii)	interest and then principal of the Class B Notes until paid in full, and

(iii)	interest and then principal of the Class C Notes until paid in full.
     Until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default; and until the Class A and Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an Event of Default.
     Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for separate successor trustees to be appointed for the Class A Notes, the Class B Notes and the Class C Notes, respectively, in order that there be separate trustees for the Class A Notes, the Class B Notes and the Class C Notes, respectively. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the indenture (but the Class B and Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes to the Class A Notes as described in this prospectus supplement), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes, and for so long as any amounts remain unpaid with respect to the Class B Notes, only the trustee for the Class B Noteholders will have the right to exercise remedies under the indenture (but the Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C Notes to the Class B Notes as described in this prospectus supplement), and only the Class B Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class B Notes are paid in full. Upon payment of the Class A Notes and the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for such class of notes and such successor’s acceptance of such appointment.
     None of the indenture trustee or the owner trustee in their individual capacities, any certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.
     Each noteholder, by accepting a note or a beneficial interest therein, and the indenture trustee will covenant that they will not at any time institute against the issuing entity or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
The Indenture Trustee
     Citibank, N.A., a national banking association, will be the indenture trustee under the indenture. The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will be obligated to remove the indenture trustee and appoint a successor if the indenture trustee ceases to be eligible to continue as such under the indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee will become effective until acceptance of the appointment by such successor indenture trustee. Unless a successor indenture trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the indenture trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.
The Administrator
     Merrill Lynch Bank USA, a Utah industrial bank, will enter into an administration agreement with the issuing entity, the master servicer and the indenture trustee. The administrator will agree, to the extent provided in such administration agreement, to perform certain administrative obligations on behalf of the issuing entity. As compensation for the performance of the administrator’s obligations under the administration agreement, the administrator will receive the fees and other compensation set forth under “Application of Available Collections – Issuing Entity Fees and Expenses” in this prospectus supplement.
     The administrator is an affiliate of the depositor.
APPLICATION OF AVAILABLE COLLECTIONS
Sources of Funds for Distributions
     The funds available to the issuing entity to make payments on the securities on each payment date will generally come from the following sources:
•	collections received on the receivables during the related Collection Period,

•	net recoveries received during the related Collection Period on receivables that were charged off as losses in prior Collection Periods,

•	proceeds of repurchases of receivables by the sponsor or administrator because of certain breaches of representations or covenants, and

•	net swap payments, if any, received by the issuing entity on that payment date.
     The precise formula for the calculation of the funds available to make payments on the securities is in the definition of Available Collections in the section “Glossary of Terms.” We refer you to that definition. Among other things, Available Collections are calculated net of payments of any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the receivables servicer or the administrator during each month and net of payment of the fees and expenses of the receivables servicer. Neither the master servicer nor the receivables servicer will make any advances of delinquent payments on the receivables. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.
Priority of Payments
     On each payment date the issuing entity will apply the Available Collections for that payment date in the following amounts and order of priority:
(1)	Servicing Fees — the master servicing fee to the master servicer and the servicing fee, to the extent not retained from collections, to the receivables servicer;

(2)	Other Issuing Entity Fees and Expenses — the fees payable to the administrator and the securities administrator and any expenses or other additional amounts payable to the indenture trustee, the owner trustee, the securities administrator, the administrator and the master servicer; provided that amounts paid under this Item (2) that are not fees shall not exceed $100,000 during any twelve-month period;

(3)	Swap Payments — to the swap counterparty, the net amount due to it under the interest rate swaps, other than any swap termination amounts;

(4)	Class A Note Interest/Priority Swap Termination Payments — accrued and unpaid interest due on the Class A Notes for payment ratably to the Class A Noteholders and any priority swap termination payments due to the swap counterparty on the interest rate swaps;

(5)	First Allocation of Principal — to deposit into the principal distribution account, an amount equal to the excess, if any, of (x) the aggregate principal amount of the Class A Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period;

(6)	Class B Note Interest — accrued and unpaid interest due on the Class B Notes;

(7)	Second Allocation of Principal — to deposit into the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes and the Class B Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period, minus (2) any amount deposited into the principal distribution account pursuant to the Item (5) above;

(8)	Class C Note Interest — accrued and unpaid interest due on the Class C Notes;

(9)	Reserve Account — to deposit into the Reserve Account an amount sufficient to cause the amount on deposit in that account to equal the specified reserve account balance;

(10)	Regular Allocation of Principal — to deposit into the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes, Class B Notes and Class C Notes over (y) the excess, if any of (A) the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period, over (B) the target overcollateralization level with respect to such payment date, minus (2) any amounts deposited into the principal distribution account pursuant to Items (5) and (7) above;

(11)	Other Issuing Entity Expenses — to pay expenses or other amounts referred to in Item (2) above that were not paid due to the limitation set forth in that Item;

(12)	Subordinated Swap Termination Payments — to pay any swap termination payments due to the swap counterparty that were not paid under Item (4) above; and

(13)	Residual — any remaining funds to the certificateholders.
     The adjusted principal balance of a receivable will be calculated on a monthly basis as follows:
•	if the interest rate borne by a receivable is at least equal to 7.75% per annum (a “non-discount receivable”), its adjusted principal balance will be its principal balance; and

•	if the interest rate borne by a receivable is less than 7.75% per annum (a “discount receivable”), its adjusted principal balance will be the present value of all scheduled payments on that receivable discounted from the due date on a monthly basis at the rate of 7.75% per annum.
     The adjusted principal balance of a defaulted receivable will be zero commencing on the date on which the Receivable becomes a defaulted receivable.
     We use the concept of adjusted principal balance to determine the amount to be deposited in the principal distribution account and the Reserve Account as described above and to determine the overcollateralization calculations described in this prospectus supplement. As of the Cut-off Date, the aggregate adjusted principal balance of the receivables was $359,748,302, which is greater than the initial aggregate principal amount of the notes. As of the Cut-off Date, the weighted average coupon of the receivables, after giving effect to adjustments to the discount receivables, was 7.79% per annum.
     A “priority swap termination payment” means any swap termination payment payable by the issuing entity relating to (i) an early termination of an interest rate swap agreement following an “event of default” or “termination event” arising under the interest rate swap agreement for which the interest rate swap counterparty is not the “defaulting party” or sole “affected party” or (ii) an early termination of the interest rate swap agreement as a result of “tax events” or “illegality” under the interest rate swap agreement.
Priority of Payments Following Events of Default Resulting in Acceleration of the Notes
     Notwithstanding the foregoing, on each payment date following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or interest on any note or the occurrence of an event of insolvency or dissolution which Event of Default has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other issuing entity property),
(1)	if the Class A Notes are outstanding, the funds on deposit in the Collection Account and the Reserve Account remaining after the payment of the Aggregate Servicing Fee, the fees and any other amounts payable to the owner trustee, the indenture trustee, the securities administrator and the administrator, any Net Swap Payments (together with interest on any overdue Net Swap Payments), and interest on the Class A Notes for such payment date (ratably with any priority swap termination payments due to the Swap Counterparty), will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the Class A Notes to zero (which funds will be applied among the subclasses of the Class A Notes first, to the Class A-1 Notes until the Class A-1 Notes have been paid in full and second, concurrently and pro rata to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until paid in full),

(2)	if the Class A Notes have been paid in full, the funds on deposit in the Collection Account and the Reserve Account remaining after the payment specified in clause (1) and interest on the Class B Notes for such payment date will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the Class B Notes to zero, and

(3)	if the Class A Notes and Class B Notes have been paid in full, the funds on deposit in the Collection Account and the Reserve Account remaining after the payments specified in clauses (1) and (2) and interest on the Class C Notes for such payment date will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the Class C Notes to zero.
     In such case, no payments of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes, and no payments of principal or interest on the Class C Notes will be made until payment in full of principal and interest on the Class A Notes and the Class B Notes.

     Notwithstanding the foregoing, following the occurrence and during the continuation of any other Event of Default which has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other issuing entity property), the funds on deposit in the Collection Account and the Reserve Account remaining after the payment of the Aggregate Servicing Fee and the fees and any other amounts payable to the owner trustee, the indenture trustee, the securities administrator and the administrator, any Net Swap Payments (together with interest on any overdue Net Swap Payments), interest on the Class A Notes, the Class B Notes and the Class C Notes, the First Allocation of Principal and the Second Allocation of Principal, if any, will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of all the notes to zero. Any such remaining funds will be used to pay principal in respect of the notes, sequentially, starting with the most senior and earliest maturing class of notes then outstanding (i.e., in the same order of priority in effect before the occurrence of the Event of Default) until that class is paid in full, and so on.
     Following an Event of Default, the securities administrator may elect to liquidate the receivables and the other property of the issuing entity, subject to the requirements described in this prospectus supplement under “Description of the Notes—Certain Provisions of the Indenture—Rights upon Event of Default.”
Reserve Account
     The protection afforded to the noteholders through credit enhancement will be affected both by the preferential right of the noteholders to receive, to the extent described in this prospectus supplement, current distributions on the receivables and by the establishment and maintenance of a segregated trust account containing money deposited therein pursuant to the sale and servicing agreement (the “Reserve Account”). The Reserve Account will be a segregated account established with and maintained by the securities administrator and pledged to the indenture trustee for the benefit of the noteholders. The Reserve Account will be created with an initial deposit made by the issuing entity on the Closing Date of an initial amount equal to $899,371, representing 0.25% of the aggregate adjusted principal balance of the receivables as of the Cut-off Date. The Reserve Account will thereafter be funded by the deposit therein of all Available Collections, if any, remaining after the payment of all amounts having priority as set forth under “Application of Available Collections—Priority of Payments” for each payment date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal 0.25% of the aggregate adjusted principal balance of the Receivables as of the Cut-Off Date (the “specified reserve account balance”).
     On each payment date, the securities administrator will apply funds in the Reserve Account to make the payments set forth in clauses (1) through (8) under “Application of Available Collections—Priority of Payments” that are not covered by available collections for such payment date. If the principal amount of a class of notes is not paid in full on the related final scheduled payment date, the securities administrator will withdraw amounts from the Reserve Account (to the extent available after paying any classes with a higher payment priority) to pay that class in full. On each payment date, to the extent of available collections remaining after making the payments set forth in clauses (1) through (8) under “Application of Available Collections—Priority of Payments”, the issuing entity will make a deposit into the Reserve Account to fund and maintain the specified reserve account balance.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes. If the amount on deposit in the Reserve Account on any payment date (after giving effect to all deposits to and withdrawals from the Reserve Account on that payment date) is greater than the specified reserve account balance for that payment date, the securities administrator will release such excess amount as set forth in the sale and servicing agreement and such excess amount will thereafter no longer be available to provide credit enhancement to the notes.
Overcollateralization
     The amounts in respect of principal that are distributable to noteholders on each payment date are intended, among other things, to result in the creation of “overcollateralization.” The overcollateralization amount is the amount, if any, by which the aggregate adjusted principal balance of the receivables exceeds the aggregate principal amount of the notes. Initially, the aggregate adjusted principal balance of the receivables will exceed the aggregate principal amount of the notes by an amount equal to approximately 3.00% of the aggregate adjusted principal balance of the receivables as of the Cut-off Date. As of the Cut-off Date, the aggregate adjusted principal balance of the receivables was $359,748,302, which is greater than the initial aggregate principal amount of the notes.
     Item (10) under “Application of Available Collections—Priority of Payments” is intended to apply all remaining funds to achieve and then maintain the target overcollateralization level. This application is intended to result in the payment of more principal of notes in certain months than the amount of amortization on the aggregate adjusted principal balance of the receivables in the related Collection Period.
     The target overcollateralization level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be sufficient to absorb any or all actual losses on the receivables. The target overcollateralization level on each payment date will be an amount equal to the greater of (x) 5.50% of the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period and (y) 2.00% of the initial aggregate adjusted principal balance of the receivables.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

Fees and Expenses of the Issuing Entity
     As set forth in the table below, the issuing entity is obligated to pay the servicing fee to the receivables servicer, the administration fee to the administrator, the fee of the securities administrator and the master servicing fee to the master servicer before it pays any amounts due on the notes and other liabilities. The master servicer in turn is obligated to pay the fees of the indenture trustee. The securities administrator is obligated to pay the fees of the owner trustee. The following table illustrates this arrangement. Losses, expenses and other amounts due and payable to the indenture trustee, the securities administrator, the owner trustee, the master servicer and the administrator will be paid by the issuing entity in the order of priority as described under “Application of Available Collections – Priority of Payments.”

•	Recipient	•	Source of Payment	•	Fees and Expenses Payable
•	Receivables Servicer	•	Collections on the receivables before any payment on the notes	•	the product of 1/12 of 0.750% and the outstanding principal balance of the receivables as of the start of the first day of the related collection period.

•	Receivables Servicer	•	Administrator	•	reasonable expenses except for liquidation and similar expenses reimbursed from out of recoveries or from obligors and postage and other delivery charges in connection with monthly obligor statements

•	Receivables Servicer	•	Collections on the receivables before any payment on the notes	•
       generally, 35% of any recoveries on deficiency balances for defaulted receivables following liquidation collected in-house and 5% of any such recoveries collected by third parties, but excluding any insurance proceeds on such receivables

•	Recipient	•	Source of Payment	•	Fees and Expenses Payable
•	Receivables Servicer and Administrator	•	Collections on the receivables relating to late fees, prepayment charges and other administrative fees and expenses or similar charges, other than deferral fees	•	for each such party, 1/2 of amounts collected

•	Administrator	•	Collections on the receivables before any payment on the notes	•	the product of 1/12 of 0.250% and the outstanding principal balance of the receivables as of the first day of the related collection period

•	Master Servicer	•	Collections on the receivables before any payment on the notes	•	the product of 1/12 of 0.026% and the outstanding principal balance of the receivables as of the first day of the related collection period

•	Administrator	•	Reinvestment income on collections on the receivables on deposit in the Collection Account	•	Reinvestment Income will be paid to the Administrator by the Master Servicer

•	Indenture Trustee	•	Master Servicer	•	as agreed to between such parties

•	Securities Administrator	•	Collections on the receivables before any payment on the notes	•	the product of 1/12 of 0.005% and the outstanding principal balance of the receivables as of the first day of the related collection period

•	Owner Trustee	•	Securities Administrator	•	as agreed to between such parties

Interest Rate Swaps
     General. On the closing date, the issuing entity will enter into one or more interest rate swaps with the swap counterparty with respect to each class of floating rate notes. The interest rate swaps are designed to provide the issuing entity protection against adverse movements in interest rates associated with interest paid on the related class of floating rate securities.
     The interest rate swap agreements will have notional amounts for each interest period equal to the aggregate principal amount of the applicable class of floating rate notes on the payment date on which such interest period begins (after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. On each payment date, the swap counterparty will pay any Net Swap Receipts to the issuing entity, and/or the issuing entity will pay any Net Swap Payments to the swap counterparty. The obligation of the swap counterparty will be limited to the specific obligations of each of the counterparty’s interest rate swap agreements with the issuing entity.
     The amount payable under the interest rate swap agreements will be calculated as follows:
•	For any payment date after the first payment date:
(a)	the product of: (1) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, divided by 360, (2) One-Month LIBOR determined as of the related LIBOR Determination Date, and (3) the applicable notional amount; minus

(b)	the product of: (1) 1/12, (2) the stated fixed interest rate applicable to the related floating rate class and (3) the applicable notional amount.
•	For the first payment date:
(a)	the product of: (1) the actual number of days from and including the closing date to but excluding such payment date, divided by 360, (2) LIBOR determined as of the related LIBOR Determination Date and (3) the applicable notional amount; minus

(b)	the product of: (1) the number of days from and including the closing date to but excluding the 15th day of such calendar month (assuming 30 day months) divided by 360, (2) the stated fixed interest rate applicable to the related floating rate class and (3) the applicable notional amount.
     The stated fixed interest rates applicable to each floating rate class that the issuing entity will pay to the swap counterparty under the interest rate swap agreements are as follows: 3.0200%, with respect to the Class A-2b Notes, 3.5500%, with respect to the Class A-3b Notes and 3.9525%, with respect to the Class A-4b Notes.

     If the result of any of the above calculations is positive, it will be referred to in this prospectus supplement as a “Net Swap Receipt.” If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a “Net Swap Payment.”
     Any payment received by the issuing entity in respect of Net Swap Receipts will be deposited into the Collection Account and will be available to make distributions on the notes on the payment date on which it was received. Any payment that the issuing entity is required to make to the swap counterparty in respect of Net Swap Payments will be made from the Collection Account.
     The interest rate swap counterparty will have the right to assign its rights and obligations under the interest rate swap agreements to a replacement counterparty subject to the written confirmation by each rating agency that such assignment will not impair its rating of the related notes.
     Upon the occurrence of any event of default specified in an interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. These events include failure to make payments due under an interest rate swap agreement, certain defaults by the interest rate swap counterparty with respect to its guarantee and the occurrence of certain bankruptcy and insolvency events.
     An interest rate swap agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the related class of floating rate notes resulting from a payment default relating to that class under the indenture, (3) the liquidation of the issuing entity’s assets by the securities administrator, (4) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the swap counterparty, which consent will not be unreasonably withheld, (5) the failure by the interest rate swap counterparty to take certain actions, as described below, within 30 days of the date its long-term and/or short-term ratings cease to be at the levels required by Moody’s, Fitch and Standard & Poor’s and (6) certain tax consequences arising from (a) administrative or judicial procedures, (b) changes in tax law or (c) certain mergers and asset transfers.
     In the event an interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due (1) to the interest rate swap counterparty by the issuing entity out of funds (x) pari passu, ratably with all of the Class A Notes, in the case of a priority swap termination payment or (y) on a subordinated basis in any case other than a priority swap termination payment, or (2) to the issuing entity by the swap counterparty. The amount of any such termination payment may be based on the actual costs or market quotations of the costs of entering into similar swap transactions or such other method as may be required under an interest rate swap, in each case in accordance with the procedures set forth in such interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.
     Within 30 days of the date the swap counterparty’s long-term and/or short-term ratings cease to be at the levels required by Moody’s, Fitch and Standard & Poor’s, the swap counterparty must (a) post collateral, or (b) assign its rights and obligations under each interest rate swap agreement to an eligible substitute interest rate swap counterparty, in each case to maintain the ratings of the notes; provided, however, that if such interest rate swap counterparty has not assigned its rights and obligations under such swap agreement as set forth in clause (b) above, such interest rate swap counterparty will be obligated to post collateral and to continue to use reasonable efforts to find a substitute interest rate swap counterparty indefinitely, until an appropriate substitute interest rate swap counterparty is found.
     If any amendment or supplement to the indenture, sale and servicing agreement or other transaction document would either: (a) adversely affect the swap counterparty’s rights or obligations under any interest rate swap agreements; or (b) adversely modify the obligations of, or adversely impact the ability of, the issuing entity to fully perform any of the issuing entity’s obligations under the interest rate swap agreements, the issuing entity shall be required to first obtain the written consent of the swap counterparty before entering into any such amendment or supplement.
     The significance percentage of the interest rate swap agreements, individually and in the aggregate, will be less than 10% as of the closing date. The significance percentage is calculated by reference to the “significance estimate” of each interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments. The “significance percentage” is the percentage that the amount of the significance estimate represents of the aggregate principal balance of the related class of floating rate notes.
     Merrill Lynch Capital Services, Inc. Merrill Lynch Capital Services, Inc. is the swap counterparty (the “swap counterparty” or “MLCS”) to the interest rate swap agreements, and is a Delaware corporation with its principal place of business located at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. It is a wholly owned subsidiary of Merrill Lynch & Co., Inc.
     MLCS primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with certain affiliated companies.
     The obligations of MLCS under the interest rate swap agreements will be guaranteed by Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc. is a Delaware corporation with its principal place of business located at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. Merrill Lynch & Co., Inc.’s senior unsecured debt obligations currently are rated “A” by S&P, “A+” by Fitch and “A2” by Moody’s. Each of S&P and Fitch has placed its ratings of “A” and “A+”, respectively, on negative watch for future possible downgrade. The outlook on all ratings of Merrill Lynch & Co., Inc. by Moody’s is stable. Further information with respect to such ratings may be obtained from S&P, Fitch or Moody’s, as applicable. No assurances can be given that the current ratings of Merrill Lynch & Co., Inc.’s instruments will be maintained.

     The information contained in this subsection relates to and has been obtained from MLCS. The information concerning Merrill Lynch & Co., Inc. and MLCS contained herein is furnished solely to provide limited introductory information regarding Merrill Lynch & Co., Inc. and MLCS and does not purport to be comprehensive. The delivery of this offering circular shall not create any implication that there has been no change in the affairs of Merrill Lynch & Co., Inc. or MLCS since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date.
     Except for the preceding three paragraphs, MLCS has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.
DESCRIPTION OF THE TRANSFER
AND SERVICING AGREEMENTS
     We have summarized below some of the important terms of the sale and servicing agreement, the receivables purchase agreement, the receivables servicing agreement, the administration agreement and the trust agreement. We will file copies of these agreements with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of these agreements. You can find more information about the transfer of the receivables from the sponsor to the depositor and from the depositor to the issuing entity on the closing date in the prospectus under “Description of the Receivables Transfer and Servicing Agreements”.
Sale and Assignment of the Receivables
     The sponsor will sell and assign to the depositor on the closing date substantially all of the outstanding receivables owned by it that were originated under the MLBUSA Flow Program that meet the eligibility criteria described under “The Receivables Pool” in this prospectus supplement. The sponsor will make representations and warranties to the depositor, which representations and warranties are described under “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the prospectus. The depositor will sell and assign the receivables to the issuing entity on the closing date and will also assign those representations and warranties to the issuing entity. The depositor will not make any representations and warranties in respect of the receivables except that it is transferring the receivables free of any lien or security interest created by or under it.
     The sponsor will agree in the receivables purchase agreement to repurchase from the issuing entity any receivable as to which the sponsor has breached a representation or warranty if that breach materially and adversely affects the interest of the depositor, the issuing entity or any noteholder in that receivable and the sponsor has not cured that breach on or before the last day of the Collection Period which includes the 60th day after the date on which the sponsor becomes aware of, or receives written notice of, such breach. The sponsor will repurchase such receivable as of the last day of such Collection Period by depositing an amount equal to the purchase amount into the Collection Account. The depositor will assign to the issuing entity, pursuant to the sale and servicing agreement, all of its rights under the receivables purchase agreement, including its right to cause the sponsor to repurchase receivables as to which there has been a breach of a representation or warranty. The repurchase obligation of the sponsor under the receivables purchase agreement, as assigned to the issuing entity under the sale and servicing agreement, will constitute the sole remedy available to the issuing entity, the indenture trustee and the noteholders for any uncured breach of a representation or warranty relating to the receivables as contained in the receivables purchase agreement. See “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the prospectus.
Accounts
     In addition to the Collection Account, the following accounts will be established —
•	the master servicer will establish with an eligible institution a principal distribution account for the benefit of the noteholders;

•	the owner trustee will establish a distribution account for the benefit of the certificateholders; and

•	the securities administrator will establish a Reserve Account for the benefit of the noteholders.
Servicing Compensation and Expenses
     The master servicer will be entitled to receive the master servicing fee on each payment date, together with any portion of the master servicing fee that remains unpaid from prior payment dates. The master servicing fee will be paid only to the extent of the funds deposited in the Collection Account (and, if necessary, amounts available in the Reserve Account) with respect to the related Collection Period. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.
     The receivables servicer will be entitled to the monthly servicing fee, to be paid from collections on the receivables, equal to the amount specified under “Application of Available Collections—Fees and Expenses of the Issuing Entity”. The receivables servicer will also be entitled to one-half of any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on the receivables, other than deferral fees, collected during the related Collection Period. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.
Servicing Procedures
     Unless the master servicer is acting specifically in response to a default by the receivables servicer or other occurrence of a servicer termination event under the receivables servicing agreement that has occurred and is continuing, the master servicer will be required only to perform such duties as are specifically set forth in the sale and servicing agreement. No implied covenants or obligations shall be read into the sale and servicing agreement against the master servicer. Generally, the master servicer will not be obligated to, and will not actively monitor or investigate the performance of the receivables servicer. The master servicer will not be charged with knowledge of any default by the receivables servicer or other occurrence of a servicer termination event under the receivables servicing agreement unless one of its servicing officers responsible for carrying out its responsibilities under the sale and servicing agreement has actual knowledge of the event or written notice of the event has been provided to it. The master servicer may generally assume that the information provided to it by the receivables servicer is accurate. The master servicer will not be liable to the issuing entity for any failure by the receivables servicer to perform its obligations under the receivables servicing agreement.
     The master servicer may, or upon the direction of holders of not less than 25% of the outstanding principal amount of the notes, will terminate the receivables servicer’s servicing rights under the receivables servicing agreement upon the occurrence of certain events, including (i) the failure by the receivables servicer to make when due any required payment or deposit under the receivables servicing agreement that continues unremedied for five business days after the receivables servicer has received required notice, (ii) the material failure by the receivables servicer to perform a covenant under the receivables servicing agreement that continues for 30 days after the required notice and (iii) certain events of insolvency with respect to the receivables servicer.
     If the receivables servicer is terminated as servicer under the receivables servicing agreement, the master servicer shall either assume performance of the servicing obligations with respect to the receivables, applying the servicing terms of the master servicing agreement, or shall be required to find a replacement servicer. The master servicer’s out-of-pocket expenses in any termination and replacement of a receivables servicer shall be an expense of the issuing entity.
     Neither the master servicer nor the receivables servicer will make any advances in respect of the receivables.
Events of Servicing Termination
     “Events of Servicing Termination” with respect to the master servicer under the sale and servicing agreement will consist of:
•	any failure by the master servicer to deliver to the owner trustee or the securities administrator any proceeds or payment required to be so delivered under the terms of the notes and the sale and servicing agreement that shall continue unremedied for a period of five business days after written notice of such failure is received by the master servicer from the owner trustee, the indenture trustee or the securities administrator or after discovery of such failure by an officer of the master servicer;

•	any failure by the master servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement which failure materially and adversely affects the rights of the noteholders and which continues unremedied for 60 days after the giving of written notice of that failure (A) to the master servicer or (B) to the master servicer and the indenture trustee by holders of not less than 25% of the outstanding principal amount of all of the notes; or

•	the occurrence of certain insolvency events specified in the sale and servicing agreement with respect to the master servicer.
Rights Upon Event of Servicing Termination
     If an Event of Servicing Termination occurs in respect of the master servicer, the indenture trustee or holders of not less than 25% of the outstanding principal amount of all of the notes (rather than the Controlling Class) may remove the master servicer without the consent of any of the other noteholders. The indenture trustee will be obligated in accordance with the terms of the indenture to become the successor master servicer if U.S. Bank National Association is removed as master servicer. Holders of not less than 25% of the outstanding principal amount of all the notes (rather than the Controlling Class) may give notice to the master servicer, the owner trustee and the indenture trustee of a covenant default by the master servicer under the sale and servicing agreement. Any successor master servicer will be obligated to keep in place each servicing agreement with the related receivables servicer unless such servicing agreement has otherwise been terminated in accordance with its terms.
Waiver of Past Events of Servicing Termination
     If an Event of Servicing Termination occurs in respect of the master servicer, holders of not less than a majority of the outstanding principal amount of all of the notes, subject to the exceptions to be provided in the sale and servicing agreement, may waive any Event of Servicing Termination in respect of the master servicer except for a failure to make any required deposits to or payments from any account, without the consent of all of the other noteholders.
Deposits to the Collection Account
     The master servicer will establish the Collection Account as described under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus. Under the receivables servicing agreement, the receivables servicer will be required to remit collections on the receivables to the Collection Account within two business days after receipt of payment and related payment information regarding where to allocate the payment.
     Securities Administrator Will Provide Information. The securities administrator will be responsible for aggregating and processing the collection information received from the receivables servicer. At least two business days prior to each payment date, the securities administrator will provide the information required pursuant to the sale and servicing agreement with respect to the related Collection Period, including:
•	the aggregate amount of collections on the receivables;

•	the aggregate amount of receivables designated as defaulted receivables; and

•	the aggregate amount of receivables, if any, to be repurchased by the sponsor and the aggregate repurchase amount therefor.
LEGAL PROCEEDINGS
     There are no legal proceedings pending, or known to be contemplated by governmental authorities, against the sponsor, the depositor, the indenture trustee, the owner trustee, the issuing entity, the receivables servicer or the master servicer, or of which any property of the foregoing is subject, that are material to noteholders.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     In the opinion of Sidley Austin llp, Federal Tax Counsel for the issuing entity, for federal income tax purposes, the Class A Notes and the Class B Notes will, and the Class C Notes should, be characterized as debt, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences—Trusts for Issuing Notes and Certificates Owned by Multiple Holders—Tax Characterization of the Issuing Entity,—Tax Consequences to the Holders of the Notes” in the prospectus. In addition, the Class A Notes will not, and the Class B Notes and Class C Notes will be issued with “original issue discount” (“OID”). For purposes of determining the rate of accrual of OID and market discount, the issuing entity intends to assume there will be prepayment of the receivables at a rate equal to 1.10% ABS. No representation is made that the receivables will prepay at this rate or at any other rate. See “Material Federal Income Tax Consequences—Trusts for Issuing Notes and Certificates Owned by Multiple Holders—Tax Characterization of the Issuing Entity,—Tax Consequences to the Holders of the Notes” in the prospectus.
     Under the transaction documents, the issuing entity (excluding the Reserve Account) is structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the issuing entity and investor, by its purchase, agree to treat the issuing entity as a grantor trust for federal income tax purposes. The Reserve Account will be treated as owned by persons other than the certificateholders or noteholders for federal income tax purposes.
CERTAIN STATE TAX CONSEQUENCES
     The tax discussion in the prospectus does not address the tax treatment of the issuing entity, the notes or the noteholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes.
EMPLOYEE BENEFIT PLAN CONSIDERATIONS
     The Class A Notes and the Class B Notes may, in general, be purchased by or on behalf of or with “plan assets” of Plans. Although we cannot assure you in this regard, the Class A Notes and the Class B Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Class A Notes and the Class B Notes —
•	are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the issuing entity, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features.”
     See “Employee Benefit Plan Considerations” in the prospectus.
     However, whether or not the Class A Notes and the Class B Notes are treated as debt, the acquisition and holding of notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code or Similar Law if the issuing entity, the owner trustee, the indenture trustee, any holder of 50% or more of the certificates or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire the notes. In that case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Plan — for example:
•	Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager;” and

•	In addition, under certain circumstances, the service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may apply.
There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the Class A Notes and the Class B Notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.
     Each person that acquires a Class A Note or a Class B Note and that is or is acquiring the note on behalf of or with plan assets of a Plan will be deemed to have represented that its acquisition and holding of the note satisfy the requirements for relief under one of the foregoing PTCEs or, in the case of a Plan subject to Similar Law, do not result in a nonexempt violation of Similar Law.
     Because the issuing entity, the indenture trustee, the owner trustee, the master servicer, the receivables servicer and the underwriters may receive benefits in connection with a sale of the notes, the purchase of a Class A Note or a Class B Note with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any fiduciary of a Plan for which the depositor, the master servicer, any receivables servicer, an underwriter, the indenture trustee, the owner trustee or any of their affiliates:
•	has investment or administrative discretion with respect to the assets of the Plan,

•	has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

•	is an employer maintaining or contributing to the Plan,

•	should consult with counsel before investing assets of the Plan in the Class A Notes or the Class B Notes.

     The sale of the Class A Notes or the Class B Notes to a Plan or of the Class C Notes to a Plan subject to Similar Law is in no respect a representation by the issuer or any underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.
     Because it is not certain that the Class C Notes will be treated as debt for purposes of the Plan Assets Regulation, the Class C Notes may not be purchased by, on behalf of or with plan assets of any Plan that is subject to ERISA or Section 4975 of the Code. Any purchaser of a Class C Note will be deemed to represent that it is not, and is not purchasing on behalf of or with plan assets of, a Plan that is subject to ERISA or Section 4975 of the Code, and if the purchaser is a Plan subject to Similar Law, that its acquisition and holding of the Class C Notes does not result in a nonexempt violation of Similar Law.
UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the issuing entity to sell to the underwriters listed below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as representative, and each underwriter has agreed severally to purchase, the principal amount of notes set forth opposite its name below.

	Principal	Principal	Principal	Principal	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2a	Class A-2b	Class A-3a	Class A-3b	Class A-4a	Class A-4b	Class B	Class C
Underwriter	Notes	Notes	Notes	Notes	Notes	Notes	Notes	Notes	Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$61,100,000	$52,394,160	$21,605,840	$45,380,912	$41,419,088	$29,638,016	$27,041,984	$23,384,000	$16,189,000

J.P. Morgan Securities Inc.	$3,400,000	$2,902,920	$1,197,080	$2,509,544	$2,290,456	$1,620,992	$1,479,008	$0	$0

Wachovia Capital Markets, LLC	$3,400,000	$2,902,920	$1,197,080	$2,509,544	$2,290,456	$1,620,992	$1,479,008	$0	$0

Total	$67,900,000	$58,200,000	$24,000,000	$50,400,000	$46,000,000	$32,880,000	$30,000,000	$23,384,000	$16,189,000
     In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the notes if any notes are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.
     The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the notes, the public offering prices of the notes may change.

     The underwriting discounts and commissions, the selling concessions that each underwriter may allow to certain dealers, and the discounts that those dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes will be as follows:

	Underwriting		Selling
	Discount and	Net Proceeds to the	Concessions	Reallowance
	Commissions	Depositor(1)	not to exceed	not to exceed
Class A-1 Notes	0.10000%	99.90000%	0.0600%	0.0400%
Class A-2a Notes	0.12500%	99.86967%	0.0750%	0.0500%
Class A-2b Notes	0.12500%	99.87500%	0.0750%	0.0500%
Class A-3a Notes	0.17000%	99.81821%	0.1020%	0.0680%
Class A-3b Notes	0.17000%	99.83000%	0.1020%	0.0680%
Class A-4a Notes	0.24000%	99.73959%	0.1440%	0.0960%
Class A-4b Notes	0.24000%	99.76000%	0.1440%	0.0960%
Class B Notes	0.33000%	90.01652%	0.1980%	0.1320%
Class C Notes	0.40500%	81.41824%	0.2430%	0.1620%
Total	$628,115	$343,109,125

(1)	Plus accrued interest, if any, from July 25, 2008 and before deducting other expenses estimated at $900,000.
     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.
     If an underwriter creates a short position in the notes in connection with this offering (i.e., it sells more notes than are set forth on the cover page of this prospectus supplement), that underwriter may reduce that short position by purchasing notes in the open market.
     In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it were to discourage resales of the note.
     None of the depositor or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, none of the depositor or the underwriters make any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
     The notes are new issues of securities and there currently is no secondary market for the notes. The underwriters expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.
     In the ordinary course of business, the underwriters and their respective affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that any underwriter may be required to make in respect thereof.
     The closings of the sale of each class of notes are conditioned on the closing of the sale of each other class of notes and the certificates.
     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.
     The depositor is an affiliate of Merrill Lynch & Co., Inc., Merrill Lynch Bank USA and the swap counterparty.
LEGAL OPINIONS
     Certain legal matters and federal income tax matters relating to the notes will be passed upon for the depositor by Sidley Austin llp. Certain legal matters relating to the notes will be passed upon for the underwriters by Sidley Austin llp.

GLOSSARY OF TERMS
     Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.
     “ABS” means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under “Maturity and Prepayment Considerations.”
     “ABS Tables” means the tables captioned “Percent of Initial Principal Amount at Various ABS Percentages” beginning on page S-44 of this prospectus supplement.
     “adjusted principal balance” of a receivable is described under “Application of Available Collections—Priority of Payments.”
     “administration agreement” means the administration agreement dated as of June 30, 2008, among ML Asset Backed Corporation, Citibank, as indenture trustee, and MLBUSA, as administrator.
     “Aggregate Servicing Fee” for a payment date will be the aggregate of the fixed monthly fees payable to the master servicer, the administrator, the securities administrator and the receivables servicer, which amount shall equal the product of 1/12th of 1.031% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.
     “Available Collections” for a payment date will be the Net Swap Receipts, if any, with respect to the payment date plus the sum of the following amounts with respect to the related Collection Period (subject to the exclusions set forth below those amounts):
•	all payments collected on the receivables after the Cut-off Date other than the interest portion of any payments that were due on or prior to June 30, 2008;

•	all Liquidation Proceeds in respect of receivables that were designated as defaulted receivables during such Collection Period;

•	all net recoveries in respect of receivables that were designated as defaulted receivables, liquidated and written off in prior Collection Periods;

•	the Purchase Amount remitted by the sponsor, the receivables servicer or the depositor in respect of each receivable that such party purchased under an obligation that arose during the related Collection Period; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums or any partial prepayment that causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the Cut-off Date.
     Available Collections on any payment date will exclude or be reduced by the following:
•	the servicing fee that the receivables servicer is entitled to;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables, which have previously been repurchased as described in this prospectus supplement and for which the related Purchase Amounts have been included in Available Collections in a prior Collection Period; and

•	any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the receivables servicer or the administrator during the related Collection Period, other than deferral fees.
     “Citibank” means Citibank, N.A.
     “Class A Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, collectively.
     “Clearstream” means Clearstream Banking, société anonyme, a professional depository organized under the laws of Luxembourg.
     “closing date” means July 25, 2008.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collection Account” means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee for the benefit of the noteholders, into which the master servicer is required to cause to be deposited collections on the receivables and other amounts.
     “Collection Period” means, with respect to each payment date, the calendar month preceding the calendar month in which that payment date occurs.
     “Contract Rate” means the per annum interest borne by a receivable.
     “Controlling Class” is described under “Description of the Notes — Certain Provisions of the Indenture.”
     “Cut-off Date” means the close of business on June 30, 2008.
     “defaulted receivable” means a receivable:
          (i) as to which more than 10% of any scheduled payment thereunder is more than 120 days past due; or
          (ii) as to which the acting receivables servicer has determined, in accordance with its customary servicing standards, policies and procedures, that eventual payment in full on such receivable is unlikely and the acting receivables servicer has either (x) repossessed and liquidated the related financed vehicle or (y) repossessed and held the related financed vehicle in its repossession inventory for more than 90 days, which 90 day period shall not extend more than 180 days after the date on which a scheduled payment was due and not paid.

     “discount receivable” means a receivable with an interest rate less than 7.75% per annum.
     “DTC” means The Depository Trust Company and any successor depository selected by the securities administrator.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.
     “Event of Default” is described under “Description of the Notes—Certain Provisions of the Indenture—Events of Default.”
     “Federal Tax Counsel” means Sidley Austin llp.
     “final scheduled payment date” for each class of offered notes means the date set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.
     “Fitch” means Fitch, Inc., and its successors.
     “fixed rate notes” means the Class A-1, Class A-2a, Class A-3a, Class A-4a, Class B and Class C Notes.
     “floating rate notes” means the Class A-2b, Class A-3b and Class A-4b Notes.
     “indenture trustee” means Citibank as indenture trustee under the indenture, and any successor indenture trustee.
     “LIBOR” or “One-Month LIBOR” shall equal, with respect to any interest accrual period, the London interbank offered rate for deposits in U.S. dollars having a one month maturity which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined as the arithmetic mean of the rates at which deposits in U.S. dollars, having a one month maturity and in a principal amount of not less than U.S. $1,000,000, are offered by four major banks in the London interbank market at approximately 11:00 a.m., London Time, on such LIBOR Determination Date to prime banks in the London interbank market.
     “LIBOR Determination Date” shall be the second London Business Day prior to the commencement of the related interest accrual period.
     “Liquidation Proceeds” means all proceeds of the liquidation of defaulted receivables, net of expenses incurred by the master servicer or the receivables servicer in connection with the liquidation of those defaulted receivables and any amounts required by law to be remitted to the obligors on those liquidated receivables.

     “London Business Day” shall be, for purposes of calculating LIBOR, a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.
     “master servicer” means U.S. Bank National Association and any successor master servicer under the sale and servicing agreement.
     “Master Servicing Fee” means a fee payable to the master servicer on each payment date for servicing the receivables, which is equal to the product of 1/12th of 0.026% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.
     “MLBUSA” means Merrill Lynch Bank USA.
     “Moody’s” means Moody’s Investors Service Inc. and its successors.
     “Net Swap Payment” is described under “Application of Available Collections—Interest Rate Swaps.”
     “Net Swap Receipt” is described under “Application of Available Collections—Interest Rate Swaps.”
     “non-discount receivable” means a receivable with an interest rate at least equal to 7.75% per annum.
     “offered notes” means the notes offered as set forth on the cover page of this prospectus supplement.
     “owner trustee” means U.S. Bank Trust National Association, a national banking association, as owner trustee under the trust agreement under which the issuing entity is formed.
     “payment date” means the date on which the issuing entity will pay interest and principal on the notes and the certificates, which will be the 15th day of each month or, if any such day is not a business day, on the next business day, commencing August 15, 2008.
     “Plan” means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.
     “principal balance” means, for any receivable, as of the close of business on the cut-off date, the last day of a Collection Period or as of any other specified day, as applicable, the amount financed minus, without duplication, the sum of:
(i) that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method;
(ii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the amount financed and allocable to principal; and

(iii) any prepayment in full or any partial prepayments applied to reduce the principal balance of the receivable provided, however that for purposes of calculating the aggregate principal balance of the receivables, a defaulted receivable will have a principal balance of zero, commencing on the date on which such Receivable becomes a defaulted receivable.
     “principal distribution account” means the account maintained by and in the name of the indenture trustee for the benefit of the noteholders, the funds in which are applied to pay principal of the notes.
     “priority swap termination payment” means any swap termination payment payable by the issuing entity relating to (i) an early termination of an interest rate swap agreement following an “event of default” or “termination event” arising under the interest rate swap agreement for which the interest rate swap counterparty is not the “defaulting party” or sole “affected party” or (ii) an early termination of the interest rate swap agreement as a result of “tax events” or “illegality” under the interest rate swap agreement.
     “Purchase Amount” means with respect to a receivable that is required to be purchased or repurchased by the sponsor, the administrator or the depositor because of a breach of a representation or warranty relating to the receivable by such party or for which such party is obligated under the related agreement, an amount that, as set forth in such agreement, shall be at least equal to the principal balance of such receivable on the date of purchase, plus accrued and unpaid interest thereon to the date of such purchase.
     “rating agency” means each of Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Service Inc. and Fitch, Inc.
     “receivables servicer” means CenterOne Financial Services LLC.
     “receivables servicing agreement” means the servicing agreement dated as of June 30, 2008 between the receivables servicer, the master servicer and the administrator.
     “Record Date” with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as Definitive Securities, the last day of the preceding month.
     “recoveries” means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the receivables servicer with respect to that defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the receivables servicer in connection with the collection of that defaulted receivable and any payments required by law to be remitted to the obligor.
     “Regular Principal Allocation” is described under “Description of the Notes — Payments of Principal.”
     “Reserve Account” is described under “Application of Available Collections — Reserve Account.”

     “Reuters Screen LIBOR01 Page” shall mean the display page named on the Reuters Monitor Money Rates Service (or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices).
     “scheduled payment” means, for any Receivable, in any Collection Period, the amount shown on such Receivable as required to be paid by the obligor of such Receivable in such Collection Period, net of any portion of such payment that represents any charges to the obligor not included within the payment shown on such Receivable.
     “SEC” means the Securities and Exchange Commission and its successors.
     “securities” means the notes and certificates.
     “Similar Law” means a federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.
     “simple interest method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.
     “Specified Reserve Account Balance” is described under “Application of Available Collections — Reserve Account.”
     “Sponsor” means Merrill Lynch Bank USA and its successors.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. and its successors.
     “subvened receivable” means a receivable originated in connection with one of MMCA’s special incentive rate financing programs designed to encourage purchases of new vehicles distributed by Mitsubishi Motors North America, Inc.
     “target overcollateralization level” means on each payment date an amount equal to the greater of (x) 5.50% of the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period and (y) 2.00% of the initial aggregate adjusted principal balance of the receivables.
     “transaction documents” means, collectively, the indenture, the sale and servicing agreement, the receivables servicing agreement, the trust agreement, the receivables purchase agreement and the administration agreement.

APPENDIX A
STATIC POOL DATA
VINTAGE POOL SUMMARIES (1)(3)

	2005 3rd Quarter		2005 4th Quarter		2006 1st Quarter		2006 2nd Quarter		2006 3rd Quarter		2006 4th Quarter		2007 1st Quarter		2007 2nd Quarter		2007 3rd Quarter		2007 4th Quarter		2008 1st Quarter		2008 2nd Quarter
Current Balance(2)		$52,398,473.70		$21,968,347.16		$30,705,933.58		$83,540,922.33		$108,726,537.16		$81,355,429.81		$86,349,854.39		$127,950,918.20		$144,018,059.13		$77,968,801.46		$61,096,468.47		$61,804,461.51
Average Current Balance(2)		$8,413.37		$8,337.13		$10,174.27		$11,931.01		$13,690.07		$14,902.99		$15,564.14		$16,307.79		$17,841.68		$18,810.33		$19,823.64		$20,774.61
Range of Current Balance(2)		$0 - $30,643.64		$0 - $29,624.81		$0 - $32,433.05		$0 - $33,641.68		$0 - $35,520.46		$0 - $39,558.48		$0 - $38,738.28		$0 - $37,709.22		$0 - $37,383.59		$0 - $44,251.10		$0 - $43,632.38		$0 - $47,143.37
Original Balance		$153,085,424.53		$63,884,633.72		$71,037,590.65		$167,380,600.31		$190,754,949.73		$130,322,400.33		$128,993,475.11		$175,053,459.54		$181,061,648.14		$91,537,319.45		$67,359,668.44		$63,359,443.92
Min Original Balance		$6,000.00		$4,758.37		$4,500.00		$4,131.36		$5,000.00		$4,545.52		$4,357.01		$4,500.60		$5,000.00		$4,990.50		$5,088.00		$5,078.14
Max Original Balance		$50,721.56		$51,625.41		$48,704.43		$51,236.77		$50,288.90		$51,250.61		$50,204.92		$44,871.06		$44,335.20		$45,296.25		$45,626.91		$47,613.33
Weighted Average Original APR		1.611%		4.406%		4.369%		3.18%		2.699%		3.179%		3.602%		4.330%		3.847%		4.212%		3.597%		3.981%
Range of Original APR		0.01% - 16.95%		0.01% - 14.90%		0.01% - 14.90%		0.01% - 18.00%		0.01% - 17.34%		0.01% - 14.99%		0.01% - 14.49%		0.01% - 17.05%		0.01% - 12.90%		0.01% - 14.90%		0.01% - 14.90%		0.01% - 16.90%
Weighted Average Remaining Term(2) (months)		33		36		40		43		46		48		49		52		54		57		60		63
Range of Remaining Term(2) (months)		0-50		0-51		0-55		0 - 59		0-62		0-61		0-67		0-66		0-68		0 - 69		0-72		0-72
Weighted Average Original Term (months)		65		66		67		67		67		66		64		65		64		64		64		64
Range of Original Terms (months)		36-72		12-72		24-72		12-72		24-72		24-72		24-72		24-72		24-72		24-72		24-72		24-72
Weighted Average Original FICO		725		711		714		720		727		727		732		733		739		739		737		728
% New/ % Used Vehicles		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%		100% / 0%
Top 5 States	CA	12%	TX	15%	TX	18%	TX	15%	TX	15%	TX	16%	TX	14%	TX	12%	TX	12%	TX	11%	TX	14%	TX	13%
	TX	11%	CA	10%	FL	10%	FL	12%	FL	12%	FL	12%	FL	10%	FL	9%	FL	9%	FL	10%	CA	9%	IL	10%
	FL	7%	FL	9%	CA	7%	CA	8%	CA	7%	CA	9%	CA	10%	CA	8%	IL	8%	CA	8%	FL	8%	FL	8%
	IL	7%	GA	5%	PA	6%	IL	6%	IL	6%	IL	7%	IL	6%	IL	7%	CA	7%	IL	7%	IL	8%	NY	7%
	PA	6%	PA	5%	IL	6%	PA	5%	NY	6%	PA	5%	PA	5%	PA	6%	PA	7%	NY	6%	PA	7%	CA	7%

(1)	Weighted averages and percents are calculated off of the original balance of contracts originated within each respective Vintage pool, except for remaining term which is calculated off of the current balance of contracts outstanding as of June 30, 2008.

(2)	Represents the current contracts outstanding as of June 30, 2008 for each respective Vintage pool.

(3)	The following contracts are excluded from the Vintage pools: contracts originated with respect to used vehicles; contracts originated through the refinancing of a previously originated loan; and contracts that were not originated through a subvention program.

Static Pool Data — Vintage Pools
Monthly Net Cumulative Loss Rates(1)
(As a percentage of original pool balance)
Through June 30, 2008(2)

Months from	2005 3rd	2005 4th	2006 1st	2006 2nd	2006 3rd	2006 4th	2007 1st	2007 2nd	2007 3rd	2007 4th	2008 1st
Origination	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
1	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%
2	0.00%	0.06%	0.00%	0.01%	0.01%	0.00%	0.04%	0.02%	0.03%	0.00%	0.00%
3	0.00%	0.10%	0.07%	0.04%	0.08%	0.02%	0.11%	0.02%	0.04%	0.08%	0.00%
4	0.02%	0.22%	0.21%	0.05%	0.12%	0.05%	0.08%	0.05%	0.08%	0.05%
5	0.04%	0.29%	0.24%	0.08%	0.23%	0.06%	0.05%	0.11%	0.12%	0.04%
6	0.18%	0.46%	0.27%	0.13%	0.24%	0.15%	0.11%	0.11%	0.22%	0.06%
7	0.15%	0.35%	0.38%	0.17%	0.25%	0.11%	0.11%	0.12%	0.31%
8	0.26%	0.44%	0.35%	0.21%	0.28%	0.22%	0.14%	0.13%	0.32%
9	0.30%	0.69%	0.43%	0.31%	0.28%	0.23%	0.19%	0.24%	0.29%
10	0.31%	0.69%	0.59%	0.34%	0.26%	0.28%	0.29%	0.30%
11	0.37%	0.66%	0.61%	0.42%	0.35%	0.34%	0.32%	0.27%
12	0.36%	0.79%	0.80%	0.48%	0.33%	0.34%	0.41%	0.34%
13	0.40%	0.77%	0.83%	0.52%	0.44%	0.40%	0.41%
14	0.45%	1.02%	0.87%	0.52%	0.45%	0.46%	0.42%
15	0.58%	1.29%	0.97%	0.59%	0.48%	0.48%	0.46%
16	0.55%	1.25%	1.06%	0.63%	0.50%	0.54%
17	0.64%	1.33%	1.29%	0.74%	0.55%	0.60%
18	0.67%	1.43%	1.34%	0.71%	0.56%	0.60%
19	0.68%	1.41%	1.29%	0.80%	0.64%
20	0.70%	1.39%	1.46%	0.94%	0.67%
21	0.76%	1.43%	1.61%	0.95%	0.77%
22	0.77%	1.56%	1.61%	0.97%
23	0.76%	1.54%	1.68%	0.99%
24	0.82%	1.70%	1.73%	1.08%
25	0.90%	1.83%	1.79%
26	0.93%	2.07%	1.85%
27	0.99%	2.04%	1.84%
28	0.99%	2.00%
29	1.04%	2.08%
30	1.05%	2.22%
31	1.10%
32	1.14%
33	1.15%

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off, which is the gross principal balanced charged off for any automobile loan less any recoveries received, over the original pool balance of the automobile loans.

(2)	No information is available at this time for loans originated in the second Quarter of 2008.

Static Pool Data — Vintage Pools
Monthly Delinquencies of 30-59 Days(1)
(As a percentage of end of month pool balance)
Through June 30, 2008(2)

Months from	2005 3rd	2005 4th	2006 1st	2006 2nd	2006 3rd	2006 4th	2007 1st	2007 2nd	2007 3rd	2007 4th	2008 1st
Origination	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
1	0.02%	0.00%	0.00%	0.02%	0.00%	0.02%	0.00%	0.02%	0.00%	0.00%	0.00%
2	0.20%	0.27%	0.24%	0.10%	0.14%	0.10%	0.13%	0.10%	0.08%	0.17%	0.21%
3	0.48%	0.45%	0.20%	0.13%	0.26%	0.13%	0.04%	0.11%	0.22%	0.09%	0.24%
4	0.29%	0.43%	0.36%	0.27%	0.31%	0.17%	0.06%	0.16%	0.25%	0.07%
5	0.60%	0.78%	0.64%	0.40%	0.30%	0.21%	0.21%	0.33%	0.28%	0.32%
6	0.52%	0.91%	0.99%	0.40%	0.32%	0.29%	0.27%	0.37%	0.32%	0.43%
7	0.54%	0.75%	0.96%	0.64%	0.25%	0.37%	0.51%	0.34%	0.31%
8	0.43%	0.96%	1.10%	0.67%	0.47%	0.57%	0.50%	0.51%	0.40%
9	0.69%	0.91%	1.08%	0.63%	0.56%	0.49%	0.59%	0.54%	0.44%
10	0.69%	1.17%	1.07%	0.56%	0.69%	0.42%	0.75%	0.76%
11	0.75%	1.21%	1.30%	0.75%	0.63%	0.66%	0.66%	0.75%
12	0.92%	1.35%	1.14%	0.69%	0.64%	0.96%	0.62%	0.58%
13	0.85%	1.16%	1.07%	0.98%	0.75%	0.73%	0.52%
14	1.02%	1.24%	1.08%	1.18%	0.91%	0.84%	0.74%
15	1.01%	0.88%	1.36%	1.06%	0.99%	0.81%	0.91%
16	0.80%	1.16%	1.73%	0.94%	1.08%	0.80%
17	0.96%	1.08%	1.74%	1.22%	0.96%	0.81%
18	0.96%	0.91%	1.64%	1.39%	1.07%	1.12%
19	0.91%	1.13%	1.32%	1.47%	0.84%
20	1.05%	1.55%	1.90%	1.76%	1.25%
21	1.15%	2.20%	2.14%	1.71%	1.02%
22	1.39%	3.01%	1.96%	1.42%
23	1.12%	1.87%	1.63%	1.41%
24	1.32%	2.79%	2.03%	1.59%
25	1.40%	1.68%	1.94%
26	1.53%	2.71%	1.88%
27	1.70%	2.13%	1.76%
28	2.03%	2.86%
29	2.07%	2.51%
30	1.96%	2.75%
31	1.59%
32	1.87%
33	1.95%

(1)	The monthly delinquent percent is calculated by dividing the total remaining principal balance of automobile loans greater than or equal to 30 but less than or equal to 59 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	No information is available at this time for loans originated in the second Quarter of 2008.

Static Pool Data — Vintage Pools
Monthly Delinquencies of 60-89 Days(1)
(As a percentage of end of month pool balance)
Through June 30, 2008(2)

Months from	2005 3rd	2005 4th	2006 1st	2006 2nd	2006 3rd	2006 4th	2007 1st	2007 2nd	2007 3rd	2007 4th	2008 1st
Origination	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.10%	0.14%	0.10%	0.01%	0.02%	0.01%	0.04%	0.05%	0.05%	0.06%	0.16%
4	0.18%	0.11%	0.03%	0.06%	0.12%	0.09%	0.05%	0.07%	0.09%	0.00%
5	0.12%	0.12%	0.22%	0.08%	0.08%	0.15%	0.03%	0.04%	0.12%	0.06%
6	0.01%	0.05%	0.26%	0.15%	0.06%	0.02%	0.05%	0.14%	0.02%	0.09%
7	0.15%	0.38%	0.19%	0.16%	0.05%	0.09%	0.06%	0.12%	0.08%
8	0.23%	0.15%	0.40%	0.19%	0.05%	0.06%	0.10%	0.07%	0.07%
9	0.07%	0.42%	0.34%	0.17%	0.13%	0.20%	0.18%	0.12%	0.10%
10	0.14%	0.20%	0.25%	0.17%	0.19%	0.27%	0.04%	0.08%
11	0.20%	0.34%	0.39%	0.20%	0.13%	0.12%	0.22%	0.23%
12	0.18%	0.32%	0.29%	0.18%	0.22%	0.19%	0.15%	0.22%
13	0.30%	0.62%	0.12%	0.13%	0.13%	0.17%	0.11%
14	0.25%	0.37%	0.48%	0.27%	0.20%	0.20%	0.18%
15	0.34%	0.30%	0.40%	0.29%	0.34%	0.26%	0.21%
16	0.36%	0.27%	0.28%	0.37%	0.25%	0.15%
17	0.08%	0.38%	0.63%	0.28%	0.34%	0.33%
18	0.12%	0.34%	0.47%	0.46%	0.14%	0.25%
19	0.19%	0.23%	0.63%	0.47%	0.19%
20	0.30%	0.39%	0.37%	0.27%	0.28%
21	0.25%	0.22%	0.62%	0.25%	0.42%
22	0.26%	0.61%	0.54%	0.33%
23	0.22%	0.81%	0.66%	0.22%
24	0.18%	0.95%	0.30%	0.32%
25	0.47%	0.79%	0.30%
26	0.48%	0.30%	0.36%
27	0.37%	0.77%	0.62%
28	0.30%	0.36%
29	0.51%	0.98%
30	0.43%	0.73%
31	0.47%
32	0.32%
33	0.66%

(1)	The monthly delinquent percent is calculated by dividing the total remaining principal balance of automobile loans greater than or equal to 60 but less than or equal to 89 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	No information is available at this time for loans originated in the second Quarter of 2008.

Static Pool Data — Vintage Pools
Monthly Delinquencies greater than or equal to 90 Days(1)
(As a percentage of end of month pool balance)
Through June 30, 2008(2)

Months from	2005 3rd	2005 4th	2006 1st	2006 2nd	2006 3rd	2006 4th	2007 1st	2007 2nd	2007 3rd	2007 4th	2008 1st
Origination	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.05%	0.09%	0.03%	0.00%	0.02%	0.00%	0.04%	0.00%	0.03%	0.00%
5	0.11%	0.09%	0.03%	0.02%	0.04%	0.02%	0.04%	0.03%	0.07%	0.00%
6	0.07%	0.18%	0.14%	0.05%	0.05%	0.04%	0.03%	0.05%	0.07%	0.03%
7	0.03%	0.30%	0.09%	0.09%	0.05%	0.06%	0.04%	0.09%	0.02%
8	0.06%	0.38%	0.19%	0.12%	0.02%	0.07%	0.09%	0.13%	0.00%
9	0.07%	0.02%	0.31%	0.07%	0.02%	0.04%	0.08%	0.03%	0.03%
10	0.10%	0.20%	0.52%	0.13%	0.07%	0.06%	0.16%	0.02%
11	0.11%	0.18%	0.42%	0.09%	0.05%	0.18%	0.13%	0.04%
12	0.16%	0.29%	0.27%	0.10%	0.09%	0.14%	0.12%	0.08%
13	0.23%	0.39%	0.35%	0.12%	0.09%	0.23%	0.07%
14	0.35%	0.61%	0.26%	0.06%	0.06%	0.19%	0.06%
15	0.23%	0.31%	0.31%	0.16%	0.09%	0.17%	0.09%
16	0.25%	0.22%	0.36%	0.21%	0.21%	0.19%
17	0.29%	0.19%	0.18%	0.31%	0.18%	0.18%
18	0.25%	0.14%	0.31%	0.31%	0.22%	0.22%
19	0.19%	0.27%	0.44%	0.29%	0.24%
20	0.20%	0.15%	0.51%	0.22%	0.22%
21	0.21%	0.41%	0.22%	0.22%	0.18%
22	0.24%	0.26%	0.34%	0.19%
23	0.32%	0.52%	0.17%	0.27%
24	0.37%	0.44%	0.41%	0.18%
25	0.15%	0.65%	0.22%
26	0.13%	0.74%	0.17%
27	0.23%	0.39%	0.25%
28	0.37%	0.51%
29	0.22%	0.53%
30	0.36%	0.82%
31	0.34%
32	0.21%
33	0.18%

(1)	The monthly delinquent percent is calculated by dividing the total remaining principal balance of automobile loans greater than or equal to 90 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	No information is available at this time for loans originated in the second Quarter of 2008.

Static Pool Data — Vintage Pools
ABS Speed (1)
Through June 30, 2008(3)

Months from	2005 3rd	2005 4th	2006 1st	2006 2nd	2006 3rd	2006 4th	2007 1st	2007 2nd	2007 3rd	2007 4th	2008 1st
Origination	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
1(2)	—	—	—	—	—	—	—	—	—	—	—
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.30%	0.14%	0.16%	0.19%
3	0.00%	0.74%	0.46%	0.43%	0.53%	0.55%	0.61%	0.59%	0.25%	0.65%	0.33%
4	0.00%	1.05%	0.63%	0.49%	0.49%	0.37%	0.57%	0.60%	0.50%	0.79%
5	0.00%	0.87%	0.58%	0.37%	0.69%	0.54%	0.74%	0.59%	0.57%	0.74%
6	0.41%	1.00%	0.40%	0.60%	0.72%	0.66%	0.72%	0.64%	0.72%	0.65%
7	0.61%	1.16%	0.91%	0.59%	0.71%	0.46%	0.73%	0.78%	0.78%
8	0.74%	1.09%	0.76%	0.53%	0.75%	0.60%	0.56%	0.75%	0.68%
9	0.66%	1.46%	1.05%	0.83%	0.64%	0.68%	0.59%	0.75%	0.66%
10	0.69%	1.24%	0.96%	0.61%	0.71%	0.87%	0.74%	0.88%
11	0.90%	1.08%	0.93%	0.91%	0.90%	0.63%	0.81%	0.71%
12	0.72%	1.21%	1.16%	0.93%	0.67%	0.64%	0.84%	1.08%
13	0.81%	1.12%	1.02%	1.06%	0.80%	0.77%	0.92%
14	0.89%	1.02%	0.98%	0.76%	0.90%	0.81%	0.91%
15	0.79%	1.55%	1.12%	0.97%	0.81%	0.87%	0.92%
16	0.58%	1.20%	1.08%	0.89%	0.85%	0.77%
17	0.97%	1.17%	1.27%	1.23%	0.80%	0.92%
18	0.79%	1.48%	1.04%	0.92%	0.85%	0.96%
19	0.98%	1.53%	0.85%	1.02%	0.86%
20	0.93%	1.58%	1.40%	0.99%	0.88%
21	0.82%	1.37%	0.99%	0.92%	1.07%
22	1.08%	1.09%	1.09%	1.02%
23	1.02%	0.98%	0.97%	1.03%
24	1.16%	1.22%	1.17%	1.04%
25	1.16%	1.35%	1.19%
26	0.91%	1.18%	1.20%
27	1.00%	1.05%	1.26%
28	0.97%	1.19%
29	1.10%	1.40%
30	0.82%	1.21%
31	1.12%
32	1.16%
33	1.09%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of automobile loans, including prepayments and defaults, divided by the beginning of the month pool balance less scheduled payments received. The SMM is converted into the ABS speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00% as opposed to 0.01)

(2)	ABS calculation for the first month from origination on each vintage year quarter is unavailable. The ending balance for a vintage year quarter does not represent the full ending balance because not all contracts in a particular vintage quarter are purchased in the month in which they are contracted.

(3)	No information is available at this time for loans originated in the Second Quarter 2008.

Prior Securitized Pool Summaries

		Merrill Auto Trust		Merrill Auto Trust
		Securitization		Securitization
		2005-1(1)		2007-1(2)
Aggregate Principal Balance		$1,818,270,184		$881,547,644.90
Number of Receivables		138,127		43,540
Average Principal Balance		$13,164		$20,246.85
Range of Principal Balances		$100 - $66,887		$104.44–$50,827.11
Weighted Average Contract Rate		5.441%		3.872%
Range of Average Contract Rates		0.000% - 29.950%		0.000% – 22.880%
Weighted Average Original Term to Maturity (months)		60		66
Weighted Average Payments To Maturity (months)		43		57
Weighted Average Payments Made (months)		17		9
Weighted Average FICO Score		733		726
% New / %Used Vehicle		49.75%/50.25%		98.756%/1.244%
State Concentration(3)		CA: 16.32%		TX: 15.23%
		TX: 11.76%		FL: 11.14%
		FL: 7.372%		CA: 8.24%
		GA: 5.12%		IL: 6.19%
				PA: 5.14%
Originator/Receivables Servicer Concentration	Capital One Auto Finance, Inc.:	9.04%	MLBUSA Flow Program	100.00%
	E-Loan, Inc. (Systems & Services Technologies, Inc., Receivables Servicer):	39.22%
	Ford Motor Credit Co.:	20.33%
	Onyx Acceptance Corp.:	31.41%

(1)	Selected Information as of the May 31, 2005 cut-off date.

(2)	Selected Information as of the May 31, 2007 cut-off date. Receivables included in the Merrill Auto Trust Securitization 2007-1 may also be included in one of the vintage pools described on pages S-79 through S-84.

(3)	No other state in each respective pool constituted more than 5% of the aggregate principal balance of the receivables as of the cut-off date.

Static Pool Data — Prior Securitized Pools
Monthly Net Cumulative Loss Rates (1)
(As a percentage of original pool balance)
MATS 2005-1

		Cumulative Net
Year	Month	Principal Loss
2005	June	0.00%
	July	0.02%
	August	0.07%
	September	0.12%
	October	0.18%
	November	0.24%
	December	0.31%

2006	January	0.37%
	February	0.41%
	March	0.44%
	April	0.46%
	May	0.47%
	June	0.50%
	July	0.53%
	August	0.56%
	September	0.58%
	October	0.62%
	November	0.65%
	December	0.67%

2007	January	0.70%
	February	0.71%
	March	0.72%
	April	0.73%
	May	0.74%
	June	0.76%
	July	0.77%
	August	0.79%
	September	0.80%
	October	0.81%
	November	0.82%
	December	0.84%

2008	January	0.85%
	February	0.85%
	March	0.86%
	April	0.87%
	May	0.87%
MATS 2007-1

		Cumulative Net
Year	Month	Principal Loss
2007	June	0.09%
	July	0.12%
	August	0.20%
	September	0.25%
	October	0.38%
	November	0.44%
	December	0.55%

2008	January	0.68%
	February	0.78%
	March	0.88%
	April	0.94%
	May	1.00%

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off, which is the gross principal balanced charged off for any automobile loan less any recoveries received, over the original pool balance of the automobile loans.

Static Pool Data — Prior Securitized Pools
Monthly Delinquencies (1)
(As a percentage of end of month pool balance)
MATS 2005-1

Year	Month	30-59 Days	60-89 Days	90+ Days
2005	June	0.51%	0.06%	0.00%
	July	0.63%	0.09%	0.02%
	August	0.58%	0.11%	0.06%
	September	0.62%	0.13%	0.06%
	October	0.73%	0.14%	0.07%
	November	0.73%	0.16%	0.11%
	December	0.83%	0.16%	0.11%

2006	January	0.74%	0.17%	0.12%
	February	0.74%	0.13%	0.12%
	March	0.69%	0.13%	0.10%
	April	0.81%	0.13%	0.10%
	May	0.78%	0.15%	0.12%
	June	0.82%	0.14%	0.12%
	July	0.90%	0.13%	0.11%
	August	0.90%	0.19%	0.11%
	September	0.97%	0.17%	0.14%
	October	0.98%	0.18%	0.13%
	November	1.06%	0.22%	0.14%
	December	1.16%	0.27%	0.15%

2007	January	1.03%	0.20%	0.16%
	February	1.02%	0.21%	0.15%
	March	0.93%	0.16%	0.16%
	April	0.98%	0.21%	0.16%
	May	1.15%	0.20%	0.20%
	June	1.20%	0.24%	0.22%
	July	1.24%	0.25%	0.23%
	August	1.33%	0.22%	0.24%
	September	1.53%	0.35%	0.24%
	October	1.49%	0.35%	0.25%
	November	1.42%	0.40%	0.31%
	December	1.71%	0.36%	0.37%

2008	January	1.46%	0.38%	0.34%
	February	1.32%	0.30%	0.40%
	March	1.19%	0.29%	0.34%
	April	1.46%	0.27%	0.40%
	May	1.53%	0.36%	0.35%
MATS 2007-1

Year	Month	30-59 Days	60-89 Days	90+ Days
2007	June	0.95%	0.19%	0.01%
	July	1.08%	0.22%	0.10%
	August	1.00%	0.33%	0.06%
	September	1.19%	0.28%	0.14%
	October	1.28%	0.34%	0.09%
	November	1.27%	0.43%	0.13%
	December	1.75%	0.40%	0.20%

2008	January	1.52%	0.39%	0.11%
	February	1.39%	0.28%	0.12%
	March	1.33%	0.29%	0.09%
	April	1.32%	0.38%	0.07%
	May	1.59%	0.42%	0.12%

(1)	The monthly delinquent percent is calculated by dividing the total remaining principal balance of automobile loans greater than or equal to 30 but less than or equal to 59 days past due, greater than or equal to 60 but less than or equal to 89 past due or greater than or equal to 90 days past due, as applicable, by the end of the month principal balance of the total pool of automobile loans.

Static Pool Data — Prior Securitized Pools
ABS Speed (1)
As of May 31, 2008
MATS 2005-1

		Prepayment Speed (%ABS)
Year	Month	Monthly
2005	June	1.63%
	July	1.67%
	August	1.78%
	September	1.61%
	October	1.60%
	November	1.49%
	December	1.49%

2006	January	1.58%
	February	1.46%
	March	1.66%
	April	1.50%
	May	1.58%
	June	1.52%
	July	1.56%
	August	1.54%
	September	1.45%
	October	1.47%
	November	1.34%
	December	1.39%

2007	January	1.48%
	February	1.38%
	March	1.52%
	April	1.44%
	May	1.45%
	June	1.47%
	July	1.45%
	August	1.46%
	September	1.35%
	October	1.42%
	November	1.36%
	December	1.34%

2008	January	1.40%
	February	1.39%
	March	1.41%
	April	1.38%
	May	1.36%
MATS 2007-1

		Prepayment Speed (%ABS)
Year	Month	Monthly
2007	June	0.99%
	July	0.99%
	August	1.15%
	September	0.99%
	October	1.22%
	November	1.03%
	December	1.24%

2008	January	1.15%
	February	1.03%
	March	1.20%
	April	1.22%
	May	1.11%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of automobile loans, including prepayments and defaults, divided by the beginning of the month pool balance less scheduled payments received. The SMM is converted into the ABS speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00% as opposed to 0.01)

[THIS PAGE INTENTIONNALLY LEFT BLANK]

PROSPECTUS
Vehicle Receivables Trusts
(Issuing Entities)
Asset Backed Notes
Asset Backed Certificates
(Each Issuable In Series)

ML Asset Backed Corporation
Depositor

Before you purchase any of these securities, be sure to read the risk factors beginning on page 8 of this prospectus and the risk factors set forth in the related prospectus supplement.
The notes and the certificates will represent interests in or obligations of the issuing entity only and will not represent interests in or obligations of ML Asset Backed Corporation or any of its affiliates.
This prospectus may be used to offer and sell any of the notes or certificates only if accompanied by the prospectus supplement for the related issuing entity.
Each issuing entity —
•	will be a trust that will issue a series of asset-backed securities in one or more classes.
•	will own —
•	a portfolio of motor vehicle loans;

•	related assets, including collections on those loans, security interests in the vehicles financed by those loans, and funds in the accounts of the issuing entity.
A new issuing entity will be formed for each series of securities offered under this prospectus.
The asset-backed securities —
•	will consist of —
•	notes that will be obligations of the issuing entity; and

•	certificates that will be undivided beneficial interests in the issuing entity.
•	may have the benefit of one or more forms of credit or payment enhancement, including overcollateralization, excess spread, subordination of certain classes of notes or certificates and/or third party credit support.
Each class of offered securities will be rated at the time of issuance in one of the four highest rating categories by at least one nationally recognized statistical rating organization.
The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus is July 22, 2008.

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT
     We provide information on your securities in two separate documents that offer varying levels of detail:
•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the accompanying prospectus supplement will provide a summary of the specific terms of your securities.
     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.
     You will find a glossary of defined terms used in this prospectus on page 81.
     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     ML Asset Backed Corporation, as the depositor for each issuing entity, has filed a registration statement (No. 333-139130) with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information.
     You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-732-0330).
     Also, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as ML Asset Backed Corporation, that file electronically with the SEC. The registration statement, together with our other SEC filings, are available on that web site, as well as on various privately run internet web sites that include the SEC filings of registrant’s such as ML Asset Backed Corporation.
     For the time period that each issuing entity is required to report under the Securities Exchange Act of 1934, the issuing entity, or a servicer or trustee on its behalf will file with the SEC annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K and any amendments to those reports. A copy of each such report may be obtained by any securityholder by request to the depositor. See “Certain Information Regarding the Securities—Reports to be Filed with the SEC”.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows the depositor and each issuing entity to “incorporate by reference” information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information filed later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We hereby incorporate by reference any future distribution report on Form 10-D or current report on Form 8-K, or any amendment to these reports, that are filed by or on behalf of an issuing entity until we terminate our offering of the securities by that issuing entity.
Copies of the Documents
     You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:
•	you received this prospectus and the prospectus supplement and

•	you request copies from us at:
ML Asset Backed Corporation
250 Vesey Street — 12th Floor
New York, New York 10080
(212) 449-0336
This offer only includes the exhibits to the documents if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

SUMMARY
     The following summary is a short description of the main structural features that the securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an offering of securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.
The Issuing Entities
A separate issuing entity will be formed to issue each series of securities. Each issuing entity will be formed by an agreement between the depositor and the trustee of the issuing entity. The name of the issuing entity will be set forth in the prospectus supplement.
Depositor
ML Asset Backed Corporation. As the depositor for each issuing entity, we will sell to, or otherwise deposit into, the issuing entity the receivables that back the related series of securities.
Sponsor
The prospectus supplement will name the sponsor for the issuing entity and the related securitization transaction. The sponsor for each issuing entity will sell the related receivables to the depositor for that issuing entity.
The Originator
The prospectus supplement will name the originator of the receivables with respect to each issuing entity if the sponsor did not originate those receivables. If the sponsor did originate the receivables of an issuing entity, references in this prospectus to the originator are references to the sponsor.
There may be more than one originator of receivables with respect to an issuing entity. In the case of an issuing entity with respect to which there is more than one originator, you should construe references in this prospectus to the “originator” to be references to each applicable originator, as appropriate.
Servicer
The prospectus supplement will name the servicer of the receivables for the issuing entity. An issuing entity may have more than one servicer, in which case the prospectus supplement will name each servicer and specify which servicing duties each servicer will perform. If an issuing entity has more than one servicer, references in this prospectus to the “servicer” will include each of the related issuing entity’s servicers unless otherwise specified.
A prospectus supplement may specify that a servicer will engage one or more subservicers or administrators to perform all or some of its servicing obligations. A servicer that does not directly service the receivables, but engages one or more subservicers or administrators may be referred to in the related prospectus supplement as the “master servicer”.
Trustee
The prospectus supplement will name the trustee for the issuing entity.
Indenture Trustee
If an issuing entity issues notes, the notes will be issued under an indenture that will be entered into between the issuing entity and the indenture trustee. The prospectus supplement will name the indenture trustee. The indenture trustee will be separate from and unaffiliated with the trustee for the issuing entity.
Securities
An issuing entity’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:
•	its principal amount;

•	its interest rate, which may be fixed or variable;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	the payment dates, which may occur at monthly, quarterly or other specified intervals, for that class;

•	its final scheduled payment date;

•	whether and when it may be redeemed prior to its final scheduled payment date; and

•	how losses on the receivables are allocated among the classes of securities.
Some classes of securities may be entitled to:
•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.
The prospectus supplement will identify any class of securities that is not being offered to the public.
The Receivables
The receivables of each issuing entity will consist of a pool of motor vehicle loans which may include both installment sales contracts and secured loans. The receivables will be secured by new or used automobiles, vans, minivans, sport utility vehicles, light-duty trucks, trucks, trailers, motorcycles or recreational vehicles and will include:
•	the rights to receive payments made on the loans after the cutoff date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the loans; and

•	any proceeds from claims on various related insurance policies.
The receivables will be originated either by the originator with respect to the issuing entity or by motor vehicle dealers or lenders. In the latter case, the receivables will have been purchased, directly or indirectly, by the originator pursuant to agreements with the dealers or lenders. The sponsor, if different from the originator, will have purchased the receivables, directly or through one or more other sellers, from the originator, and in any event will sell the receivables to the depositor who will in turn convey them to the issuing entity for the related series of securities.
You will find a description of the characteristics of each issuing entity’s receivables in the related prospectus supplement.
For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.
Other Property of the Issuing Entity
In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:
•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; and

•	a reserve account or other account providing credit enhancement.
Purchase of Receivables After the Closing Date
If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor over a period specified in the prospectus supplement. An issuing entity may, during a period specified in the prospectus supplement, use principal collections on its receivables to purchase additional receivables.
Credit or Payment Enhancement
The prospectus supplement will specify the credit or payment enhancement, if any, for each series of securities. Credit or payment enhancement may consist of one or more of the following:
•	subordination of one or more classes of securities;

•	a reserve account;

•	overcollateralization, meaning the amount by which the principal amount of the receivables exceeds the principal amount of the securities;

•	excess spread, meaning the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in a reserve account, if any;

•	letter of credit or other credit facility;

•	liquidity facilities;

•	surety bond, insurance policy or guaranty;

•	currency swaps;

•	interest rate swaps or other interest rate protection agreements;

•	repurchase obligations;

•	yield supplement accounts or agreements;

•	guaranteed investment contracts;

•	demand notes, lines of credit or cash deposits; or

•	arrangements that discount the principal balance of certain receivables.
Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. The presence of enhancements cannot guarantee that losses will not be incurred on the securities.
Reserve Account
If there is a reserve account, the issuing entity or the depositor will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement. The prospectus supplement may also specify other methods of funding the reserve account.
Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement will also specify (1) any minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.
For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements — Credit and Payment Enhancement” in this prospectus.
Transfer and Servicing of the Receivables
With respect to each issuing entity, if the sponsor did not originate the receivables, it will have purchased the receivables from one or more originators. The sponsor will sell the related receivables to the depositor under a receivables purchase agreement, which, in turn, will transfer the receivables to the issuing entity under a sale and servicing agreement. The servicer will agree with the issuing entity to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. If an issuing entity has more than one servicer, references in this prospectus to a servicer will include each of the issuing entity’s servicers unless otherwise specified. A servicer may engage one or more subservicers or administrators to perform all or part of its obligations. If the servicer of an issuing entity engages one or more subservicers or administrators, references in this prospectus to a servicer will include each of the related issuing entity’s subservicers or administrators unless otherwise specified. A servicer that does not directly service the receivables, but engages one or more subservicers or administrators may be referred to in the related prospectus supplement as the “master servicer”.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.
Servicing Fees
Each issuing entity will pay the related servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation the fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.
Servicer Advances of Late Payments
If so specified in the related prospectus supplement, when collections received on the receivables are less than the scheduled collections in a monthly collection period, the servicer will advance to the issuing entity that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.
The servicer will be entitled to reimbursement from other collections of the issuing entity for advances that are not repaid out of collections of the related late payments.
Repurchase May Be Required for Breaches of Representations
Each originator, or other person specified in the related prospectus supplement, will make representations and warranties as of the cutoff date relating to the receivables sold by it. The party making representations and warranties relating to the receivables will be obligated to repurchase any receivable from the issuing entity if:
•	any of its representations or warranties is breached with respect to that receivable,

•	the receivable or the issuing entity’s interest in the receivable is materially and adversely affected by the breach and

•	the breach has not been cured following the discovery by or notice to that party of the breach.
If so specified in the prospectus supplement, the party making representations and warranties relating to the receivables will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase.
For a description of the representations and warranties relating to the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.
Optional Redemption
The servicer or other party named in the prospectus supplement for each issuing entity will have the option to purchase the issuing entity’s receivables on any payment date when the aggregate principal balance of the receivables has declined to or below a specified percentage of their balance as of the applicable cutoff date. That percentage will be specified in the prospectus supplement and is expected to be 10% of the cutoff date balance. Should the servicer or other party named in the prospectus supplement exercise its option, the securities of that issuing entity will be prepaid in full with the purchase proceeds.
Tax Status
Unless otherwise indicated in the prospectus supplement, it is the opinion of Sidley Austin llp, as federal tax counsel to the depositor, that, for federal income tax purposes:
•	securities issued as notes will be treated as indebtedness;

•	each issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation.
The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

For additional information concerning the application of federal and state tax laws to the securities, see “Material Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus.
Employee Benefit Plan Considerations
Unless otherwise indicated in the prospectus supplement, the notes will generally be eligible for purchase by employee benefit plans.
The certificates generally will not be eligible for purchase by or with plan assets of employee benefit and other plans.
If you are an employee benefit plan, you should review the matters discussed under “Employee Benefit Plan Considerations” before investing in the securities.
Form, Denomination and Record Date
The notes will be issued only in book-entry form. Each investor’s interest in the notes will be represented through an agent, rather than by a physical note held by the investor. An issuing entity will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.
The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.
The denominations in which securities may be purchased and the record date for each payment on the securities will be set forth in the prospectus supplement.
[THE REMAINDER OF THIS PAGE HAS BEEN
INTENTIONALLY LEFT BLANK]

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any of the securities. The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price	There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

The securities are not suitable investments for all investors	The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

Performance of the receivables is uncertain	The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, the underwriting standards of the originator at origination and the success of the master servicer’s servicing and collection strategies. Consequently, no accurate prediction can be made of how the receivables will perform based on FICO scores or other similar measures.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the originator to the sponsor (if the sponsor is not the originator), by the sponsor to the depositor and by the depositor to the issuing entity. The originator’s accounting records and computer systems will be marked to reflect a sale of the receivables to the sponsor, and each of the transfers of the receivables by the sponsor to the depositor and by the depositor to the issuing entity. However, because the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the issuing entity, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest by obtaining physical possession of the loan documentation representing that receivable without knowledge of the assignment of the receivable to the issuing entity. If another person acquires an interest in a receivable that is superior to the issuing entity’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

Additionally, if another person acquires a security or other interest in a vehicle financed by a receivable that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• the originator or the sponsor might fail to perfect its security interest in a financed vehicle;

•   another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

•   the issuing entity may not have a security interest in the financed vehicles in some states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest therein to the issuing entity;

• holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuing entity’s security interest; and

• the issuing entity may lose its security interest in vehicles confiscated by the government.

None of the originator, the sponsor, the servicer or any other party will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity. If an issuing entity does not have a perfected security interest in a vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to make payments on your securities.

Only the assets of the issuing entity are available to pay your securities	The securities represent interests solely in an issuing entity or indebtedness of an issuing entity and will not be insured or guaranteed by the depositor, the sponsor or any of their respective affiliates, or any other person or entity other than the issuing entity. The assets of an issuing entity will consist solely of its receivables and, to the extent specified in the prospectus supplement, various deposit accounts and any credit enhancement. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or payment enhancement for the issuing entity. If so specified in the related prospectus supplement, a class of securities may be secured or supported only by a portion of an issuing entity’s receivables. Therefore, you must rely solely on the assets of the issuing entity, or a specified portion of those assets, for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

Amounts on deposit in any reserve account will be limited and subject to depletion	The amount required to be on deposit in any reserve account will be limited. If the amounts in the reserve account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your securities, the issuing entity will depend solely on collections on the receivables and any other credit or payment enhancement, which will be limited, to make payments on your securities. In addition, the minimum required balance in a reserve account may decrease as the outstanding balance of the receivables decreases.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities	Under the circumstances described in this prospectus and in the related prospectus supplement, the receivables of an issuing entity may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could occur if the servicer ceases to act in that capacity	If a servicer that is specified in the related prospectus supplement were to cease acting as servicer, the processing of payments on the receivables serviced by that servicer and information relating to collections could be delayed, which could delay payments to securityholders. Unless otherwise specified in the related prospectus supplement, a servicer can be removed as servicer if it defaults on its servicing obligations as described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination” and “ —Rights Upon Event of Servicing Termination.” A servicer may resign as servicer under certain circumstances as described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements — Certain Matters Regarding the Servicer.”

Bankruptcy of the originator, the sponsor or the depositor could result in delays in payment or losses on the securities	If a sponsor, an originator of the receivables or the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. The originator specified in the related prospectus supplement will sell the receivables to the sponsor who will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the applicable issuing entity. The sponsor may or may not be the originator of the receivables, and if so specified in the related prospectus supplement, the sponsor may itself have acquired the receivables from one or more originators. If a non-bank originator or a sponsor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the originator or the sponsor, as applicable, effectively still owns the receivables by concluding that the sale to the sponsor or the depositor, as applicable, was not a “true sale.” Similarly, if the depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the depositor effectively still owns the receivables by concluding that the sale to the issuing entity was not a “true sale.” In addition, if the parent of a non-bank originator or a sponsor or the depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the parent effectively still owns the receivables by concluding that the parent should be consolidated with the subsidiary for bankruptcy purposes. If a court were to reach any of these conclusions, you could experience losses or delays in payments on your securities due to, among other things:

•    the “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•    certain tax or government liens on the originator’s or the sponsor’s property that arose prior to the transfer of the receivables to the issuing entity have a claim on collections that is senior to payments on your securities; and

•    the issuing entity not having a perfected security interest in one or more of the vehicles securing the receivables or in any cash collections held by the servicer, if the servicer is the originator or the sponsor, at the time that the servicer becomes the subject of a bankruptcy proceeding.

The depositor will take certain steps in structuring the transactions to reduce in certain respects the risk that a court would consolidate the depositor with its parent for bankruptcy purposes or conclude that the sale of the receivables by the originator to the sponsor and the sponsor to the depositor were not “true sales” or to otherwise mitigate the effect of such an occurrence. If there are other transfers of receivables specified in a prospectus supplement, the same considerations discussed above in this risk factor will apply to each such transfer and the related transferor.

The considerations arising from the originator’s or sponsor’s insolvency will vary somewhat from those discussed above if the originator or sponsor, as applicable, is a bank subject to the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989. If the originator or sponsor specified in the related prospectus supplement is a bank, and if that originator or sponsor were to become insolvent or if certain other insolvency related events were to occur, the FDIC would be appointed as conservator or receiver. In that event if the FDIC, as receiver of the originator or sponsor decided to challenge any transfer of the receivables transfer, delays in payments on your securities and possible reductions in the amount payable under the receivables could occur. That attempt, even if unsuccessful, could result in delays in distributions to you. On May 15, 2002, the Comptroller of the Currency issued a temporary cease and desist order against a national banking association (unrelated to any originator or sponsor with respect to any series of securities under this prospectus) in connection with a securitization of its consumer credit card receivables because the Comptroller asserted that, among other things, the servicing fee paid to the national banking association was inadequate. In the event that the Comptroller were to determine that any bank originator or sponsor was in economic or regulatory difficulty, it might order that originator or sponsor to amend or rescind the related agreement relating to the purchase or servicing of the receivables to which that originator or sponsor is a party, or take other actions including, if any servicing or administrative fees payable under the related agreement did not fully compensate the originator or sponsor for its actual costs in providing those services, an order to amend or rescind or to withhold amounts equal to its actual costs.

Subordination of certain securities may reduce payments to those securities	To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

• interest payments on any date on which interest is due may first be allocated to the more senior classes;

• principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

• principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made;

• subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do; and

• if the indenture trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the prospectus supplement.

Prepayments on the receivables may adversely affect the average lives of and rate of return on your securities	You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the issuing entity to make payments on its securities earlier than expected. A higher or lower than anticipated rate of prepayments on the receivables may reduce the yield on your securities. We cannot predict the effect of prepayments on the average lives of your securities.

All the receivables, by their terms, may be prepaid at any time. Prepayments, and sales of receivables that have the effect of a prepayment, include:

• prepayments in whole or in part by the obligor;

• liquidations due to default;

• partial payments with proceeds from physical damage, credit life and disability insurance policies;

• required purchases of receivables by the servicer or repurchases of receivables by the sponsor for specified breaches of their respective representations or covenants;

•    an optional repurchase of an issuing entity’s receivables by the servicer or another person specified in the related prospectus supplement when the aggregate principal balance of the receivables sold to the issuing entity has declined to 10% (or such other percentage specified in the related prospectus supplement) or less of the initial aggregate principal balance of the receivables, or under any other circumstances as may be specified in the related prospectus supplement; and

• the sale of an issuing entity’s receivables in a successful auction.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled payment date for that class specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations” in the related prospectus supplement and in this prospectus.

You may suffer a loss on your securities because the servicer will hold collections and may commingle them with its own funds	With respect to each issuing entity, to the extent specified in the related prospectus supplement, the servicer will generally be permitted to hold with its own funds the collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuing entity until the day prior to the next date on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the issuing entity on the payment date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Collections” in this prospectus.

Reliance on representations and warranties by the originator, the sponsor, the depositor or the servicer that proves to be inadequate may result in losses on your securities	With respect to the receivables of an issuing entity, the sponsor, or if so specified in the related prospectus supplement in circumstances where the sponsor is not also the originator of the receivables, the originator will make representations and warranties on the characteristics of the receivables to the sponsor. In connection with the sale of the receivables by the sponsor to the depositor, the sponsor may assign those representations and warranties to the depositor or make its own representations and warranties to the depositor. In connection with the transfer of receivables by the depositor to an issuing entity, the depositor will assign those representations and warranties to the issuing entity. In some cases, an originator will make its representations and warranties to the depositor, which will then exercise remedies in respect of those representations and warranties in favor of the issuing entity. In some circumstances, the originator may be required to repurchase receivables that do not conform to the representations and warranties. In addition, under some circumstances the servicer may be required to purchase receivables from an issuing entity. Any of the sponsor, an originator or servicer could experience financial declines or other problems that could adversely affect its ability to purchase receivables from the issuing entity. If the sponsor, an originator or the servicer fails to repurchase any receivables that it is required to purchase, the issuing entity may suffer a loss and, in turn, you may suffer a loss on your securities.

The senior class of securities controls removal of the servicer upon a default on its servicing obligations	Generally, the holders of a majority of an issuing entity’s senior class of notes (or the indenture trustee acting on their behalf), or, if no notes are outstanding, the holders of a majority of an issuing entity’s senior class of certificates (or the trustee acting on their behalf) can remove the related servicer if the servicer —

• does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

• defaults on a servicing obligation which materially and adversely affects the issuing entity after a grace period after notice; or

• initiates or becomes the subject of insolvency proceedings.

Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in these determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes. See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination” in this prospectus.

Geographic concentration of an issuing entity’s receivables may adversely affect your securities	Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of an issuing entity’s receivables could adversely affect the securities of that issuing entity. We are unable to forecast, with respect to any state or region, whether any of these conditions may occur, or to what extent the receivables or the repayment of your securities may be affected. The location of an issuing entity’s receivables by state, based upon obligors’ addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the securities are limited and may be reduced or withdrawn	At the initial issuance of the securities of an issuing entity, at least one nationally recognized statistical rating organization will rate each class of the offered securities in one of the four highest rating categories or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security’s rating would adversely affect its market value.

Because book-entry registration will be used, you will be able to exercise your rights as a securityholder only through the clearing agency and your ability to transfer your securities may be limit	The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company or Clearstream (formerly Cedelbank) or Euroclear. Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through The Depository Trust Company and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the Depository Trust Company system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in the prospectus. See “Certain Information Regarding the Securities — Definitive Securities” in this prospectus.

THE ISSUING ENTITIES
     We will establish a separate issuing entity as either a Delaware statutory trust or a common law trust to issue each series of notes and/or certificates. Each issuing entity will be established for the transactions described in this prospectus and in the related prospectus supplement.
     The terms of each series of notes or certificates issued by each issuing entity and additional information concerning the assets of each issuing entity and any applicable credit or payment enhancement will be set forth in a prospectus supplement.
     Each issuing entity will not issue any additional securities after issuing the securities described in a prospectus supplement. The principal offices of the issuing entity and the trustee will be specified in the prospectus supplement.
     Each issuing entity will only engage in the following activities, and does not have the discretion to engage in activities other than the following activities:
•	entering into the applicable documents;

•	acquiring, holding and managing the receivables, their proceeds, the credit or other enhancement, if any, and other assets of the issuing entity;

•	issuing a series of securities;

•	making payments on the securities; and

•	other activities that are necessary, suitable or incidental to the above activities.
The Receivables
     The property of each issuing entity will consist primarily of a pool of receivables consisting of motor vehicle installment loans secured by the vehicles financed by those loans. The financed vehicles will consist of new and used automobiles, vans, minivans, sport utility vehicles, light-duty trucks, trucks, trailers, motorcycles or recreational vehicles. Each issuing entity will be entitled to all payments due on the receivables that are property of the issuing entity on and after the applicable cutoff date in the case of precomputed receivables, and to all payments received on the loans on and after the applicable cutoff date in the case of simple interest receivables. The receivables will be originated either by the sponsor with respect to the issuing entity or by one or more originators then purchased by the sponsor. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the issuing entity, the sponsor will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the issuing entity.
     To the extent provided in the prospectus supplement, the depositor will convey additional receivables to the issuing entity as frequently as daily during the pre-funding period or revolving period specified in the prospectus supplement. For a series of securities for which a pre-funding period is established, the issuing entity will purchase additional receivables during the pre-funding period using amounts on deposit in a pre-funding account. In addition, or in the alternative, the prospectus supplement may specify a revolving period for the related issuing entity. During a revolving period the issuing entity may use principal collections on its receivables to purchase additional receivables from the depositor.

     The property of each issuing entity will also include:
•	security interests in the financed vehicles;

•	the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

•	the seller’s and depositor’s rights to documents and instruments relating to the receivables;

•	amounts that from time to time may be held in one or more accounts maintained for the issuing entity;

•	any credit or payment enhancement specified in the prospectus supplement;

•	any property that shall have secured a receivable and that shall have been acquired by or on behalf of the seller, the servicer, the depositor or the applicable issuing entity;

•	the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely;

•	any rebates of insurance premiums or other amounts to the extent financed under the receivables; and

•	any and all proceeds of the above items.
     If the issuing entity issues notes, the issuing entity’s rights and benefits with respect to the property of the issuing entity will be assigned to the indenture trustee for the benefit of the noteholders. If the issuing entity issues certificates, the certificates will represent beneficial interests in the issuing entity, and will be subordinated to the notes to the extent described in the related prospectus supplement.
The Trustees
     The trustee for each issuing entity and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement or indenture.
     You will find the addresses of the principal offices of the issuing entity and each trustee in the prospectus supplement. For a further description of the applicable trustee, see “The Indenture — The Indenture Trustee” and “Description of the Receivables Transfer and Servicing Agreements — Certain Matters Regarding the Trustee” in this prospectus. For an issuing entity that issues notes, the trustee of the issuing entity may be referred to in the related prospectus supplement as the “owner trustee”.
THE RECEIVABLES POOLS
Criteria for Selecting the Receivables
     The related prospectus supplement will describe the applicable originator’s underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer’s servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance. If so specified in the prospectus supplement, the receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional automobile financing sources. Receivables with borrowers of these types are commonly referred to as “sub-prime” or “non-prime” receivables.
     The receivables to be held by each issuing entity will be purchased by the depositor from the sponsor specified in the related prospectus supplement in accordance with several criteria, including that each receivable -
•	is secured by a financed vehicle that, as of the cutoff date, has not been repossessed without reinstatement,

•	was originated in the United States,

•	has a fixed or variable interest rate,

•	is a simple interest receivables or a precomputed receivable,

•	provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement,

•	as of the cut-off date:
— had an outstanding principal balance of at least the amount set forth in the related prospectus supplement;

— was not more than 30 days (or such other number of days specified in the related prospectus supplement) past due;

— had a remaining number of scheduled payments not more than the number set forth in the related prospectus supplement;

— had an original number of scheduled payments not more than the number set forth in the related prospectus supplement; and

— had an annual percentage rate of not less than the rate per annum set forth in the related prospectus supplement, and
•	satisfies any other criteria set forth in the prospectus supplement.
     No selection procedures believed by the related sponsor to be adverse to the holders of securities of the related series will be used in selecting the receivables for the issuing entity. Terms of the receivables included in each issuing entity which are material to investors will be described in the related prospectus supplement.
Simple Interest Receivables
     The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment under a simple interest receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate of interest of the loan and further multiplied by the period elapsed since the last payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied
•	first, to interest accrued to from the date of last payment to the date of the current payment,

•	second, to reduce the unpaid principal balance, and

•	third, to late fees and other fees and charges, if any.
     Accordingly, if an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date -
•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.
     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date —
•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.
     In either case, the obligor under a simple interest receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.
Precomputed Receivables
     Alternatively, the receivables may provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or for allocation of payments according to the “rule of 78’s” or other method which will be described in the related prospectus supplement.
Balloon Payment Receivables
     The receivables to be held by each issuing entity, whether simple interest receivables or precomputed receivables, may provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. This final payment, known as a balloon payment, is generally set by the related originator for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable.

     If the receivables in a pool of receivables included in an issuing entity include balloon payment receivables, we will provide more specific information about the origination and servicing of those receivables and the consequences of including them in an issuing entity in the related prospectus supplement.
We Will Provide More Specific Information About the Receivables in the Prospectus Supplement
     Information with respect to each pool of receivables included in an issuing entity will be set forth in the related prospectus supplement, including, to the extent appropriate:
•	the portion of the receivables pool consisting of precomputed receivables, simple interest receivables and balloon payment receivables;

•	the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

•	the aggregate principal balance of all of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life;

•	the distribution by stated contract rate of interest;

•	each originator’s underwriting procedures and guidelines applicable to the receivables; and

•	the servicer’s servicing procedures applicable to the receivables.
STATIC POOL INFORMATION
     Static pool information regarding delinquencies, cumulative losses and prepayments for motor vehicle loan pools will be made available in connection with each offering of securities under this prospectus as required under the SEC’s Regulation AB. Static pool information may be presented for prior securitized pools or by vintage year of origination and may be made available at a web site on the internet or included in or incorporated by reference into this prospectus and the related prospectus supplement. Any static pool information provided via website will be available without charge or registration. The related prospectus supplement will specify how static pool information will be presented.

     In each case, the following information shall not be deemed part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part:
•	with respect to information regarding prior securitized pools or vintage originations that do not include the currently offered pool, information regarding prior securitized pools that were established or vintage originations that were originated before January 1, 2006; and

•	with respect to information regarding the pool described in the prospectus supplement, information about the pool for periods before January 1, 2006.
     The characteristics of each prior securitized pool or vintage origination pool will vary from one another as well as from the receivables to be included in the issuing entity that will issue the related series of securities. In addition, the performance of each of these pools will have been influenced by a variety of economic and social factors. Therefore, the performance of these prior securitized pools or vintage origination pools may not be indicative of the future performance of the receivables to be included in the issuing entity.
MATURITY AND PREPAYMENT CONSIDERATIONS
     The weighted average life of the securities of each issuing entity will be influenced by the rate at which the principal balances of its receivables are paid. Payments may be in the form of scheduled amortization, prepayments or other receipt of payments on the receivables in advance of their due date. The circumstances under which these payments may occur include:
•	Prepayments by obligors, who may repay at any time without penalty.

•	The originator may be required to repurchase a receivable sold to the issuing entity if a breach of the representations and warranties made by the originator with respect to the receivable has occurred and the receivable is materially and adversely affected by the breach.

•	The servicer may be obligated to purchase a receivable from the issuing entity if breaches of specified covenants occur or if the servicer extends or modifies the terms of a receivable beyond the collection period preceding the final scheduled payment date for the securities.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.
     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of an issuing entity on each payment date since that amount will depend, in part, on the amount of principal collected on the issuing entity’s receivables during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

     The rate of payments on the receivables may be influenced by a variety of economic, social and other factors. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the rate of prepayments of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.
     The prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.
USE OF PROCEEDS
     The net proceeds from the sale of the securities of an issuing entity will be applied by the issuing entity:
•	to the purchase of the receivables from the depositor;

•	if the issuing entity has a pre-funding account, to make the deposit into that account;

•	if the issuing entity has a yield supplement account, to make the deposit into that account;

•	if the issuing entity has a reserve account, to make the initial deposit, if any, into that account; and

•	to make any initial payment that may be required under any credit or payment enhancement for the related securities.
     The depositor will use the portion of the net proceeds from the sale of the securities that is paid to it to purchase receivables from the related sponsor and to pay for expenses incurred in connection with the purchase of the receivables and sale of the securities.
THE DEPOSITOR
     ML Asset Backed Corporation, the depositor, was incorporated in the State of Delaware on September 22, 1987 and is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The depositor maintains its principal office at 250 Vesey Street – 12th Floor, New York, New York 10080. Its telephone number is (212) 449-0336.
     The depositor will acquire the receivables to be included in each issuing entity from the sponsor or one or more other sellers in arms’ length, privately negotiated transactions. The depositor will have no ongoing servicing obligations or responsibilities with respect to any receivable. The prospectus supplement will set forth any material continuing duties of the depositor relating to the securities or the receivables after the related securities are issued.
     The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. None of the depositor, the related sponsor, any other originator of the receivables or any of their respective affiliates will insure or guarantee the receivables or the securities of any series.

THE SPONSOR
     The sponsor for each series of securities will be identified and, to the extent material, its experience and role in the transaction will be described in the prospectus supplement. In addition, to the extent material, the related prospectus supplement will include a discussion of the sponsor’s credit granting or underwriting criteria for the asset types being securitized, the extent to which the sponsor outsourced to third parties any of its origination or purchasing functions and the extent to which the sponsor relies on securitization as a material funding source. There may be one or more than one sponsor for a series of securities, and a sponsor may or may not be affiliated with the depositor, as specified in the related prospectus supplement.
PRINCIPAL DOCUMENTS
     In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	Trustee and the depositor	Creates the issuing entity

Provides for issuance of any certificates and payments to certificateholders

Establishes rights and duties of trustee

Establishes rights of certificateholders

Indenture (if the issuing entity issues notes)	Issuing entity, as issuer of the notes, and indenture trustee	Provides for issuance of the notes, the terms of the notes and payments to noteholders

Establishes rights and duties of indenture trustee

Establishes rights of noteholders

Receivables Purchase Agreement	The sponsor, as seller, and the depositor as purchaser	Effects sale of receivables from the sponsor to the depositor

Contains representations and warranties of sponsor concerning the receivables

Provides that assignees of the depositor, specifically the indenture trustee, may enforce the sponsor’s representations and warranties directly

Sale and Servicing Agreement	The depositor, as seller, the servicer, and the issuing entity as purchaser	Effects sale of receivables from the depositor to the issuing entity

Contains servicing obligations of servicer

Provides for compensation to servicer

Directs how cash flow will be applied to expenses of the issuing entity and payments on its securities

     Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.
     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.
CERTAIN INFORMATION REGARDING THE SECURITIES
General
     The prospectus supplement will describe
•	the timing, amount and priority of payments of principal and interest on each class of the securities,

•	their interest rates or the formula for determining their interest rates,

•	the method of determining the amount of their principal payments,

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities and

•	the allocation of losses on the receivables among the classes of securities.
     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to
•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments or

•	residual cash flow remaining after all other classes have been paid.
Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that issuing entity.
     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of the applicable class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.
Fixed Rate Securities
     Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on another day count basis specified in the related prospectus supplement.
Floating Rate Securities
     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any.
     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another index set forth in the related prospectus supplement which shall be a recognized interest rate index on which funds are commonly borrowed in the U.S. capital markets and shall in no event be or be based on a commodity or equity index.
     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):
•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.
     Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the issuing entity. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.
Book-Entry Registration
     The Issuing Entity May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of an issuing entity retained by the sponsor or an affiliate thereof, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of The Depository Trust Company’s nominee. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, DTC’s nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities.
     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of the securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of a class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the class of certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto.
     Any securities of a given issuing entity owned by the sponsor or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture or trust agreement, except that, unless the sponsor and its affiliates own the entire class, the securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.
     The prospectus supplement will specify whether the holders of the notes or certificates of the issuing entity may hold their respective securities as book-entry securities.
     You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.
     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any issuing entity held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.
     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The transferor will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.
     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward payments on the securities to its participants which then will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit payments on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.
     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate for the securities.
     DTC will advise each issuing entity that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the related securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that its actions are taken on behalf of participants whose holdings include those undivided interests.
     Non-United States holders of global securities will be subject to United States withholding taxes unless they meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.
     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other financial institutions and may include any of the underwriters of the securities offered under this prospectus. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.
     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.
     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any issuing entity securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.
Definitive Securities
     With respect to any class of notes and any class of certificates issued in book-entry form, the notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if
(1)	the administrator, if any, or trustee of the issuing entity determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the trustee, as the case may be, is unable to locate a qualified successor,

(2)	the administrator or the trustee, as the case may be, at its option, elects to terminate the book-entry system through DTC or

(3)	after the occurrence of an event of default under the indenture or an event of servicing termination under the related sale and servicing agreement holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of the applicable class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to that class is no longer in the best interest of the holders.
     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.
     Distributions of principal of, and interest on, definitive securities will be made by the indenture trustee or the trustee directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the record date specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions on definitive securities will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders.
     Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Reports to Securityholders
     On or prior to each payment date, the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the payment date. With respect to securities of each issuing entity, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information (and any other information so specified in the prospectus supplement) with respect to that payment date or the related collection period, as applicable:

(1)	the amount of the distribution allocable to principal of each class of securities;

(2)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(3)	the interest rate or pass-through rate for the next period for any class of securities of that issuing entity with variable or adjustable rates;

(4)	the aggregate principal balance of the receivables as of the close of business on the last day of that collection period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)	the aggregate outstanding principal amount for each class of securities, each after giving effect to all payments reported under clause (1) above on that date;

(7)	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related collection period or collection periods, as the case may be;

(8)	the amount of the aggregate amount of losses realized on the receivables during that collection period calculated as described in the related prospectus supplement;

(9)	previously due and unpaid interest payments (plus interest accrued on that unpaid interest), if any, on each class of securities, and the change in those amounts from the preceding statement;

(10)	previously due and unpaid principal payments (plus interest accrued on that unpaid principal), if any, on each class of securities, and the change in those amounts from the preceding statement;

(11)	the aggregate amount to be paid in respect of receivables, if any, repurchased in that collection period;

(12)	the balance of any reserve account, if any, on that date, after giving effect to changes therein on that date;

(13)	the amount of advances, if any, to be remitted by the servicer on that date;

(14)	for each such date during any revolving period, the amount of additional receivables acquired during the related period;

(15)	for each such date during any pre-funding period, the amount of additional receivables acquired during the related period and the amount remaining in the pre-funding account; and

(16)	for the first such date that is on or immediately following the end of any pre-funding period, the amount remaining in the pre-funding account that has not been used to fund the purchase of additional receivables and is being passed through as payments of principal on the securities of the issuing entity.
     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any issuing entity will be expressed as a dollar amount per $1,000 of the initial principal amount of those securities.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each issuing entity, the indenture trustee or the trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to the issuing entity and received any payment thereon a statement containing certain information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences.”
Reports to be Filed with the SEC
     The depositor will, or will cause the servicer or applicable trustee to file for each issuing entity the reports required under the Securities Act and under Section 13(a), 13(c) or 15(d) of the Exchange Act. These reports include but are not limited to:
•	Reports on Form 8-K (Current Report), following the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K the agreements or other documents specified in the prospectus supplement, if applicable, and the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “Reports to Securityholders”; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “Description of the Receivables Transfer and Servicing Agreement—Evidence as to Compliance”.
     The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c) or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant. Each issuing entity will have a separate file number assigned by the SEC. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the depositor and which will be set forth in the prospectus supplement for the issuing entity to the extent it is available at the time the prospectus supplement is released.
THE INDENTURE
General
     With respect to each issuing entity that issues notes, one or more classes of notes of the issuing entity will be issued under the terms of an indenture between the issuing entity and the indenture trustee specified in the prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each issuing entity that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.
Events of Default
     With respect to the notes issued by an issuing entity, events of default under the related indenture will consist of:
•	a default by the issuing entity for five days, or any longer period specified in the prospectus supplement, in the payment of any interest on any notes issued by the issuing entity;

•	a default in the payment of the principal of or any installment of the principal of any note issued by the issuing entity when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the issuing entity made in the related indenture which default materially and adversely affects the noteholders and continues for a period of 30 days after notice is given to the issuing entity by the applicable indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of the controlling class of notes;

•	any representation or warranty made by the issuing entity in the indenture or in any certificate delivered in connection with the indenture having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice is given to the issuing entity by the applicable indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of the controlling class of notes;

•	events of bankruptcy, insolvency, receivership or liquidation of the applicable issuing entity or its property as specified in the indenture; or

•	any other events set forth in the related indenture or prospectus supplement.
     The controlling class of notes of an issuing entity will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the issuing entity’s notes, if any, will become the controlling class so long as they are outstanding, and so on.
     The amount of principal due and payable to noteholders of an issuing entity under the related indenture on each payment date prior to the final schedules payment date generally will be limited to amounts available to pay principal under the priority of payments described in the related prospectus supplement. Therefore, notwithstanding the second event of default described above, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

Rights Upon Event of Default
     If an event of default should occur and be continuing with respect to the notes of any issuing entity, the related indenture trustee or holders of a majority in principal amount of the controlling class may declare the principal of those notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority in principal amount of the controlling class of notes if both of the following occur:
•	the issuing entity has paid or deposited with the indenture trustee enough money to pay:
•	all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred and

•	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel;
•	all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived; and

•	any other requirement for the rescission of that declaration specified in the related indenture has been satisfied.
     If an event of default has occurred with respect to the notes issued by any issuing entity, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:
•	the event of default arises from a failure to pay principal or interest;

•	all of the holders of the notes issued by the issuing entity consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes at the date of the sale; or

•	the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as they would have become due if they had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66?% of the aggregate outstanding amount of each class of notes.
     Following an event of default and acceleration, the indenture trustee may also elect, in its discretion, notwithstanding the acceleration, to have the issuing entity maintain possession of the receivables and apply collections as received as if there had been no declaration of acceleration, so long as amounts available for distribution to noteholders are sufficient to make payments due on the notes without giving effect to the acceleration.
     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default under the indenture occurs and is continuing with respect to the notes of the issuing entity, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the controlling class of notes of a given issuing entity will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the controlling class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related issuing entity.
     No holder of a note of any issuing entity will have the right to institute any proceeding with respect to the related indenture, unless:
•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the controlling class of notes have made written request to the indenture trustee to institute the particular proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the controlling class of notes.
     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
     With respect to any issuing entity, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable indenture.
Issuing Entity Covenants
     Each issuing entity will be subject to the covenants discussed below, as provided in the related indenture.
     Restrictions on merger and consolidation. The related issuing entity may not consolidate with or merge into any other entity, unless:
•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related issuing entity and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	no event that is, or with notice or lapse of time or both would become, an event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuing entity has been advised that the rating of the notes and the certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

•	the issuing entity has received an opinion of counsel to the effect that the merger or consolidation would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder;

•	any action that is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

•	the issuing entity has received an opinion of counsel and officer’s certificate each stating that the merger or consolidation satisfies all requirements under the related indenture.
     Other negative covenants. Each issuing entity will not, among other things —
•	except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related issuing entity (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related indenture to be subordinated or otherwise impaired;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture.
     No issuing entity may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Issuing Entity.” No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the issuing entity.

List of Noteholders
     With respect to the notes of any issuing entity, three or more holders of the notes of any issuing entity or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal amount of the controlling class of notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the issuing entity.
Satisfaction and Discharge of Indenture
     An indenture will be discharged with respect to the collateral securing the notes outstanding under the indenture upon the delivery to the related indenture trustee for cancellation of all outstanding notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all outstanding notes.
Modification of Indenture
     Any issuing entity, together with the related indenture trustee, may, without the consent of the noteholders of the issuing entity, execute a supplemental indenture for the purpose of adding to the covenants of the issuing entity, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision of the indenture, any other transaction document or of this prospectus or a prospectus supplement, with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture provided that the action will not materially adversely affect the interests of the noteholders.
     The issuing entity and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related issuing entity, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:
•	the action will not materially adversely affect the interest of any noteholder as evidenced by an opinion of counsel, or if so provided in the related indenture, as evidenced either by (1) a letter from each rating agency rating the notes of the related issuing entity, to the effect that such action will not cause the then-current rating assigned to any class of those notes to be qualified, withdrawn or reduced or (2) each rating agency having received notice of such action and, within the period acceptable to such rating agency, having not informed the indenture trustee that such action will cause the then-current rating assigned to any class of those notes to be withdrawn or reduced;

•	the action will not, as confirmed by the rating agencies rating the notes of the related issuing entity, cause the then-current rating assigned to any class of notes to be qualified, withdrawn or reduced; and

•	an opinion of counsel as to certain tax matters is delivered.

     Without the consent of the holder of each outstanding note affected thereby, however, no supplemental indenture will:
•	change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate or its redemption price, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the controlling class of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuing entity, any other obligor on the notes, the sponsor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the controlling class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an event of default if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the outstanding notes and certificates;

•	decrease the percentage of the aggregate principal amount of the controlling class of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or any of the other related agreements;

•	affect the calculation of the amount of interest or principal payable on any note on any payment date;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.
The Indenture Trustee
     Duties of the Indenture Trustee. Except upon the occurrence and during the continuation of an event of default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the indenture;

•	may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•	will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.
If an event of default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.
     Compensation, Indemnification. The servicer or the issuing entity shall pay or cause to be paid to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the issuing entity and the performance of its duties under the indenture. The indenture trustee will not however be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:
•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.
The indenture trustee will not be deemed to have knowledge of any event of default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.
     Replacement of Indenture Trustee. The holders of notes evidencing at least 51% of the aggregate principal amount of the controlling class of notes may remove the indenture trustee without cause by notifying the indenture trustee, the trustee of the issuing entity, the depositor and each rating agency of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the applicable requirements of the Trust Indenture Act of 1939 and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each rating agency or must otherwise be acceptable to each rating agency.
     The indenture trustee may resign at any time by notifying the issuing entity and the noteholders. The issuing entity will be required to remove the indenture trustee if the indenture trustee:
•	ceases to be eligible to continue as the indenture trustee under the indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.
Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the issuing entity will be required promptly to appoint a successor indenture trustee under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.
     Indenture Trustee’s Annual Report. If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in that capacity and any action taken by it that materially affects the related notes and that has not been previously reported.
DESCRIPTION OF THE RECEIVABLES TRANSFER
AND SERVICING AGREEMENTS
     The following summary describes certain terms of the documents pursuant to which the sponsor or other seller sells receivables to the depositor, the depositor transfers those receivables to an issuing entity and the servicer services the receivables on behalf of the issuing entity. An issuing entity may have more than one servicer, each of which will be responsible for the servicing duties allocated to it as specified in the related prospectus supplement. If an issuing entity has more than one servicer, references in this prospectus to a servicer will include each related servicer unless otherwise specified. Any such servicer may be a party to a separate sale and servicing agreement or, if so specified in the related prospectus supplement, a separate servicing agreement to which the issuing entity is a party or of which the issuing entity is a beneficiary. The document that provides for the sale of receivables by the sponsor or other seller to the depositor is the receivables purchase agreement. The document pursuant to which the depositor transfers the receivables to the issuing entity and the servicer services those receivables for the issuing entity is the sale and servicing agreement. This section also describes certain provisions of the trust agreement and the administration agreement, if any, for each issuing entity. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each issuing entity; the attached prospectus supplement will give you additional information specific to the securities that you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.
     If so specified in the related prospectus supplement, a servicer may engage one or more subservicers or administrators to perform all or some of its servicing obligations pursuant to a subservicing agreement. If the servicer of an issuing entity engages one or more subservicers or administrators, references in this prospectus to a servicer will include each of the related issuing entity’s subservicers or administrators unless otherwise specified. A servicer that does not directly service the receivables, but engages one or more subservicers or administrators may be referred to in the related prospectus supplement as the “master servicer”
Sale and Assignment of Receivables
     Sale and Assignment by the Originator. If the sponsor is not also the originator of the receivables for an issuing entity, the sponsor will have acquired those receivables from the originator (directly or indirectly), without recourse, pursuant to a purchase agreement on or prior to the related closing date. In such a case, the sponsor is expected to be an affiliate of the depositor. If the sponsor is also the originator of the related receivables, then references in this prospectus to the originator are references to that sponsor and, consequently, there is no transfer of the related receivables from an originator to that sponsor. There may be more than one originator for the receivables of an issuing entity.
     Sale and Assignment by the Sponsor. On or prior to the closing date specified in the prospectus supplement for an issuing entity, the sponsor or other seller specified in that prospectus supplement will sell and assign to the depositor under a receivables purchase agreement, without recourse, the sponsor’s entire interest in the receivables, including its security interests in the related financed vehicles.
     Sale and Assignment by the Depositor. On or prior to the closing date referenced in the immediately preceding paragraph, the depositor will sell and assign to the issuing entity under a sale and servicing agreement, without recourse, the depositor’s entire interest in the receivables, including its security interests in the related financed vehicles. Each of those receivables will be identified in a schedule to the related sale and servicing agreement. The trustee of the issuing entity will not independently verify the existence and eligibility of any receivables. The trustee of the issuing entity will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the certificates and the notes of a given issuing entity will be applied to the purchase of the related receivables from the sponsor or other seller and, to the extent specified in the related prospectus supplement, to the deposit of the pre-funded amount into the pre-funding account.
     Sale and Assignment of Additional Receivables. The related prospectus supplement for the issuing entity will specify whether, and the terms, conditions and manner under which, additional receivables will be sold by the sponsor or other seller to the depositor and by the depositor to the applicable issuing entity from time to time during any pre-funding period or revolving period.
     Representations and Warranties. Generally, in each purchase agreement between the originator and the sponsor or other seller (if the originator and the sponsor or other seller are not the same person) or the depositor, pursuant to which the originator sells the receivables to the sponsor, such other seller or the depositor, as applicable, the originator will represent and warrant to the sponsor, such other seller or the depositor, as applicable, among other things, that —
•	the information provided in the schedule of receivables to the related sale and servicing agreement is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance covering the related financed vehicle in accordance with the originator’s normal requirements;

•	as of the applicable closing date or the applicable subsequent transfer date, in the case of an issuing entity with a pre-funding or revolving period, to the best of its knowledge, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

•	as of the applicable closing date or the applicable subsequent transfer date, if any, each receivable is or will be secured by a first perfected security interest in favor of the originator in the related financed vehicle;

•	each receivable, at the time it was originated, complied and, as of the closing date or the applicable subsequent transfer date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.
     The sponsor or other seller may assign its rights under its purchase agreement with the originator to the depositor or may make its own representations and warranties to the depositor. The depositor will in turn either (i) assign to the trustee its rights under the purchase agreement between the originator and the sponsor or other seller and its rights under the receivables purchase agreement between the sponsor or such other seller and the depositor or (ii) will agree to exercise on behalf of an issuing entity its rights with respect to such representations and warranties.
     A sponsor or other seller that is not also the originator will only represent and warrant to the depositor that it is transferring the related receivables to the depositor free and clear of any lien or security interest created by or under the sponsor or such other seller. The depositor will only represent and warrant to an issuing entity that it is transferring the related receivables to the issuing entity free of any lien or security interest created by or under the depositor.
     The representations and warranties made by an originator will speak only as of the date of purchase from the originator and will not be updated to speak as of the date of issuance of the related securities. Investors will bear the risk of such non-updated representations and warranties being incorrect as of the date of the initial issuance of their securities.
     Originator Must Repurchase the Receivables Relating to a Breach of Representation or Warranty. Unless otherwise specified in the related prospectus supplement, as of a date not later than the last day of the second month following the discovery by or notice to the originator of a breach of any representation or warranty of the originator that materially and adversely affects the interests of the related issuing entity in any receivable, the originator, unless the breach has been cured, will purchase that receivable from the issuing entity or (i) the sponsor will be obligated to simultaneously repurchase that receivable from the issuing entity and (ii) the related originator will be obligated to simultaneously repurchase that receivable from the sponsor. The repurchase price will equal the “purchase amount,” which is an amount at least equal to the amount required to pay such receivable in full. Alternatively, if so specified in the related prospectus supplement, the originator, the related sponsor or the depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described above, to instead substitute a comparable receivable for the receivable that they are otherwise required to repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation (or, if applicable, the substitution alternative) will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related issuing entity for any such uncured breach. If the sponsor has an obligation to make such purchase or substitution, it will be contingent upon the related originator’s performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the sponsor.
     Notwithstanding the preceding paragraph, the receivables purchase agreement and sale and servicing agreement may provide that the sponsor or depositor will not assign the representations and warranties of the originator in respect of the receivables to the issuing entity, but will enforce such representations and warranties and pay any amounts received from such exercise to the issuing entity. Alternatively, a trustee may enforce directly the originator’s representations and warranties assigned to it.
Pre-Funding Periods
     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be set aside as a pre-funded amount and deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional receivables from time to time during the pre-funding period specified in the related prospectus supplement. Prior to the investment of the pre-funded amount in additional receivables, the pre-funded amount may be invested in one or more permitted investments.

     During any pre-funding period, the originator, or if so specified in the related prospectus supplement, the sponsor or other seller specified in the prospectus supplement, will be obligated, subject only to the availability of additional receivables, to transfer to the related issuing entity additional receivables from time to time during the related pre-funding period. Additional receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the receivables included in the issuing entity on the closing date. Although the specific parameters of the pre-funding with respect to any series of securities will be specified in the related prospectus supplement:
•	the pre-funding period will not exceed one year from the related closing date;

•	the additional receivables to be acquired during the pre-funding period will be subject to the same representations and warranties as the receivables included in the issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•	the pre-funded amount will not exceed 50% of the proceeds of the offering.
Revolving Periods
     If so specified in the related prospectus supplement, proceeds from receivables will be used to acquire additional receivables from time to time during the revolving period specified in the related prospectus supplement.
     During any revolving period, the originator, or if so specified in the related prospectus supplement, the sponsor or other seller specified in the prospectus supplement will be obligated, subject only to the availability of additional receivables, to transfer to the issuing entity additional receivables from time to time during the related revolving period. Additional receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the receivables included in the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.
     Although the specific parameters of the revolving period with respect to any series of securities will be specified in the related prospectus supplement:
•	the revolving period will not exceed three years from the closing date; and

•	the additional receivables to be acquired during the revolving period will be subject to the same representations and warranties as the receivables included in the related issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.
Servicing of the Receivables
     Under each sale and servicing agreement, the servicer will service and administer the receivables held by the related issuing entity. As described in the related prospectus supplement, a servicer may engage one or more subservicers to perform all or some of its servicing obligations. A subservicer responsible for servicing receivables may be referred to as a “receivables servicer” and a subservicer responsible for the servicer’s administration obligations may be referred to as an “administrator.” As custodian on behalf of an issuing entity, a servicer (or a subservicer on its behalf) may maintain possession of the installment sale contracts and loan agreements and any other documents relating to those receivables or that portion of those receivables for which it has custodial responsibility. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the issuing entity. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the originator to the sponsor or other seller, by the sponsor or other seller to the depositor and by the depositor to the issuing entity will be filed, and the depositor’s, the sponsor’s, any other seller’s and the originator’s accounting records and computer systems will be marked to reflect those sales and assignments. Because those receivables will remain in the servicer’s possession, and will not be stamped or otherwise marked to reflect the assignment to the issuing entity if a subsequent purchaser were to obtain physical possession of those receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables — Security Interests in the Financed Vehicles.”
Accounts
     For each issuing entity, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the issuing entity does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the issuing entity issues notes, the servicer or the indenture trustee may establish and maintain a note distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of the holders of those notes, into which amounts released from the collection account and any other accounts of the issuing entity for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the issuing entity for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.
     If so provided in the related prospectus supplement, the servicer will establish for each issuing entity an additional payahead account in the name of the related indenture trustee (or, in the case of each issuing entity that does not issue notes, the related trustee), into which, to the extent required by the sale and servicing agreement, early payments by or on behalf of obligors with respect to precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account will initially be maintained with the applicable indenture trustee or, in the case of each issuing entity that does not issue notes, the applicable trustee.
     Any other accounts to be established with respect to securities of the issuing entity, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.
     For any securities of the issuing entity, funds in the trust accounts will be invested as provided in the related sale and servicing agreement in permitted investments. Permitted investments satisfy criteria established by the rating agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the rating agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and that will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the issuing entity. Net investment earnings on funds deposited in the trust accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as “eligible deposit accounts”, which are accounts at a depository institution satisfying certain requirements of the rating agencies.
Servicing Procedures
     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each issuing entity and will use the same collection procedures that it follows with respect to motor vehicle loans that it services for itself, in a manner consistent with the related sale and servicing agreement.
     Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. However, no such arrangement will modify the original due dates or the number of the scheduled payments or extend the final payment date of any receivable beyond the final scheduled maturity date, as that term is defined with respect to the pool of receivables in the related prospectus supplement. Some of those arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of that receivable beyond a date identified in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of that receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.
     The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement through subservicing agreements with third party subservicers acceptable to the rating agencies. Each sale and servicing agreement, will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer serviced the receivables directly.
Collections
     With respect to securities of each issuing entity, unless otherwise indicated in the prospectus supplement, so long as the servicer specified in the prospectus supplement is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement is satisfied, the servicer may retain all payments on the receivables for which it has primary servicing responsibility received from obligors and all proceeds of the related receivables collected during a collection period until the business day preceding the applicable payment date. However, if those conditions are not met, the servicer will be required to deposit those amounts into the related collection account not later than the second business day after receipt. Notwithstanding the foregoing, a prospectus supplement may specify different requirements for the deposit of collections by the servicer. The servicer, sponsor or originator, as the case may be, will remit the aggregate purchase amount of any receivables to be purchased from the issuing entity to the collection account maintained by the servicer on or prior to the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit those funds, you might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections of the related receivables and payment of the aggregate purchase amount with respect to receivables purchased by the servicer.
     Collections on a receivable made during a collection period that are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding advances made by the servicer with respect to that receivable and then to the scheduled payment. To the extent that collections on a precomputed receivable during a collection period exceed the outstanding precomputed advances and the scheduled payment on that precomputed receivable, the collections will be applied to prepay the precomputed receivable in full. If the collections are insufficient to prepay the precomputed receivable in full, they generally will be treated as payaheads until such later collection period as those payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the precomputed receivable in full.
     If an issuing entity has more than one servicer, one of those servicers may be responsible for aggregating all of the collections and determining the payments to be made out of those collections.
Advances
     Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections on a precomputed receivable for a collection period are less than the scheduled payment, the amount of payaheads made on that precomputed receivable not previously applied, if any, with respect to that precomputed receivable will be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make a precomputed advance. The servicer will be obligated to make a precomputed advance in respect of a precomputed receivable only to the extent that the servicer, in its sole discretion, expects to recoup the precomputed advance from the related obligor, the purchase amount or liquidation proceeds. The servicer will deposit precomputed advances in the related collection account on or prior to the business day preceding the applicable payment date. The servicer will be entitled to recoup its precomputed advances from subsequent payments by or on behalf of the obligor, collections of liquidation proceeds and payment of any related purchase amount; alternatively, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its precomputed advances from collections from other receivables of the applicable issuing entity.
     Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable payment date, the servicer will deposit into the related collection account an amount equal to the simple interest advance. If the simple interest advance is a negative number, an amount equal to that amount will be paid to the servicer in reimbursement of outstanding simple interest advances. In addition, in the event that a simple interest receivable becomes liquidated, the amount of accrued and unpaid interest thereon (but not including interest for the then current collection period) will be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding simple interest advances. No advances of principal will be made with respect to simple interest receivables.
Servicing Compensation and Expenses
     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee for each collection period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of that collection period. The servicer will be paid the servicing fee for each collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, on the payment date related to that collection period. The servicing fee will be paid out of the available funds for the related collection period prior to any distributions on the related payment date to securityholders.
     Unless otherwise specified in the related prospectus supplement, either the servicer will be responsible for the compensation of any subservicer engaged by it or the fee of the subservicer will be paid out of available funds for the related collection period prior to any distributions to the security-holders.
     With respect to any issuing entity, the servicer may collect and retain, to the extent specified in the related prospectus supplement, (i) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables serviced by it and (ii) all or a portion of the net investment income from reinvestment of collections on the receivables serviced by it. In addition, the servicer will be entitled to reimbursement from that issuing entity for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

     The fees paid to the servicer are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The fees also will compensate the servicer for administering the related pool of receivables, including making advances, accounting for collections and furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions and generating federal income tax information for the issuing entity and for the related noteholders and certificateholders. The fees also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related pool of receivables.
Distributions
General
     With respect to securities of each issuing entity, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the issuing entity. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the issuing entity will be set forth in the related prospectus supplement.
     With respect to each issuing entity, on each payment date, collections on the related receivables will be transferred from the collection account to the note distribution account, if any, and the certificate distribution account for distribution to noteholders, if any, and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions in respect of principal of a class of securities of a given issuing entity will be subordinate to distributions in respect of interest on that class, and distributions in respect of one or more classes of certificates of that issuing entity may be subordinate to payments in respect of notes, if any, of such issuing entity or other classes of certificates of that issuing entity.
     Allocation of Collections on Receivables. On or prior to the business day before each payment date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.
Credit and Payment Enhancement
     The related prospectus supplement will specify the credit enhancement, if any, for each issuing entity. Credit or payment enhancement may consist of one or more of the following:
•	Subordination Of One Or More Classes Of Securities. If so provided in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.

•	Reserve Account. If so provided in the related prospectus supplement, the depositor will establish for the securities of the related issuing entity, or a class of those securities, a reserve account that will be maintained with the related trustee or indenture trustee, as applicable. The reserve account will be funded by an initial deposit by the depositor—or another person if so specified in the related prospectus supplement—on the closing date in the amount set forth in the related prospectus supplement. In addition, if the related issuing entity has a pre-funding period, the reserve account will also be funded on each transfer date of additional receivables to the issuing entity to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor, as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

•	Excess Spread. If so provided in the related prospectus supplement, interest earned on the receivables in excess of servicing fees and the amounts required to be paid as interest on the securities or deposited to the reserve or yield supplement account may be used to pay principal on one or more classes of securities or make up for losses on the receivables.

•	Overcollateralization. For any class of securities overcollateralization is the amount by which the principal amount of the receivables exceeds the aggregate principal amount of that class and of each other class of securities that is senior to that class. If so provided in the related prospectus supplement, the payment allocations for collections on the receivables will be structured to meet or maintain specified overcollateralization targets for specified classes, although there can be no assurance that the targets will be in fact met or maintained.

•	Letters Of Credit or Other Credit Facilities. If so provided in the related prospectus supplement, a letter of credit or other credit facility issued by a bank or other financial institution may be provided in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the receivables. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.

•	Liquidity Facilities. If so provided in the related prospectus supplement, pursuant an agreement with a bank or other financial institution, the issuing entity may have the benefit of a commitment to provide short-term funds to the issuing entity but not to make up for losses on the receivables.

•	Surety Bonds, Insurance Policies and Guarantees. If so provided in the related prospectus supplement, the issuing entity may have the benefit of a surety bond, insurance policy or guarantee issued by an insurer or guarantor pursuant to which payments of principal and/or interest on one or more classes of securities are guaranteed or which insures against losses on the receivables.

•	Swaps or other derivatives. If so provided in the related prospectus supplement, the issuing entity may enter into one or more currency or interest rate swaps or other interest rate derivatives, such as caps, floors, collars or corridors, to reduce its exposure to changes in currency exchange rates or interest rates, as applicable, or to offset basis risk between fixed rate receivables and securities that pay based on a floating rate index or between receivables that pay based on one index and securities that pay based on a different index.

•	Repurchase Obligations. The issuing entity may have the benefit of one or more agreements from originators, servicers, the sponsor, other sellers and/or the depositor to repurchase from the issuing entity receivables as to which there is a material breach of the representations and warranties made by that party. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.

•	Yield Supplement Accounts and Arrangements. If so provided in the related prospectus supplement, a yield supplement account may be established with respect to any class or series of securities to provide payments to securityholders in respect of low interest receivables.

•	Guaranteed Investment Contracts. If so provided in the related prospectus supplement, specified available funds may be invested under a contract issued by an insurance company, financial institution or other entity guaranteeing a minimum rate of return on investments.

•	Demand Notes or Lines of Credit. If so provided in the related prospectus supplement, the issuing entity may have the benefit of a payment obligation issued by a bank or other entity identified in the prospectus supplement. The trustee will be entitled to make a draw on the payment obligation under the circumstances described in the prospectus supplement.

•	Cash Deposits. If so provided in the related prospectus supplement, the depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the securities issued by the issuing entity. Any such arrangements will be described in the prospectus supplement.

•	Arrangements That Discount The Principal Balance Of Certain Receivables. If so specified in the related prospectus supplement, the initial aggregate principal balance of receivables sold to the issuing entity may be discounted at a rate that is higher than the interest rate on the receivables. Amounts collected on the receivables will be allocated to principal and interest based on the discounted principal balance.
     Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the issuing entity.
     Any Form of Credit Enhancement May be Limited and May Only Apply to Certain Classes of Securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the issuing entity is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due thereon and (2) decrease the likelihood that those securityholders will experience losses. The various types of credit or payment enhancement that an issuing entity may have are listed above. The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Net Deposits
     As an administrative convenience and for so long as certain conditions are satisfied (see “Collections” above), the servicer will be permitted to make the deposit of collections, aggregate advances and payments of purchase amounts for any issuing entity for or with respect to the related collection period, net of distributions to the servicer as reimbursement of advances or payment of fees to the servicer with respect to that collection period. The servicer may cause to be made a single net transfer from the collection account to the related payahead account, if any, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each issuing entity as if all deposits, distributions, and transfers were made individually.
Statements to Trustees
     Prior to each payment date with respect to securities of each issuing entity, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding collection period the report that is required to be provided to securityholders of that issuing entity described under “Certain Information Regarding the Securities — Reports to Securityholders.”
Evidence as to Compliance
     Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the related issuing entity and indenture trustee or trustee, as applicable, annually a report on an assessment of compliance with the minimum servicing criteria established in Item 1122 of Regulation AB (17 CFR Section 229.1122). These criteria include specific criteria relating to general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. This report will indicate that these criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.
     Each sale and servicing agreement will also provide for delivery to the related issuing entity and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants’ statement or report referred to above, by the servicer of a certificate in accordance with Item 1123 of Regulation AB, signed by an officer of the servicer, stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each trustee and indenture trustee, if any, notice of certain servicer defaults under the related sale and servicing agreement.
     Copies of those statements, reports and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee. In addition, each annual report on Form 10-K that is filed by an issuing entity will include as an exhibit each Item 1122 report and Item 1123 compliance statement for the period covered by the report.
Certain Matters Regarding the Servicer
     Each sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination that the servicer’s performance of those duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicer’s servicing obligations and duties under that sale and servicing agreement.
     Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or the related noteholders or certificateholders for taking any action or for refraining from taking any action under that sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under that sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.
     Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under that sale and servicing agreement.
Events of Servicing Termination
     “Events of Servicing Termination” under each sale and servicing agreement in respect of a servicer for an issuing entity will consist of:
•	any failure by the servicer to deliver to the trustee or indenture trustee for distribution to the securityholders of the related issuing entity or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days (or such other number of business days specified in the related prospectus supplement) after written notice from the trustee or indenture trustee is received by the servicer or after discovery by an officer of the servicer;

•	any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related issuing entity and which continues unremedied for 60 days after the giving of written notice of that failure (A) to the servicer or the depositor, as the case may be, by the trustee or the indenture trustee or (B) to the servicer and the trustee or the indenture trustee by holders of notes or certificates of the issuing entity, as applicable, of not less than 25% in principal amount of the outstanding notes (or, if the issuing entity has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance or percentage interest, as applicable, of the certificates);

•	the occurrence of certain insolvency events specified in the sale and servicing agreement with respect to the servicer; and

•	such other events, if any, set forth in the related prospectus supplement.
Rights Upon Event of Servicing Termination
     As long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the related indenture trustee or holders of not less than 25% of the controlling class of notes or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the issuing entity has not issued notes, the trustee or the holders of not less than 25% of the certificate balance or percentage interests, as applicable) may terminate all the rights and obligations of the servicer under that sale and servicing agreement. Notwithstanding the foregoing, a prospectus supplement may specify different requirements as to which securityholders may terminate the rights and obligations of a servicer. If an issuing entity has more than one servicer, only the servicer to which the Event of Servicing Termination relates may be terminated. Upon such termination, the related indenture trustee or trustee or a successor servicer appointed by that indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the terminated servicer under that sale and servicing agreement and will be entitled to similar compensation arrangements.
     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than that appointment has occurred, that receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the issuing entity is legally unable to act as servicer, or is unwilling so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables and which satisfies certain other conditions specified in the sale and servicing agreement. Such indenture trustee or trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under that sale and servicing agreement.
Waiver of Past Events of Servicing Termination
     The holders of not less than a majority of the controlling class of notes or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the issuing entity has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement. No such waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.
Certain Matters Regarding the Trustee
     Under the trust agreement for each issuing entity, the primary duties of the trustee will be:
•	creating the issuing entity by filing a certificate of trust with the Delaware Secretary of State or, in the case of a common law trust, by complying with applicable state law;

•	maintaining (or causing to be maintained) a certificate distribution account for the benefit of the certificateholders or the holders of the residual interest in the issuing entity; and

•	executing documents on behalf of the issuing entity.
     The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the trust agreement. The party named in the related prospectus supplement will reimburse and indemnify the trustee for all liabilities, losses, damages and expenses that are incurred by the trustee or arise out of its actions in connection with the issuing entity, except where such liabilities, losses, damages or expenses arise from the trustee’s willful misconduct, bad faith or negligence. The trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the servicer, any administrator, the depositor or any certificateholder. The trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as trustee if the trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. For any issuing entity that issues notes, the trustee may be referred to in the related prospectus supplement as the “owner trustee” and will in all cases be separate from and unaffiliated with the indenture trustee.
     The depositor or other party as set forth in the prospectus supplement will indemnify the trustee for all liabilities and damages arising out of the trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the trustee or as a result of breaches of representation made by the trustee in the trust agreement.
     To the extent described in the related prospectus supplement, the issuing entity will pay the fees of the trustee, reimburse the trustee for expenses incurred in performing its duties, and pay any indemnities due to the trustee, to the extent such amounts have not been paid or reimbursed by the party named in the prospectus supplement. The issuing entity will pay these amounts to the trustee on each payment date up to any limit specified in the prospectus supplement generally before the issuing entity makes any payment to securityholders.
     The trustee may resign at any time by notifying the depositor and the issuing entity. The issuing entity may remove the trustee at any time and for any reason, and must remove the trustee if the trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the trustee will be effective until a successor trustee is in place. The depositor or other party as set forth in the prospectus supplement will reimburse the trustee and the successor trustee for any expenses associated with the replacement of the trustee.
Amendment
     The parties to each of the receivables transfer and servicing agreements may amend any of those agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of those receivables transfer and servicing agreements, including correcting or supplementing any provision that may be inconsistent with this prospectus or your prospectus supplement, or modify the rights of those securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel to that effect or (ii) notification by each rating agency then rating any of the related securities that the rating then assigned to any class of the securities will not be reduced, qualified or withdrawn by that rating agency together with an officer’s certificate of the servicer to that effect. The receivables transfer and servicing agreements may also be amended by the sponsor, the servicer, the depositor, the related trustee and any related indenture trustee with the consent of the holders of any notes of the related issuing entity evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of that issuing entity evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of those receivables transfer and servicing agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of the notes or certificates of such issuing entity the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such issuing entity.
Limitations on Commencement of Voluntary Bankruptcy Proceeding by Trustee
     Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related issuing entity without the unanimous prior approval of all certificateholders of such issuing entity and the delivery to such trustee by each such certificateholder of a certificate certifying that the certificateholder reasonably believes that the issuing entity is insolvent.
Payment of Notes
     Upon the payment in full of all outstanding notes of a given issuing entity and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the related series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement.
Termination
     With respect to each issuing entity, the obligations of the servicer, the sponsor, the originator, the depositor, the related trustee and the related indenture trustee, if any, under the receivables transfer and servicing agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders, if any, and certificateholders of the related issuing entity of all amounts required to be paid to them under the receivables transfer and servicing agreements and (3) the occurrence of either event described below.
     In order to avoid excessive administrative expense, the servicer or another person specified in the related prospectus supplement will be permitted at its option to purchase from each issuing entity as of the end of any applicable collection period, if the aggregate principal balance of the receivables sold to the issuing entity has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the aggregate of the purchase amounts thereof as of the end of that collection period, after giving effect to the receipt of any monies collected on the receivable. If an issuing entity has more than one servicer, the related prospectus supplement will specify how this repurchase option may be exercised.
     If the repurchase option described in the preceding paragraph is not exercised, then if and to the extent provided in the related prospectus supplement with respect to the issuing entity, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids in an auction format for the purchase of the receivables remaining in the issuing entity in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the related prospectus supplement, then the receivables remaining in the issuing entity will be sold to the highest bidder.
     As more fully described in the related prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the issuing entity.
     Alternatively, a prospectus supplement may provide for the purchase of an issuing entity’s notes or certificates when their outstanding principal balance reaches a specified level.
List of Certificateholders
     With respect to the certificates of any issuing entity, three or more holders of the certificates of that issuing entity or one or more holders of the certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.
Issuing Entity, Sponsor, Servicer May Own Securities
     Except as otherwise described in the transaction documents relating to a series of securities issued by an issuing entity, any securities owned by the issuing entity, the sponsor, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.
Administration Agreement
     If so specified in the related prospectus supplement, the party named as administrator in the related prospectus supplement will enter into an administration agreement with the issuing entity and the related indenture trustee. To the extent provided in the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required of the issuing entity by the related indenture. These obligations may include obtaining and preserving the issuing entity’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of events of default, inspecting the indenture trustee’s books and records, monitoring the issuing entity’s obligations for the satisfaction and discharge of the indenture, enforcing the servicer’s obligations to the issuing entity under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The administrator will be entitled to an administration fee as set forth in the related prospectus supplement.
SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES
General
     The transfer of the receivables to an issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the sponsor will take such action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the receivables for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and takes possession of the receivables, such purchaser would acquire an interest in the receivables superior to the interest of the issuing entity.
Security Interest in the Receivables
     The receivables will be treated by each issuing entity as “tangible chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect an issuing entity’s ownership interest in its receivables, each originator, the sponsor and the depositor will file UCC financing statements with the appropriate governmental authorities in each state deemed advisable by the depositor (which state, in the case of the depositor, will be Delaware) to give notice of the issuing entity’s ownership of its receivables and their proceeds. For issuing entities that issue notes, the issuing entity will in turn file a UCC financing statement with the appropriate governmental authorities in Delaware to perfect the grant of the receivables to the indenture trustee under the related indenture.
     Under each sale and servicing agreement, the servicer will be obligated to maintain the perfection of each issuing entity’s ownership interest, and any related indenture trustee’s security interest, in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of that purchaser’s business has priority over a security interest in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if that purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale.

Security Interests in the Financed Vehicles
     Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.
     Unless otherwise specified in the related prospectus supplement, each sponsor will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on such vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from a sponsor to the depositor or from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from a sponsor to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the financed vehicles or otherwise.
     Pursuant to each receivables purchase agreement, each sponsor will assign to the depositor its interests in the financed vehicles securing the receivables assigned by that sponsor to the depositor and, with respect to each issuing entity, pursuant to the related sale and servicing agreement, the depositor will assign its interests in the financed vehicles securing the related receivables to such issuing entity. However, because of the administrative burden and expense, none of the sponsor, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or such issuing entity as the new secured party on such certificate of title relating to a financed vehicle nor will any such entity execute and file any transfer instrument. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the sponsor’s rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor’s of the sponsor’s security interest in the financed vehicles and the transfer to the issuing entity of the depositor’s security interest in the financed vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trustee pursuant to the sale and servicing agreement.
     In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In such states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the issuing entity, because the issuing entity will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the issuing entity. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of sponsor’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the sponsor will represent and warrant to the depositor, who will in turn assign its rights under such warranty to the applicable issuing entity under the related sale and servicing agreement, that all action necessary for the sponsor to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the sponsor failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the sponsor’s representations and warranties under the receivables purchase agreement and the depositor’s representations and warranties under the sale and servicing agreement. Accordingly, unless the breach was cured, the related sponsor would be required to repurchase the related receivable from the issuing entity.
     Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.
     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The originator will represent and warrant in the receivables purchase agreement, that, as of the closing date for its sale to the sponsor or the depositor, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after that closing date would not give rise to the originator’s repurchase obligation.
Enforcement of Security Interests in Financed Vehicles
     The servicer on behalf of each issuing entity may take action to enforce its security interest by repossession and resale of the financed vehicles securing the issuing entity’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.
     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.
Certain Bankruptcy Considerations
     The depositor and the sponsor will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the sponsor to the depositor and from the depositor to the issuing entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the sponsor or the depositor, as the case may be. However, if the sponsor or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the sponsor or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the sponsor or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.
Consumer Protection Laws
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers’ Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.
     The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.
     If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement, and would create an obligation of the sponsor to repurchase such receivable unless the breach were cured.
     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.
     Under each receivables purchase agreement, the related originator will warrant that each receivable complies with all requirements of law in all material respects. The right to enforce that warranty will be assigned to the applicable issuing entity or enforced by the depositor on behalf of the issuing entity. Accordingly, if an obligor has a claim against that issuing entity for violation of any law and that claim materially and adversely affects that issuing entity’s interest in a receivable, such violation would constitute a breach of the warranties of the originator under that receivables purchase agreement and would create an obligation of the originator to repurchase the receivable unless the breach is cured.
Servicemembers Civil Relief Act
     Under the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, after a request for relief by the obligor. In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6%. The Relief Act also provides for extension of payments during a period of service upon request of the obligor. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such person is called to active duty), Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the United States-led invasion and occupation of Iraq and Afghanistan has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.
     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status and, under certain circumstances, during an additional three month period thereafter. Thus, in the event the Relief Act or similar legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from similar legislation or regulations may result in delays in payments or losses on your securities.
Other Matters
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin llp, special federal tax counsel to ML Asset Backed Corporation (“Federal Tax Counsel”). The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, final, temporary and proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. No ruling on any of the issues discussed below will be sought from the IRS. As a result, the IRS may disagree with all or a part of the discussion below.
     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, or persons holding notes or certificates as a part of a straddle or conversion transaction. This summary focuses relates to investors who will hold securities as “capital assets,” generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Unless otherwise indicated, this summary only addresses the federal income tax consequences to holders of the securities that are U.S. Persons. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.
     If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A security holder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.
     The federal income tax consequences to holders of securities will vary depending on whether:
(1)	the securities of a series are classified as indebtedness;

(2)	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

(3)	the issuing entity relating to a particular series of certificates is treated as a partnership or grantor trust.
     Except as otherwise provided in the prospectus supplement, Federal Tax Counsel will deliver an opinion with respect to each related issuing entity that, for U.S. federal income tax purposes:
•	securities issued by such issuing entity as notes will be treated as indebtedness; and

•	the trust fund will not be characterized as an association (or publicly traded partnership), taxable as a corporation.
     As specified in the related prospectus supplement, (i) the issuing entity will be structured to be classified for federal income tax purposes as a partnership, and the issuing entity and each investor, by its purchase will agree, to treat the issuing entity as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes, or (ii) the issuing entity will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the issuing entity and each investor, by its purchase, will agree to treat the issuing entity as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the issuing entity’s assets, for federal income tax purposes.
     The prospectus supplement for each series of securities will specify how the securities will be treated for U.S. federal income tax purposes.
Trusts for Issuing Notes and Certificates Owned by Multiple Holders
     Tax Characterization of the Issuing Entity
     An issuing entity that issues Notes will typically issue one or more classes of notes, intended to be treated as debt for federal income tax purposes, and certificates, representing equity interests in the issuing entity. The characterization of the issuing entity for federal income tax purposes depends in part upon whether the issuing entity is structured as a grantor issuing entity or as a partnership, and also whether the equity interests in the issuing entity are owned by a single holder or by multiple holders.
     If the related prospectus supplement so specifies, the issuing entity will be structured to be classified for federal income tax purposes as a partnership, and the issuing entity and investor, by its purchase will agree, to treat the issuing entity as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes. In such case, Federal Tax Counsel will render an opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the issuing entity agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. It is also assumed that the owner or owners of certificates issued by the issuing entity will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the issuing entity is, for federal income tax purposes, treated as a partnership.
     Alternatively, if the related prospectus supplement so specifies, the issuing entity will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the issuing entity and investor, by its purchase, will agree to treat the issuing entity as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the issuing entity’s assets, for federal income tax purposes. In such case, Federal Tax Counsel will render an opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the issuing entity agreement and related documents will be complied with and that the certificateholders and the issuing entity will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the issuing entity is, for federal income tax purposes, treated as a grantor trust.
     If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the issuing entity.
     Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as provided in the prospectus supplement, Federal Tax Counsel will render an opinion that the notes will be treated as debt for U.S. federal income tax purposes at the time those notes are issued.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity or interests in the issuing entity’s assets. If so treated, the issuing entity might be treated as a grantor trust or a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). It is anticipated, in the view of Federal Tax Counsel, that the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation than a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership or as interests in a grantor issuing entity could have adverse tax consequences to certain holders. For example, if the notes were treated as partnership interests, income to certain tax-exempt entities (including pension funds) could be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. The discussion below also assumes that the characterization of the notes as debt for federal income tax purposes is correct.
     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations relating to original issue discount.
     Based on Federal Tax Counsel’s opinion that the notes will be treated as debt for federal income tax purposes, and except for notes that are issued with original issue discount (“OID”) as described below, the stated interest on a note will be taxable to a holder of a note as ordinary income when received or accrued in accordance with the method of tax accounting of each holder of a note. Interest received on a note may constitute “investment income” for purposes of some provisions in the Code limiting the deductibility of investment interest expense.
     The notes may be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” A note’s “stated redemption price at maturity” is the total of all payments required to be made under the note through maturity except for payments of “qualified stated interest.” Generally, interest is qualified stated interest if it is unconditionally payable in cash or property other than debt instruments of the issuer at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” of a note is the initial price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. Treasury regulations addressing the accrual of OID generally do not address, and in certain parts are specifically not applicable to, debt instruments such as the notes that prepay according prepayments on debt collateral securing such debt instruments. In determining whether any OID on the notes is de minimis, the depositor expects to use a reasonable assumption regarding prepayments to determine the weighted average maturity of the notes.
     When notes have more than a de minimis amount of OID (i.e., 0.25% of their stated redemption price at maturity multiplied by their weighted average maturity) the special rules of the Code relating to “original issue discount” (currently Sections 1271 through 1275) will be applicable to the notes. Generally, a holder of a note that was issued, or acquired, with OID must include in gross income the sum of the “daily portions” of the accrued OID on that note for each day on which it owns the note, including the date of purchase but excluding the date of disposition. The issuing entity intends to calculate the daily portions of OID with respect to a note generally as follows. A calculation will be made of the portion of OID that accrues on the notes during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding:
•	the present value of all remaining payments (including payments of qualified stated interest) to be received on the notes discounted at the original yield to maturity in respect of such notes under the prepayment assumption stated in the supplement, if any, used in respect of the notes and taking into account events that occurred during the accrual period, and

•	any payments received during such accrual period (other than payments of qualified stated interest), and subtracting from that total the “adjusted issue price” of the notes at the beginning of such accrual period.
     No representation is made that the notes will prepay at any prepayment assumption. The “adjusted issue price” of the notes at the beginning of the first accrual period is its issue price and the “adjusted issue price” of a note at the beginning of any subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the Treasury regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the notes.
     With respect to the notes, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the notes. Subsequent purchasers that purchase notes at more than a de minimis discount should consult their tax advisors regarding the proper calculation of OID taxable to them.
     Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.
     A purchaser who buys a note in the secondary market for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code. Generally, if an investor acquires a note in a secondary market transaction for a purchase price which is less than the adjusted issue price of such note, the investor must include in income the accrued portion of the difference, or the market discount, when an investor sells or otherwise disposes of the note, provided that the market discount exceeds a specified de minimis amount. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income. The amount of market discount which accrues annually is calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using a constant yield method. An investor may elect to include market discount in income currently as it accrues rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of. This election would apply to all of the investor’s debt investments acquired with market discount in or after the taxable year in which the notes are acquired and not just to the notes issued by the issuing entity. An investor is generally required to defer deductions for interest paid by the investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.
     Generally, if an investor purchases a note for a price that exceeds the principal amount, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue (using a constant yield method over the remaining term to maturity of the note) a portion of the premium each year as a deduction to offset interest income on the corresponding note. The deduction cannot be used as a deduction to the extent it exceeds taxable note interest. If an investor elects to amortize and deduct premium, the election will apply to all of the investor’s debt investments and not just to the notes.
     The holder of a note may elect to include in gross income all interest that accrues on a note (including qualified stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest) using the constant-yield method. This election, if made, may not be revoked without the consent of the IRS.
     A holder of a note that has a fixed maturity date of not more than one year from its issue date(a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.
     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued OID and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note generally will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.
     Foreign Persons. A Foreign Person holding a note on its own behalf (a “Foreign Investor”) that is an individual or a corporation generally will be exempt from federal income taxes and withholding on payments of principal, premium, interest or original issue discount on a note, unless such Foreign Investor is a direct or indirect 10% or greater shareholder of the depositor, a controlled foreign corporation related to the depositor or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation (or other document) that: (i) is signed under penalty of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Person and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities who are not beneficial owners may be able to provide the signed statement to the Withholding Agent instead of the beneficial owner. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or a substitute form). Generally, an IRS Form W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS Form W-8BEN.
     A Foreign Investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.
     Any gain realized on the sale, redemption, retirement or, other taxable disposition of a note by a Foreign Investor will be exempt from federal income and withholding tax so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor; and (ii) in the case of a Foreign Investor that is an individual, the Foreign Investor is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, such noteholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Internal Revenue Code of 1986 for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.
     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or Foreign Person who provides certification as to status as a Foreign Person) will be required to provide, under penalty of perjury, a certificate on Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.
     Tax Consequences to Holders of the Certificates
     Treatment of the Issuing Entity as a Grantor Trust. If the prospectus supplement so specifies, then the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a grantor trust for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the certificateholders as owners of an undivided interest in the issuing entity’s assets, and the notes being debt of the related issuing entity. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to the transactions contemplated in this prospectus.
     If the issuing entity will be treated as a grantor trust, the tax consequences to the issuing entity are described above under the heading “Tax Characterization of the Issuing Entity.”

     Treatment of the Issuing Entity as a Partnership. If the prospectus supplement specifies that the certificates will be treated as partnership interests in the issuing entity, then the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders (including the depositor in its capacity as recipient of distributions from any reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to the transactions contemplated in this prospectus.
     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the issuing entity. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.
     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional federal income tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.
     Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the issuing entity. The income of the issuing entity will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The deductions of the issuing entity will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.
     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (in this case, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of
(i)	the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

(ii)	any income of the issuing entity attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(iii)	any prepayment premiums payable to the certificateholders for such month; and

(iv)	any other amounts of income payable to the certificateholders for such month.
     Such allocation will be reduced by any amortization by the issuing entity of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating income of the issuing entity should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on income of the issuing entity even if they have not received cash from the issuing entity to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity. See “Allocations Between Transferors and Transferees” below.
     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.
     An individual certificateholder’s share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the issuing entity.
     The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.
     Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the applicable sponsor will represent that the receivables were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, the issuing entity will make this calculation on an aggregate basis but might be required to recompute it on a receivable-by-receivable basis.
     If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.
     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the issuing entity. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder’s adjusted tax basis in the certificates immediately before the distribution.
     Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If such a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The issuing entity’s taxable year would also terminate as a result of a constructive termination and, if the certificateholder was on a different taxable year than the issuing entity, the termination could result in the bunching of more than twelve months of the income of the issuing entity or loss in the certificateholder’s income tax return for the year in which the issuing entity was deemed to terminate.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the sponsor’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of income of the issuing entity (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).
     Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.
     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.
     Allocations Between Transferors and Transferees. In general, the taxable income of the issuing entity and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.
     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The depositor is authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.
     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the assets of the issuing entity will not be adjusted to reflect that higher (or lower) basis unless the issuing entity files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of income of the issuing entity than would be appropriate based on their own purchase price for the certificates.
     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuing entity. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of income of the issuing entity and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalty unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, is not required to furnish any such information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.
     Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the U.S. for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the U.S. for such purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder’s withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.
     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the income of the issuing entity. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on IRS Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships may be subject to increased certification requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at the applicable rate, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     A Foreign Person that is not an individual or corporation (or an entity treated as such for federal income tax purposes) may be subject to more complex rules. In particular, in the case of certificateholders held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.
     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.
Issuing Entities Issuing Notes and in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor
     Tax Characterization of the Issuing Entity
     Federal Tax Counsel will render an opinion that an issuing entity which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that any notes issued by the issuing entity will be debt.
     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming such characterization of the notes, the federal income tax consequences to noteholders described above under the heading “Trusts Issuing Certificates Owned by Multiple Holders — Tax Consequences to Holders of the Certificates” would apply to the noteholders.
     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the issuing entity or interests in the issuing entity’s assets. If so treated, the issuing entity might be treated as a grantor issuing entity or a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). It is anticipated, in the view of Federal Tax Counsel, that the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation than a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership or grantor trust could have adverse tax consequences to certain holders of such notes. For example, if the notes were treated as partnership interests, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of expenses of the issuing entity. In the event one or more classes of notes were treated as interests in a partnership or grantor trust, the consequences governing the certificates as equity interests in a partnership described above under “Trusts Issuing Certificates Owned by Multiple Holders — Tax Consequences to Holders of the Certificates” would apply to the holders of such notes.
Trusts Issuing Certificates and No Notes
     Tax Characterization of the Issuing Entity as a Grantor Trust
     If the prospectus supplement so specifies, the depositor will have structured the issuing entity to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and Federal Tax Counsel will deliver an opinion that, assuming compliance with the agreements and with applicable law, that for federal income tax purposes, the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation, and the certificates will be treated as representing ownership interests in the related assets of the issuing entity. The certificates issued by an issuing entity that is treated as a grantor trust are referred to in this section as “Grantor Trust Certificates” and the owners of Grantor Trust Certificates are referred to as “Grantor Trust Certificateholders.”
     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the issuing entity. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.
     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the issuing entity represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the issuing entity. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009 and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. Further, Grantor Trust Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the “stripped bond” rules of the Code discussed below.
     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See “Original Issue Discount on Stripped bonds.” The original issue discount on a Grantor Trust Certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than “qualified stated interest,” if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee’s tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.
     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to “original issue discount” (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder’s interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the “adjusted issue price” of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the “adjusted issue price” of a stripped bond at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.
     With respect to stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.
     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.
     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.
     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.
     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.
     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.
     On December 30, 1997 the IRS issued final regulations — the Amortizable Bond Premium Regulations — dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.
     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See “— Premium.” The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.
     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the OID included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).
     Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.
     Foreign Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.
     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 28% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

CERTAIN STATE TAX CONSEQUENCES
     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.
     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
EMPLOYEE BENEFIT PLAN CONSIDERATIONS
     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other benefit plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws that impose similar requirements. We refer to these plans subject to ERISA, Section 4975, or any law imposing similar requirements as “Plans.” A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.
     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities, for example:
•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; or

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.”
     In addition, a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for a transaction involving a service provider to a Plan investing in the notes of the issuing entity if the transaction takes place for adequate consideration and the service provider is not the fiduciary with respect to the Plan’s assets used to acquire the notes, an affiliate of such a fiduciary, or an affiliate of the employer sponsoring the Plan.
     There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of an issuing entity if, as described below, the assets of the issuing entity were considered to include Plan assets.
     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the issuing entity would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the issuing entity under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the issuing entity.
     Pursuant to Department of Labor Regulation §2510.3-101 — the Plan Assets Regulation —, in general when a Plan acquires an equity interest in an entity such as the issuing entity and such interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by “Benefit Plan Investors” is not “significant.” In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
     A “publicly-offered security” is a security that is (i) freely transferable, (ii) part of a class of securities that is owned at the close of the initial offering, by 100 or more investors independent of the issuer and of each other, and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% percent or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes and certificates of an issuing entity will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the issuing entity for purposes of the Plan Assets Regulation, and that the assets of the issuing entity may therefore constitute plan assets if 25% or more of any class of certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the issuing entity.
     As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are “publicly-offered securities” or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:
•	a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed “plan assets” for purposes of ERISA), or

•	an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under the prohibited transaction provisions of ERISA and the Code or any similar federal, state or local law or subject any trustee or the depositor to any obligation in addition to those undertaken in the trust agreement.
     Transfers of certificates which would be eligible for coverage under the Exemption described below if they satisfied the rating requirements of the Exemption may also be registered if the transferee is an “insurance company general account” that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of PTCE 95-60.
     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Moreover, any fiduciary of a Plan for which the depositor, the sponsor, the servicer, an underwriter, the indenture trustee, the trustee or any of their affiliates:
•	has investment or administrative discretion with respect to those Plan assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an agreement or understanding that such advice
–	will serve as a primary basis for investment decisions with respect to those Plan assets and

–	will be based on the particular investment needs for that Plan; or
•	is an employer maintaining or contributing to the Plan.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to a Similar Law. A governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code. A fiduciary of a governmental or church plan considering a purchase of securities should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a non-exempt violation of any applicable Similar Law.
     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Certificates Issued by Trusts
     The United States Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated an Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that certain conditions (some of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:
(1)	The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)	The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the issuer unless the issuer holds only certain types of assets, such as fully-secured motor vehicle installment loans or installment sale contracts;

(3)	The certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories (four, in a transaction of the type described in clause (2) above) of an Exemption Rating Agency;

(4)	The trustee is not an affiliate of any other member of the Restricted Group (other than an underwriter);

(5)	The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the applicable agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

(6)	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(7)	For certain types of issuers, the documents establishing the issuer and governing the transaction include certain provisions intended to protect the assets of the issuer from creditors of the depositor.
     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding account meets certain requirements.
     The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,
(1)	in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which plans invest and at least 50% of the interests in the issuer in the aggregate are acquired by persons independent of the Restricted Group,

(2)	such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the issuing entity,

(3)	the Plan’s investment in certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition, and

(4)	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.
     This relief is not available to Plans sponsored by any member of the Restricted Group with respect to the related series.
     The rating of a security may change. If a class of securities no longer has a rating from at least one Exemption Rating Agency that satisfies the requirements of the Exemption (generally BBB- or Baa3 or better), securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). Securities of a class that ceases to satisfy the ratings requirements of the Exemption may be purchased by an insurance company general account investing plan assets if the purchase and holding satisfy the requirements of Sections I and III of PTCE 95-60.
     The prospectus supplement will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuing entity that has a revolving period. If the issuing entity intends for the Exemption to apply to its sales of securities to Plans, it may prohibit sales until the expiration of the revolving period.
     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended), the effect of the Plan Assets Regulation and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
Special Considerations Applicable to Insurance Company General Accounts
     The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the DOL issued general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. The general account regulations provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Generally, the general account regulations do not exempt the assets of insurance company general accounts attributable to policies issued after December 31, 1998 from treatment as “plan assets.” The general account regulations should not, however, adversely affect the applicability of PTCE 95-60. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.
PLAN OF DISTRIBUTION
     On the terms and conditions set forth in an underwriting agreement with respect to the securities of each series, the depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the related prospectus supplement the notes and certificates of the issuing entity specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related issuing entity set forth in the related prospectus supplement and the underwriting agreement.
     Each prospectus supplement will either —
•	set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or

•	specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.
     After the initial public offering of any such notes and certificates, such public offering prices and such concessions may be changed.
     Each underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the depositor.
     Under each underwriting agreement with respect to a given issuing entity, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that issuing entity (some of which may not be registered or may not be publicly offered).
     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.
     The underwriters may make a limited market in the securities, but they are not obligated to do so. In addition, any such market-making may be discontinued at any time at their sole discretion.
Foreign Sales
     United Kingdom. If any securities of a series are offered in the United Kingdom, each underwriter will represent and agree that:
•	in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuing entity;

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any of the offered securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom.
     European Economic Area. In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed, and each further underwriter or dealer will be required to represent and agree, that with effect from and including the Relevant Implementation Date, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:
•	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.
     Ireland. Each underwriter has severally represented to and agreed with the depositor that: (i) in respect of a local offer (within the meaning of Section 38(l) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) of securities in Ireland, it has complied and will comply with Section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland; and (ii) at all times:
•	it has complied and will comply with all applicable provisions of the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) with respect to anything done by it in relation to the securities or operating in, or otherwise involving, Ireland and, in the case of an underwriter acting under and within the terms of an authorization to do so for the purposes of European Union Council Directive 93/22/EEC of 10 May 1993 (as amended or extended), it has complied with any codes of conduct made under the

Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) and, in the case of an underwriter acting within the terms of an authorization granted to it for the purposes of European Union Council Directive 2000/12/EC of 20 March 2000 (as amended or extended), it has complied with any codes of conduct or practice made under Section 117(l) of the Central Bank Act, 1989 of Ireland (as amended); and
•	it has only issued or passed on, and it will only issue or pass on, in Ireland or elsewhere, any document received by it in connection with the issue of the securities to persons who are persons to whom the document may otherwise lawfully be issued or passed on.
RATINGS
     It is a condition to the issuance of each class of securities of each issuing entity that will be offered under this prospectus that they shall have been rated in one of the four highest rating categories by at least one rating agency.
     Each rating will be based on, among other things, the adequacy of the issuing entity’s assets and any credit enhancement and will reflect the rating agency’s assessment solely of the likelihood that holders of securities of the related class will receive payments to which those securityholders are entitled under the related indenture or trust agreement, as applicable. No rating will constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the related series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.
     We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long-term debt.
LEGAL OPINIONS
     Certain legal matters relating to the securities of each series, including federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp.

GLOSSARY OF TERMS
     Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.
     “actuarial receivables” means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.
     “additional receivables” means, with respect to an issuing entity with a revolving period or pre-funding period, receivables acquired by an issuing entity during that revolving period.
     “advances” means both precomputed advances and simple interest advances.
     “administrator” means the entity, if any, specified in the prospectus supplement as the administrator of the issuing entity under an administration agreement or as an entity designated to perform certain administrative obligations of a servicer as specified in the prospectus supplement.
     “Amortizable Bond Premium Regulations” means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.
     “balloon payment” means, with respect to a balloon payment receivable, the final payment which is due at the end of the term of the receivable.
     “Benefit Plan Investor” means any:
•	“employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA;

•	“plan” to which Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, applies; and

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation insurance company general accounts.
     “certificate balance” means with respect to each class of certificates and as the context so requires, with respect to (i) all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.
     “closing date” means that date specified in the prospectus supplement on which the issuing entity issues its securities.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “collection period” means with respect to securities of each issuing entity, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.
     “controlling class” means, with respect to any issuing entity, the senior most class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.
     “daily portion” is computed as specified under “Material Federal Income Tax Consequences—Trusts Treated as a Grantor Trust—Stripped Bonds and Stripped Coupons —Original Issue Discount.”
     “definitive certificates” means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.
     “definitive notes” means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.
     “definitive securities” means collectively, the definitive notes and the definitive certificates.
     “depositor” means ML Asset Backed Corporation, a Delaware corporation, and its successors.
     “depository” means DTC and any successor depository selected by the depositor.
     “eligible deposit account” means either —
•	a segregated account with an eligible institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.
     “eligible institution” means—
•	the corporate trust department of the indenture trustee or the related trustee, as applicable; or

•	a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the rating agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Events of Servicing Termination” under each sale and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination” in this prospectus.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exemption” means the exemption granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated by the DOL and described under “Employee Benefit Plan Considerations.”

     “Exemption Rating Agency” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.; Moody’s Investor Service, Inc.; Fitch Ratings, Inc.; Dominion Bond Rating Service, Limited or Dominion Bond Rating Service, Inc.; or any successor thereto.
     “financed vehicle” means the motor vehicle financed by a receivable.
     “foreign person” means a nonresident alien, foreign corporation or other non-United States person.
     “FSMA” means the Financial Services and Markets Act 2000, as amended.
     “Grantor Trust Certificateholders” means owners of certificates issued by an issuing entity that is treated as a grantor trust.
     “Grantor Trust Certificates” means certificates issued by an issuing entity that is treated as a grantor trust.
     “IRS” means the Internal Revenue Service.
     “New Regulations” means the regulations recently issued by the Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.
     “Obligations” means, with respect to the Exemption, loans or other secured receivables.
     “OID” means original issue discount.
     “OID regulations” means those Treasury regulations relating to OID.
     “originator” means, with respect to any issuing entity, an originator specified in the related prospectus supplement, as originator of the related receivables. As used in this prospectus or a prospectus supplement, an originator includes an entity that acquires a retail installment sale contract and the related receivable from the dealer and an entity that contracts with the obligor directly in making a purchase money loan.
     “Payaheads” means early payments by or on behalf of obligors on precomputed receivables that do not constitute scheduled payments, full prepayments, or certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the applicable cut-off date.
     “payment date” means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.
     “permitted investments” means:
•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each rating agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each rating agency;

•	investments in money market funds having the highest rating from each rating agency;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each rating agency; and

•	any other investment acceptable to each rating agency.
permitted investments are generally limited to obligations or securities which mature on or before the next payment date.
     “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.
     “precomputed advance” means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related collection period.
     “Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 and includes any relevant implementing measure in each Relevant Member State.
     “PTCE” means a Prohibited Transaction Class Exemption under ERISA.
     “purchase amount” means, unless otherwise specified in the prospectus supplement, a price at which the originator, the sponsor, the depositor or the servicer must purchase a receivable from an issuing entity, equal to the amount required to pay such receivable in full.
     “rating agency” means a nationally recognized rating agency providing, at the request of the depositor, a rating on the securities issued by the applicable issuing entity.
     “receivables transfer and servicing agreements” means, collectively, each receivables purchase agreement under which the depositor will purchase the receivables from the sponsor or other seller, each sale and servicing agreement under which the issuing entity will purchase receivables from the depositor and the servicer will agree to service such receivables, each trust agreement under which the issuing entity will be created and certificates will be issued and each administration agreement under which the administrator will undertake certain administrative duties.
     “Relevant Implementation Date” means, in relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, the date on which the Prospectus Directive is implemented in that Relevant Member State.
     “Relevant Member State” means each member state of the European Economic Area.
     “Relief Act” means the Servicemembers Civil Relief Act.
     “REMIC” means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.
     “Restricted Group” means, with respect to the Exemption, the sponsor, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties.
     “revolving period” means the period, if one is specified in the prospectus supplement, during which the issuing entity uses principal collections on the receivables to purchase additional receivables.

     “rule of 78’s” means a method for amortization of a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.
     “Section 1286 Treasury Regulations” means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.
     “Similar Law” means federal, state or local laws that impose requirements similar to Title I of ERISA or Section 4975 of the Code.
     “simple interest advance” means an amount equal to the amount of interest that would have been due on a simple interest receivable at its contract rate of interest for the related collection period (assuming that such simple interest receivable is paid on its due date) minus the amount of interest actually received on such simple interest receivable during the related collection period.
     “Stripped Bond” means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.
     “United States Person” means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:
•	a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$348,953,000
ML Asset Backed Corporation
Depositor
Merrill Auto Trust Securitization 2008-1
Issuing Entity
Merrill Lynch Bank USA
Sponsor
U.S. Bank National Association
Master Servicer
CenterOne Financial Services LLC
Receivables Servicer

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
JPMorgan
Wachovia Securities
July 22, 2008